EXHIBIT 4.0










                        $1,440,000,000

                       CREDIT AGREEMENT
                          Dated as of
                        March 8, 1995,

                             among

                   FORT HOWARD CORPORATION,

                 THE LENDERS IDENTIFIED HEREIN

                              and

                    BANKERS TRUST COMPANY,

    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                              and

                        CHEMICAL BANK,

                         as Arrangers,

                              and

                    BANKERS TRUST COMPANY,

                    as Administrative Agent
















                          FORT HOWARD CORPORATION

                             CREDIT AGREEMENT

                         dated as of March 8, 1995

                             TABLE OF CONTENTS


                                    Heading                            Page

                       INTRODUCTION................................     1

                       RECITALS....................................     1


ARTICLE I               DEFINITIONS.................................     2


  Section 1.1          Certain Defined Terms.......................     2
  Section 1.2          Accounting Terms............................    61
  Section 1.3          Other Definitional Provisions;
                          Anniversaries............................    61
  Section 1.4          Adjustment for Special Reserve..............    61
  Section 1.5          Currency Equivalent Generally...............    61


ARTICLE II             COMMITMENTS AND LOANS; NOTES................    62


  Section 2.1          Term Loans and Term Notes...................    62
    2.1.1              Term Loan Commitments.......................    63
    2.1.2              Notice of Borrowing.........................    63
    2.1.3              Disbursement of Funds.......................    64
    2.1.4              Term Notes..................................    65
    2.1.5              Scheduled Payments of Term Loans............    65
  Section 2.2          Letters of Credit...........................    65
    2.2.1              Letters of Credit...........................    65
    2.2.2              Request for Issuance........................    67
    2.2.3              Determination of Fronting Bank..............    68
    2.2.4              Payment of Amounts Drawn Under Letters
                          of Credit................................    69
    2.2.5              Payment by the Lenders......................    70
    2.2.6              Compensation................................    71
    2.2.7              Obligations Absolute........................    73
    2.2.8              Additional Payments.........................    73
    2.2.9              Indemnification; Nature of Fronting
                          Bank's Duties............................    75
    2.2.10             Computation of Interest.....................    76

                                    Heading                            Page

  Section 2.3          Revolving Loans and Revolving Notes.........    77
    2.3.1              Revolving Loan Commitments..................    77
    2.3.2              Notice of Borrowing.........................    78
    2.3.3              Disbursement of Funds.......................    79
    2.3.4              Revolving Notes.............................    80
  Section 2.4          Total Loan Commitments; Limitations on
                          Outstanding Loan Amounts.................    80
  Section 2.5          Interest on the Loans.......................    80
    2.5.1              Rate of Interest............................    80
    2.5.2              Interest Periods............................    83
    2.5.3              Interest Payments...........................    85
    2.5.4              Conversion or Continuation..................    85
    2.5.5              Post-Maturity Interest......................    86
    2.5.6              Computation of Interest.....................    87
  Section 2.6          Commissions.................................    87
    2.6.1              Commitment Commissions......................    87
    2.6.2              Bankers and Arrangers Commissions...........    87
    2.6.3              No Refund of Fees...........................    87
  Section 2.7          Prepayments and Payments; Reductions in
                          Commitments..............................    88
    2.7.1              Voluntary Prepayments.......................    88
    2.7.2              Mandatory Prepayments.......................    88
    2.7.3              Company's Mandatory Prepayment
                          Obligation; Application of
                          Prepayments..............................    91
    2.7.4              Manner and Time of Payment..................    94
    2.7.5              Apportionment of Payments...................    94
    2.7.6              Payments on Non-Business Days...............    95
    2.7.7              Payment Accounts; Notation of Payment......     95
    2.7.8              Voluntary Reductions of Swing Line
                          Commitment and Revolving Loan
                          Commitments..............................    96
    2.7.9              Mandatory Reductions of Revolvin Loan
                          Commitments and Swing Line Commitment....    96
  Section 2.8          Use of Proceeds.............................    97
    2.8.1              Term Loans..................................    97
    2.8.2              Revolving Loans.............................    97
    2.8.3              Swing Line Loans............................    97
    2.8.4              Margin Regulations..........................    98
  Section 2.9          Special Provisions Governing Adjusted
                          LIBOR Loans..............................    98
    2.9.1              Determination of Interest Rate..............    98
    2.9.2              Increased Costs.............................    98

                                    Heading                            Page

    2.9.3              Required Termination and Prepayment.........   100
    2.9.4              Options of Company..........................   100
    2.9.5              Compensation................................   101
    2.9.6              Quotation of LIBOR..........................   101
    2.9.7              Taxes.......................................   102
    2.9.8              Booking of Adjusted LIBOR Loans.............   106
    2.9.9              Assumptions Concerning Funding of
                          Adjusted LIBOR Loans.....................   106
    2.9.10             Adjusted LIBOR Loans After an Event of
                          Default..................................   106
    2.9.11             Affected Lender's Obligation to
                          Mitigate.................................   107
  Section 2.10         Capital Requirements........................   107
  Section 2.11         Replacement Rights of Company...............   108
  Section 2.12         Swing Line Loans and Swing Line Notes.......   108
    2.12.1             Swing Line Loans............................   108
    2.12.2             Notice of Borrowing.........................   109
    2.12.3             Disbursement of Funds.......................   110
    2.12.4             Swing Line Note.............................   110
    2.12.5             Purchase of Swing Line Loans................   110


ARTICLE III             CONDITIONS TO LOANS AND LETTERS OF
                          CREDIT...................................   111


  Section 3.1          Conditions to Loans Made on the Closing
                          Date....................................   111
    3.1.1              ...........................................   111
    3.1.2              ...........................................   111
    3.1.3              ...........................................   112
    3.1.4              ...........................................   113
    3.1.5              ...........................................   115
    3.1.6              ...........................................   116
    3.1.7              ...........................................   116
    3.1.8              ...........................................   116
    3.1.9              ...........................................   117
    3.1.10             ...........................................   117
    3.1.11             ...........................................   117
    3.1.12             ...........................................   117
    3.1.13             ...........................................   117
  Section 3.2          Conditions to Loans........................   118
    3.2.1              ...........................................   118
    3.2.2              ...........................................   118
    3.2.3              ...........................................   119

                                    Heading                            Page

  Section 3.3          Conditions to Tranche A Term Loans and
                          Certain Revolving Loans on the
                          Deferred Funding Date...................   119
    3.3.1              ...........................................   120
    3.3.2              ...........................................   120
    3.3.3              ...........................................   120
  Section 3.4          Conditions to Initial Revolving Loans
                          and Swing Line Loans....................   120
    3.4.1              ...........................................   120
    3.4.2              ...........................................   120
    3.4.3              ...........................................   120
  Section 3.5          Conditions to All Letters of Credit........   120
    3.5.1              ...........................................   121
    3.5.2              ...........................................   121
    3.5.3              ...........................................   121


ARTICLE IV              REPRESENTATIONS AND WARRANTIES............   121


  Section 4.1          Organization, Powers, Good Standing,
                          Business and Subsidiaries...............   121
    4.1.1              Organization and Powers....................   121
    4.1.2              Good Standing..............................   122
    4.1.3              Conduct of Business........................   122
    4.1.4              Subsidiaries...............................   122
  Section 4.2          Authorization of Borrowing, etc............   122
    4.2.1              Authorization of Borrowing.................   122
    4.2.2              No Conflict................................   122
    4.2.3              Governmental Consents......................   123
    4.2.4              Binding Obligation.........................   123
    4.2.5              Valid Issuance of Common Stock.............   124
  Section 4.3          Financial Condition........................   124
  Section 4.4          No Adverse Material Change; No Stock
                          Payments................................   124
  Section 4.5          Title to Properties; Liens.................   124
  Section 4.6          Litigation; Adverse Facts..................   125
  Section 4.7          Payment of Taxes...........................   126
  Section 4.8          Performance of Agreements..................   126
  Section 4.9          Governmental Regulation....................   126
  Section 4.10         Securities Activities......................   126
  Section 4.11         Employee Benefit Plans.....................   127
    4.11.1             ...........................................   127
    4.11.2             ...........................................   127
    4.11.3             ...........................................   127

                                    Heading                            Page

    4.11.4             ...........................................   127
    4.11.5             ...........................................   127
    4.11.6             ...........................................   127
  Section 4.12         Certain Fees...............................   127
  Section 4.13         Disclosure.................................   128
  Section 4.14         Patents, Trademarks, etc...................   129
  Section 4.15         Environmental Protection...................   130
    4.15.1             ...........................................   130
    4.15.2             ...........................................   130
    4.15.3             ...........................................   130
    4.15.4             ...........................................   130
  Section 4.16         Security Interests.........................   131
  Section 4.17         IDA and Certain Documents..................   131
  Section 4.18         Solvency...................................   132
    4.18.1             ...........................................   132
    4.18.2             ...........................................   132


ARTICLE V               AFFIRMATIVE COVENANTS.....................   132


  Section 5.1          Financial Statements and Other Reports....    133
  Section 5.2          Corporate Existence, etc...................   139
  Section 5.3          Payment of Taxes and Claims; Tax
                          Consolidation...........................   139
    5.3.1              ...........................................   139
    5.3.2              ...........................................   139
  Section 5.4          Maintenance of Properties; Insurance.......   140
  Section 5.5          Inspection.................................   140
  Section 5.6          No Further Negative Pledges................   141
  Section 5.7          Compliance with Laws, etc..................   141
  Section 5.8          Interest Rate Agreements...................   142
  Section 5.9          Lender Meeting.............................   142
  Section 5.10         Security Interests.........................   142
    5.10.1             ...........................................   142
    5.10.2             ...........................................   142
  Section 5.11         Future Guarantor Subsidiaries and
                          Additional Pledge Agreements; Certain
                          Future Acquisitions of Material
                          Assets..................................   143
    5.11.1             ...........................................   143
    5.11.2             Grant of Security Interest in Material
                          Assets..................................   143

                                    Heading                            Page

    5.11.3             Limitations on Pledging of Shares and
                          other Assets of Certain Foreign
                          Subsidiaries and Delivery of Certain
                          Guarantees.............................   145
    5.11.4             ..........................................   146
    5.11.5             ..........................................   146
    5.11.6             ..........................................   147
    5.11.7             ..........................................   147
  Section 5.12         Expansion Projects........................   147
    5.12.1             Mill Expansion Transactions...............   147
    5.12.2             Greenfield Expansion Projects.............   152
  Section 5.13         Certain Dispositions of Collateral........   153
  Section 5.14         Georgia Mill Lease and Mortgage...........   155
    5.14.1             ..........................................   155
    5.14.2             ..........................................   156
    5.14.3             ..........................................   156
    5.14.4             ..........................................   157
  Section 5.15         Transfer of Permits and Licenses..........   157
  Section 5.16         Recapitalization..........................   157
  Section 5.17         Green Bay Sludge Boiler...................   157
    5.17.1             ..........................................   157
    5.17.2             ..........................................   157


ARTICLE VI             NEGATIVE COVENANTS........................   158


  Section 6.1          Indebtedness..............................   158
  Section 6.2          Liens.....................................   161
  Section 6.3          Investments; Joint Ventures...............   164
  Section 6.4          Contingent Obligations....................   168
  Section 6.5          Restricted Junior Payments................   170
  Section 6.6          Financial Covenants.......................   171
    6.6.1              Interest Coverage Ratio...................   171
    6.6.2              Maximum Leverage Ratio....................   172
  Section 6.7          Restriction on Fundamental Changes........   172
    6.7.1              ..........................................   172
    6.7.2              ..........................................   172
    6.7.3              ..........................................   174
    6.7.4              ..........................................   174
    6.7.5              ..........................................   174
    6.7.6              ..........................................   174
    6.7.7              ..........................................   174
  Section 6.8          ERISA.....................................   174
    6.8.1              ..........................................   175
    6.8.2              ..........................................   175




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                                    Heading                            Page

    6.8.3              .........................................   175
    6.8.4              .........................................   175
  Section 6.9          Restriction on Leases....................   175
  Section 6.10         Sales and Leasebacks.....................   176
  Section 6.11         Sale or Discount of Receivables;
                          Receivables Transactions..............   176
    6.11.1             .........................................   176
    6.11.2             .........................................   177
    6.11.3             .........................................   177
  Section 6.12         Transactions with Shareholders and
                          Affiliates............................   177
  Section 6.13         Disposal of Subsidiary Stock.............   177
    6.13.1             .........................................   178
    6.13.2             .........................................   178
  Section 6.14         Limitation on Capital Expenditur.........   178
    6.14.1             .........................................   178
    6.14.2             .........................................   178
    6.14.3             .........................................   178
    6.14.4             .........................................   179
    6.14.5             .........................................   180
    6.14.6             .........................................   180
  Section 6.15         Conduct of Business......................   180
  Section 6.16         Amendments or Waivers of Certain
                          Documents; Prepayments of
                          Indebtedness..........................   181
    6.16.1             .........................................   181
    6.16.2             .........................................   181
    6.16.3             .........................................   181
    6.16.4             .........................................   182
    6.16.5             .........................................   182
    6.16.6             .........................................   182
    6.16.7             .........................................   183
    6.16.8             .........................................   183
  Section 6.17         Payment of Cash Interest on
                          Subordinated Debt.....................   183


ARTICLE VII            EVENTS OF DEFAULT........................   184


  Section 7.1          Failure To Make Payments When Due........   184
  Section 7.2          Default in Other Agreements..............   184
  Section 7.3          Breach of Certain Covenants..............   185
  Section 7.4          Breach of Warranty.......................   185
  Section 7.5          Other Defaults Under Agreement or Loan
                          Document..............................   185




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                                    Heading                            Page

  Section 7.6          Involuntary Bankruptcy; Appointment of
                          Receiver, etc...........................   185
    7.6.1              ...........................................   185
    7.6.2              ...........................................   185
  Section 7.7          Voluntary Bankruptcy; Appointment of
                          Receiver, etc...........................   186
  Section 7.8          Judgments and Attachments..................   186
  Section 7.9          Dissolution................................   187
  Section 7.10         Unfunded ERISA Liabilities.................   187
    7.10.1             ...........................................   187
    7.10.2             ...........................................   187
    7.10.3             ...........................................   187
    7.10.4             ...........................................   187
    7.10.5             ...........................................   187
  Section 7.11         Withdrawal Liability Under
                          Multiemployer Plan......................   187
  Section 7.12         Invalidity of Guarantees...................   188
  Section 7.13         Failure of Security........................   188
  Section 7.14         Change in Control..........................   188


ARTICLE VIII            THE ADMINISTRATIVE AGENT..................   190


  Section 8.1          Appointment...............................   190
  Section 8.2          Powers; General Immunity..................   190
    8.2.1              Duties Specified..........................   190
    8.2.2              No Responsibility for Certain Matters.....   191
    8.2.3              Exculpatory Provisions....................   191
    8.2.4              Administrative Agent Entitled to Act as
                          Lender.................................   192
  Section 8.3          Representations and Warranties; No
                          Responsibility for Appraisal of
                          Creditworthiness.......................   192
  Section 8.4          Right to Indemnity........................   193
  Section 8.5          Registered Holder of Note Treated as
                          Owner..................................   193
  Section 8.6          Resignation by Administrative Agent.......   193
    8.6.1              ..........................................   193
    8.6.2              ..........................................   193
    8.6.3              ..........................................   194
    8.6.4              ..........................................   194
  Section 8.7          Guarantor Subsidiary Guarantee and
                          Collateral Documents...................   194
  Section 8.8          Successor Administrative Agent............   194

                                    Heading                            Page

ARTICLE IX              MISCELLANEOUS............................   194


  Section 9.1          Successors and Assigns; Participations....   195
    9.1.1              ..........................................   195
    9.1.2              ..........................................   195
    9.1.3              ..........................................   197
    9.1.4              ..........................................   198
    9.1.5              ..........................................   199
  Section 9.2          Expenses..................................   200
  Section 9.3          Indemnity.................................   200
  Section 9.4          Set Off...................................   201
  Section 9.5          Ratable Sharing...........................   202
    9.5.1              ..........................................   202
    9.5.2              ..........................................   203
  Section 9.6          Amendments and Waivers....................   203
  Section 9.7          Independence of Covenants.................   205
  Section 9.8          Change in Accounting Principles; Fiscal
                          Year or Tax Laws.......................   205
  Section 9.9          Notices...................................   206
  Section 9.10         Survival of Warranties and Certain
                          Agreements.............................   206
  Section 9.11         Failure or Indulgence Not Waiver;
                          Remedies Cumulative....................   206
  Section 9.12         Severability..............................   207
  Section 9.13         Obligations Several; Independent Nature
                          of the Lenders' Rights.................   207
  Section 9.14         Headings..................................   207
  Section 9.15         Applicable Law............................   207
  Section 9.16         Consent to Jurisdiction and Service of
                          Process................................   207
  Section 9.17         Confidentiality...........................   208
  Section 9.18         Counterparts; Effectiveness...............   209
  Section 9.19         Determinations Pursuant to Collateral
                          Documents..............................   209
  Section 9.20         Certain Obligations of Company............   209
  Section 9.21         Waiver of Jury Trial......................   209
  Section 9.22         Defaulting Lenders........................   210
    9.22.1             ..........................................   210
    9.22.2             ..........................................   210
    9.22.3             ..........................................   211
  Section 9.23         Lenders' ERISA Matters....................   211
    9.23.1             Lenders' Representations and Warranties...   211
    9.23.2             General Account Assets....................   212
    9.23.3             Representations of Transferees............   212
    9.23.4             Additional ERISA Representations..........   213

SIGNATURE PAGES..................................................   214


SCHEDULES

A             LOAN PARTIES AND SUBSIDIARIES
B             LENDERS' COMMITMENTS, PRO RATA SHARES AND FUNDING PERCENTAGES
C             EXISTING INDEBTEDNESS
D             EXISTING LIENS
E             EXISTING INVESTMENTS
F             CREDIT FACILITIES TO BE TERMINATED ON THE CLOSING DATE
G             CONTINGENT OBLIGATIONS
H             LEASEHOLD MORTGAGEE PROVISIONS


EXHIBITS

I             FORM OF NOTICE OF BORROWING
II            FORM OF NOTICE OF CONVERSION/CONTINUATION
III           FORM OF TRANCHE A TERM NOTE
IV            FORM OF REVOLVING NOTE
V             FORM OF TRANCHE B TERM NOTE
VI            FORM OF COMPLIANCE CERTIFICATE
VII           FORM OF SWING LINE NOTE
VIII          FORM OF OPINION OF SHEARMAN & STERLING, COUNSEL TO FORT
                HOWARD
IX-A          FORM OF OPINION OF JAMES W. NELLEN, II, ESQ., COUNSEL TO FORT
                HOWARD
IX-B          FORMS OF OPINION OF LOCAL COUNSEL TO FORT HOWARD (REAL
                PROPERTY)
IX-C          FORMS OF OPINION OF LOCAL COUNSEL TO FORT HOWARD (PERSONAL
                PROPERTY)
IX-D          FORM OF OPINION OF MICHAEL, BEST & FRIEDRICH (INTELLECTUAL
                PROPERTY)
X             FORM OF OPINION OF CAHILL GORDON & REINDEL
XI            FORM OF OFFICER'S CLOSING CERTIFICATE
XII           FORM OF IDA ESTOPPEL
XIII          FORM OF GUARANTOR SUBSIDIARY GUARANTEE
XIV-A         FORM OF COMPANY RECEIVABLE/INVENTORY PLEDGE AGREEMENT
XIV-B         FORM OF GUARANTOR SUBSIDIARY RECEIVABLE/INVENTORY PLEDGE
                AGREEMENT
XV            FORM OF COMPANY STOCK PLEDGE AGREEMENT
XVI           FORM OF SPECIAL FUNDING PROCEDURES LETTER
XVII          FORM OF INTELLECTUAL PROPERTY PLEDGE AGREEMENT
XVIII         FORM OF REGISTERED TRANSFER SUPPLEMENT
XIX-A(i)      FORM OF MORTGAGE - WISCONSIN

XIX-A(ii)     FORM OF MILL MORTGAGE - WISCONSIN
XIX-B(i)      FORM OF MILL MORTGAGE - OKLAHOMA
XIX-B(ii)     FORM OF MORTGAGE - OKLAHOMA
XIX-C(i)      FORM OF GEORGIA MILL DEED TO SECURE DEBT
XIX-C(ii)     FORM OF GEORGIA DEED TO SECURE DEBT
XX            FORM OF LETTER ESCROW AND SECURITY AGREEMENT
XXI           FORM OF OFFICER'S FUNDING DATE CERTIFICATE
XXII          FORM OF OFFICER'S SECTION 5.1(iv) CERTIFICATE
XXIII         FORM OF OFFICER'S SECTION 5.1(xiv) CERTIFICATE
XXIV          FORM OF EXPANSION INTERCREDITOR AGREEMENT
XXV           NONDISTURBANCE, CURE RIGHTS AND PURCHASE
              OPTION AGREEMENT, DATED AS OF OCTOBER 20, 1989
XXVI          CURE RIGHTS AND PURCHASE OPTION AGREEMENT,
              DATED AS OF OCTOBER 20, 1989
XXVII         RECEIVABLES TERM SHEET
XXVIII        FORM OF STATUS CERTIFICATE
XXIX          FORM OF COLLATERAL TRUST AGREEMENT
XXX           FAIR VALUE DETERMINATION PROCEDURES

                             CREDIT AGREEMENT


            CREDIT AGREEMENT, dated as of March 8, 1995, by and among FORT HOWARD CORPORATION, a Delaware corporation (the "Company"), THE PARTIES IDENTIFIED AS LENDERS ON THE SIGNATURE PAGES HEREOF (each, together with its successors and assigns, a "Lender"), BANKERS TRUST COMPANY ("Bankers"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOA") and CHEMICAL BANK, as Arrangers (each (exclusive of any assignee or successor), an "Arranger"), and BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity and together with its successors in such capacity, the "Administrative Agent").

                             R E C I T A L S :

            A. The parties hereto desire to provide for, among other things, (i) the Company to borrow on a term basis Tranche A Term Loans (as hereinafter defined; other capitalized terms used in these Recitals having the meanings set forth in Section 1.1 hereof) in an aggregate principal amount not to exceed $810,000,000, (ii) the Company to borrow on a term basis Tranche B Term Loans in an aggregate principal amount not to exceed $330,000,000, (iii) the Company to borrow on a revolving basis Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $25,000,000, (iv) one or more Fronting Banks to issue letters of credit, on the terms and subject to the conditions set forth in this Agreement, in an aggregate face amount at any time outstanding not in excess of $50,000,000 and (v) the Company to borrow on a revolving basis, at any time and from time to time prior to the Revolving Credit Maturity Date Revolving Loans, in an aggregate principal amount at any time outstanding not to exceed $300,000,000 minus the sum of the aggregate principal amount of the Swing Line Loans outstanding at such time and the Letters of Credit Usage at such time.

            B.    The Lenders desire that the Obligations be secured by
(i) a security interest in certain Inventory and a junior security interest in certain Receivables in each case owned by the Company and certain of its Subsidiaries, (ii) a security interest in certain Intellectual Property owned by the Company, (iii) a security interest in stock of certain Subsidiaries of the Company, and (iv) a Mortgage of each of the Existing Mills and certain other property.

            C. From time to time hereafter, one or more of the Lenders and the Company may be parties to a Qualified Interest

Rate Agreement or a Qualified Currency Agreement and the parties hereto intend that the obligations of the Company pursuant thereto (to the extent not in excess of $200,000,000) be secured on an equal and ratable basis with the Obligations.

                            A G R E E M E N T :

            The Company, the Lenders, the Administrative Agent and the Arrangers agree as follows:


                                 ARTICLE I

                                DEFINITIONS


            Section 1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

            "ABR Borrowing" means a Borrowing comprised of ABR Loans.

            "ABR Loan" means any ABR Term Loan or ABR Revolving Loan.

            "ABR Revolving Borrowing" means a Borrowing comprised of ABR Revolving Loans.

            "ABR Revolving Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of subsection 2.5.1.

            "ABR Spread" means (A) with respect to Tranche A Term Loans and Revolving Loans, the percent per annum from time to time in effect pursuant to paragraph (d) of subsection 2.5.1, and (B) with respect to Tranche B Term Loans, 2% per annum.

            "ABR Term Borrowing" means a Borrowing comprised of ABR Term
Loans.

            "ABR Term Loan" means any Term Loan bearing interest at a rate determined by reference to ABR in accordance with the provisions of subsection 2.5.1.

            "Accepting Tranche B Lenders" has the meaning assigned to that term in paragraph (c) of subsection 2.7.3.

            "A Credit Exposure Amount" has the meaning assigned to that term in the definition of "Credit Exposure Amount."

            "Additional Collateral Documents" has the meaning assigned to that term in paragraph (a) of subsection 5.11.2.

            "Additional Georgia Mortgage" has the meaning assigned to that term in subsection 5.14.1.

            "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income during such period, plus (minus) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, accreted and zero coupon bond interest and other non-cash expenses (income), losses (gains) or charges (credits) that, pursuant to GAAP, were deducted (added) in determining such Consolidated Net Income.

            "Adjusted LIBOR" means, for any Interest Rate Determination Date, the rate per annum (rounded upward to the next higher one hundredth of one percent) obtained by dividing (A) LIBOR for such Interest Rate Determination Date by (B) a percentage equal to 100% minus the stated maximum rate, as of such Interest Rate Determination Date, of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities specified in Regulation D which includes deposits by reference to which the interest rate on Adjusted LIBOR Loans is determined or any category of extensions of credit or other assets specified in Regulation D which includes loans by a non-United States office of any Lender to United States residents).

            "Adjusted LIBOR Borrowing" means a Borrowing comprised of Adjusted LIBOR Loans.

            "Adjusted LIBOR Loan" means any Adjusted LIBOR Term Loan or Adjusted LIBOR Revolving Loan.

            "Adjusted LIBOR Loans" means Loans bearing interest at rates determined by reference to Adjusted LIBOR as provided in subsection 2.5.1.

            "Adjusted LIBOR Revolving Borrowing" means a Borrowing comprised of Adjusted LIBOR Revolving Loans.

            "Adjusted LIBOR Revolving Loan" means any Revolving Loan bearing interest at a rate determined by reference to Adjusted LIBOR in accordance with the provisions of subsection 2.5.1.

            "Adjusted LIBOR Term Borrowing" means a Borrowing comprised of Adjusted LIBOR Term Loans.

            "Adjusted LIBOR Term Loan" means any Term Loan bearing interest at a rate determined by reference to Adjusted LIBOR in accordance with the provisions of subsection 2.5.1.

            "Adjusted Revolving Loan Commitments" means at any time the aggregate of the Revolving Loan Commitments of all Lenders less the sum of the Defaulting Lender Deduction Amounts of all Defaulting Lenders.

            "Adjusted Revolving Loan Percentage" means (A) at a time when no Lender Default exists, for each Lender its percentage determined by dividing such Lender's Revolving Loan Commitment at such time by the aggregate amount of all Revolving Loan Commitments at such time and (B) at a time when a Lender Default exists (1) for each Lender that is a Defaulting Lender, zero and (2) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Revolving Loan Commitment at such time by the aggregate Revolving Loan Commitments of all Lenders that are not Defaulting Lenders at such time, it being understood that all references herein to Revolving Loan Commitments at a time when the Total Revolving Loan Commitment has been terminated shall be references to the Revolving Loan Commitments in effect immediately prior to such termination; provided, that (x) no Lender's Adjusted Revolving Loan Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if, after giving effect to such Lender Default, and any repayment of Revolving Loans and Swing Line Loans at such time pursuant to paragraph (c) of subsection 2.7.2 or otherwise, the Total Utilization of Revolving Loan Commitments exceeds the Adjusted Revolving Loan Commitments (after giving effect to such Lender Default), and (y) the changes to the Adjusted Revolving Loan Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding subclause
(x) shall become effective on the first date after the occurrence of the relevant Lender Default on which the Total Utilization of Revolving Loan Commitments is equal to or less than the Adjusted Revolving Loan Commitments (after giving effect to such Lender Default).

            "Adjusted Working Capital" means, at any time, Consolidated Current Assets minus Consolidated Current Liabilities at such time.

            "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement.

            "Affected Lender" means any Lender affected by any of the events described in subsection 2.9.2 or subsection 2.9.3.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. No Lender or parent or Subsidiary of any Lender shall be treated as an Affiliate of the Company solely by virtue of its being a Lender or a parent or Subsidiary of a Lender.

            "Agreement" means this credit agreement, as from time to time in effect.

            "ALTA Survey" means a survey of any Real Property (and all improvements thereon): (A) prepared by a surveyor or engineer licensed to perform surveys in the state where such Real Property is located, (B) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (C) certified by such surveyor (in a manner reasonably acceptable to the Requisite Lenders) to the Administrative Agent, as agent for the Lenders, and (D) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the later of the date of preparation of such survey or the date such survey is redated.

            "Alternate Base Rate" or "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (A) the Prime Rate in effect on such day, (B) the Base CD Rate in effect on such day plus 1% and (C) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Base CD Rate" means, the sum of (A) the product of (1) the Three-Month

Secondary CD Rate multiplied by (2) Statutory Reserves and (B) the Assessment Rate. The term "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. The term "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by the Federal funds broker, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (B) or (C), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Alternative Existing Mill Expansion Conditions" has the meaning assigned to that term in subsection 5.12.1.

            "Annual Prepayment" has the meaning assigned to that term in paragraph (b) of subsection 2.7.2.

            "Annual Voluntary Prepayment Adjustment Amount" means (A) in each fiscal year of the Company in which Excess Cash Flow is a positive amount or zero, zero and (B) in each fiscal year in which Excess Cash Flow is less than zero, the lesser of (1) the amount of voluntary prepayments which constitute Discretionary Voluntary Prepayments of Term Loans pursuant to Section 2.7.1 in respect of such fiscal year and (2) the amount of additional Net Cash Provided From Operations which would have been required in respect of such fiscal year to result in Excess Cash Flow for such fiscal year being zero.

            "Applicable Category" means, at any date of determination thereof, the category in the table appearing in paragraph (d) of subsection
2.5.1 having the lowest spreads and which, as of the last day of the fiscal quarter of the Company immediately preceding such date of determination, is applicable to the Company based upon both Ratio 1 and Ratio 2 for the period of four consecutive fiscal quarters of the Company ending on such last day.

            "A/R Eligible Receivables" means those Receivables of the Company pledged under the 1995 A/R Bridge.

            "Arranger" has the meaning assigned to that term in the introduction to this Agreement.

            "Assessment Rate" means for any date the annual rate most recently estimated by Bankers as the then-current net annual assessment rate that will be employed in determining amounts payable by Bankers to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at Bankers' domestic offices.

            "Asset Sale" means the sale, transfer or other disposition after the Closing Date (in a single transaction or a series of related transactions) by the Company or any of its Subsidiaries to any Person (other than the Company or any of its Subsidiaries) of (A) any of the stock of any of the Company's Subsidiaries, (B) substantially all of the assets of any geographic or other division or line of business of the Company or any of its Subsidiaries, or (C) any Real Property or a portion of any Real Property or any other asset or assets (including, without limitation, any assets which do not constitute substantially all of the assets of any geographic or other division or line of business but excluding any assets manufactured, constructed or otherwise produced or purchased for sale to others in the ordinary course of business) of the Company or any of its Subsidiaries having a Fair Value in excess of $2,000,000 (it being understood that if the Fair Value thereof exceeds $2,000,000, the entire amount and not just the portion in excess of $2,000,000 shall be subject to paragraph (a) of subsection 2.7.2); provided that any asset sale described in clause (C) above shall not be deemed to be an "Asset Sale" unless and until the aggregate amount of the Fair Values of the proceeds of all such sales after the Closing Date by the Company and its Subsidiaries occurring in any fiscal year of the Company equals or exceeds $10,000,000 (it being understood that any such amounts less than $10,000,000 in any fiscal year of the Company shall not be included in the calculation of "Asset Sales" in any subsequent fiscal year of the Company); and provided, further, that "Asset Sales" shall not include (1) sales of Cash and Cash Equivalents in the ordinary course of business, (2) sales or other transfers of Program Receivables pursuant to a Receivables Transaction or so long as the 1995 A/R Bridge shall be in effect, any other transaction to the extent that net proceeds of such transaction are required to be applied as a prepayment under the 1995 A/R Bridge, (3) sales of assets effected pursuant to a Sale/Leaseback Transaction that is subject to the provisions of Section 5.12, and (4) dispositions of plants or facilities of the Company, or of a Subsidiary of the Company, located outside the United States of America, its territories and its possessions, but only to the extent that the Company or a Subsidiary of the Company prior to, simultaneously with or within six months following each such disposition, uses or irrevocably commits to use the proceeds of such disposition to build or purchase another facility in the same jurisdiction or to invest in other assets located outside the United States of America, its territories and its possessions; and provided, further, that (i) the greater of the aggregate book value or Fair Value of all assets subject to dispositions referred to in clause (4) in the proviso above during the term of this Agreement shall not exceed $30,000,000 and (ii) the Administrative Agent shall have been provided with (a) upon the Company's determination to make any disposition referred to in clause (4) in the proviso above, a certificate of the chief financial officer of the Company describing in reasonable detail such disposition, the anticipated proceeds of such disposition, the anticipated use of such proceeds and a description of the facility to be so built or acquired or the investment in such other assets to be made, and (b) if there is any material change in the matters set forth in such certificate, a certificate of the chief financial officer of the Company describing such material change(s), to be delivered upon receipt of the proceeds of such disposition.

            "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination thereof, the quotient obtained by dividing (A) the sum of the products of (1) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (2) the amount of each such principal payment by (B) the sum of all such principal payments.

            "Bankers" means Bankers Trust Company, in its individual capacity.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "Base Annual Capex Amount" has the meaning assigned to that term in subsection 6.14.3.

            "B Credit Exposure Amount" has the meaning assigned to that term in the definition of "Credit Exposure Amount."

            "Benefited Subsidiary" means, with respect to any Letter of Credit, the Person for whose benefit such Letter of Credit was issued, which shall be either the Company or one of its Subsidiaries, as specified by the Company in the request for issuance of such Letter of Credit made pursuant to paragraph (a) of subsection 2.2.1.

            "Borrowing" means the borrowing of any Loan or group of Loans occurring on the same date and having the same maturity and bearing interest computed on the same basis.

            "Business Day" means (A) for all purposes other than as covered by clause (B) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by law or other governmental action to close and (B) with respect to all notices, determinations, fundings and payments in connection with LIBOR, any day which is a Business Day described in clause (A) and which is also a day for trading by and between banks in Dollar deposits in the applicable London interbank market.

            "Capex Carryover Amount" has the meaning assigned to that term in subsection 6.14.5.

            "Capital Expenditures" means, in respect of any Person,
(A) expenditures (whether paid in cash or accrued as a liability and including, without limitation, interest which is required to be capitalized under GAAP) by such Person which, in conformity with GAAP, are required to be included in "additions to property, plant or equipment" or similar items reflected in a statement of changes in financial position of such Person and (B) to the extent not included in clause (A) above, any Indebtedness (whether or not recourse to such Person and whether or not assumed or guaranteed by such Person) secured by any asset acquired by such Person pursuant to any expenditure of the type described in clause (A) above, or owing by any entity acquired by such Person pursuant to any expenditure of the type described in clause (A) above (it being understood that each item covered in this clause (B) shall be deemed incurred as of the date of the applicable acquisition); provided that any Indebtedness referred to in this clause (B) owing by an entity acquired by such Person that is not a Wholly Owned Subsidiary of such Person shall only be included in an amount equal to the product of (1) such Person's direct or indirect percentage of equity ownership in such entity at the time such Indebtedness is incurred or deemed incurred and (2) the amount of such Indebtedness.

            "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Cash" means money, currency or a credit balance in a Deposit
Account.

            "Cash Equivalents" means (A) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof, (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (C) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(D) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000,
(E) Eurodollar time deposits having a maturity of less than one year purchased from any Lender directly (whether such deposit is with such Lender or any other Lender hereunder) and (F) repurchase agreements and reverse repurchase agreements with any Lender or any primary dealer of United States government securities relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy--Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy") and, in the case of a repurchase agreement with a primary dealer, the Company or a Subsidiary of the Company shall take possession of the obligations subject to such arrangement.

            "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to a note receivable or otherwise (other than the portion of such deferred payment constituting interest which shall be deemed not to constitute Cash Proceeds), but only as and when so received) received from such Asset Sale.

            "CG&R" means Cahill Gordon & Reindel, as counsel for the Lenders in connection with this Agreement and the transactions contemplated hereby, and any successor counsel thereto.

            A "Change in Control" shall be deemed to have occurred if
(A) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as in effect on the date hereof) other than
(1) The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"), Morgan Stanley Group Inc. ("MS Group"), Fort Howard Equity Investors L.P., Fort Howard Equity Investors II, L.P. and their respective general or limited partners and/or Affiliates or (2) any employee benefit plan of the Company or of any of its Affiliates shall become the beneficial owner of shares representing 25% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Company or
(B) there shall occur during any period after the Closing Date a change in the

Board of Directors of the Company pursuant to which the individuals who constituted the Board of Directors of the Company at the beginning of such period (together with any other director whose election by the Board of Directors of the Company (or whose nomination by the Board of Directors for election by the stockholders of the Company) was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election was previously so approved or by a duly authorized committee of the Board of Directors (which committee was designated by at least a majority of directors then in office who either were directors at the beginning of such period or whose election was previously so approved)) cease to constitute 75% of the Directors of the Company at the end of such period.

            "Closing Date" means the date of the initial funding of the Term Loans.

            "Closing Date Excess Equity Proceeds Amount" means the amount of net cash proceeds derived from the Common Stock Offering in excess of the difference between (A) $300,000,000 and (B) the amount of Transaction Costs reasonably estimated by the Company to be attributable to the issuance of common stock in the Common Stock Offering assuming it provides gross proceeds to the Company equal to $300,000,000.

            "Closing Date Tranche A Funding Amount" means that portion of the aggregate amount of the Tranche A Commitments that is equal to the difference between (A) the sum of the principal amount of all loans outstanding as of the Closing Date pursuant to the Existing Credit Facilities, together with all interest accrued thereon and other amounts then due and payable pursuant to the Existing Credit Facilities, plus the principal amount of all Senior Secured Notes outstanding as of the Closing Date, together with all interest accrued thereon and other amounts then due in respect thereof, plus the amount reasonably estimated by the Company to be due and payable on and as of the Closing Date in respect of Transaction Costs and (B) the gross proceeds received by the Company on the Closing Date from the issuance of Common Stock in the Common Stock Offering, plus the aggregate principal amount of the Tranche B Term Loans made on the Closing Date.

            "Collateral" means, as of any date of determination, the Inventory and Receivables (other than any Program Receivables), the Intellectual Property, the Real Properties, the interest of the Company in and to the Project Agreement, the Escrow Agreement, the Georgia Mill Lease, the capital stock of or other evidence of the ownership interest in each

Receivables Subsidiary (except as otherwise provided in the definition of Receivables Subsidiary), the capital stock of or other evidence of the ownership interest in each Subsidiary, but only to the extent such capital stock or other evidence has been pledged to the Administrative Agent on or prior to such date pursuant to the provisions of Section 5.11, and all the other property described in the Collateral Documents (including, without limitation, all Material Assets which shall have on or prior to such date become Collateral pursuant to Section 5.11).

            "Collateral Documents" means the Mortgages, the Collateral Trust Agreement, the Pledge Agreements and all other instruments or documents delivered by the Company or any Subsidiary thereof in order to grant Liens on any Collateral (including, without limitation, any Additional Collateral Document delivered pursuant to Section 5.11), as amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Collateral Trust Agreement" means the Collateral Trust Agreement, substantially in the form annexed as Exhibit XXIX between the Company and the Collateral Trustee, as amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Collateral Trustee" means the Administrative Agent or such other Person that is the collateral trustee pursuant to the Collateral Trust Agreement.

            "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the account of the Company for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary.

            "Commitment Fee Letters" means, collectively, the fee letter agreement dated January 31, 1995 among the Company and the Arrangers and the three supplementary fee letter agreements of the Company dated
January 31, 1995, in each case as such agreements are in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time.

            "Commitment Percentage" means (A) during the one year period following the Closing Date, .50% and (B) at all times after the first anniversary of the Closing Date, (1) .50%, when the LIBOR Spread is 1.50% or greater, (2) .375%, when the LIBOR

Spread is 1.25% or 1.00%, (3) .25%, when the LIBOR Spread is .75% and
(4) .1875%, when the LIBOR Spread is .625%.

            "Commitments" means the commitments of the Lenders as set forth in subsections 2.1.1, 2.2.1, 2.3.1 and 2.12.1.

            "Commodities Agreement" means any forward contract, option, futures contract, futures option, or similar agreement or arrangement entered into by the Company designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities.

            "Common Stock" means the common stock of the Company, par value $.01 per share.

            "Common Stock Offering" means the initial public offering by the Company on the Closing Date of shares of newly issued Common Stock, on the terms and subject to the conditions described in the Prospectus (including, without limitation, any shares sold pursuant to any over-allotment option granted in connection therewith).

            "Company" has the meaning assigned to that term in the introduction to this Agreement.

            "Company Stock Pledge Agreement" means the Company Stock Pledge Agreement, in substantially the form annexed hereto as Exhibit XV, made by the Company, HAC Holding Corp., Harmon Assoc. Corp., and Fort Howard Holding, on the Closing Date, as it may be amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Company's Portion of Excess Cash Flow" means, at any date of determination thereof, the cumulative amount of Excess Cash Flow for each full fiscal year of the Company (other than a fiscal year for which Excess Cash Flow shall be less than zero) commencing on or after January 1, 1995, and ending prior to such date of determination that was not or is not required to be applied to the prepayment of Loans or the reduction of Commitments, in each case as described in paragraph (b) of subsection 2.7.2 or subsection 2.7.9.

            "Compliance Certificate" means a certificate substantially in the form annexed hereto as Exhibit VI delivered to the Lenders by the Company pursuant to clause (B) of subparagraph (iv) of Section 5.1.

            "Consolidated Capital Expenditures" means, for any period, the sum of (A) the aggregate of all Capital

Expenditures by the Company and its Subsidiaries during such period, plus
(B) to the extent not covered by clause (A) hereof, the aggregate of all expenditures by the Company and its Subsidiaries to acquire by purchase or otherwise any business, property or fixed assets of, or stock or other evidence of beneficial ownership of or interest in, any Person, including, without limitation, the amount of any Indebtedness of any such acquired Person existing at the date of or by reason of such purchase or acquisition, whether or not such Indebtedness is assumed or guaranteed by the Company or any Subsidiary of the Company (other than any such expenditures of the type permitted under clause (x) or clause (xi) of
Section 6.3), it being understood that each item covered by this clause (B) shall be deemed incurred as of the date of the applicable acquisition; provided that any Indebtedness referred to in this clause (B) of any acquired Person that is not a Wholly-Owned Subsidiary of the Company shall only be included in an amount equal to the product of (1) the Company's direct or indirect percentage of equity ownership in such acquired Person at the time such Indebtedness is incurred or deemed incurred and (2) the amount of such Indebtedness.

            "Consolidated Current Assets" means, at any time, the consolidated current assets (other than Cash and Cash Equivalents) of the Company and its Subsidiaries (whether or not consolidated with the Company pursuant to GAAP for financial reporting purposes and including, without limitation, all Receivables Subsidiaries) at such time.

            "Consolidated Current Liabilities" means, at any time, the consolidated current liabilities of the Company and its Subsidiaries (whether or not consolidated with the Company pursuant to GAAP for financial reporting purposes and including, without limitation, all Receivables Subsidiaries) at such time, but excluding the current portion of any long-term Indebtedness which would otherwise be included therein and any Indebtedness with a maturity which may, by the terms of the instrument evidencing or governing such Indebtedness, be extended, renewed or reborrowed (whether conditionally or unconditionally) by the Company or any of its Subsidiaries to a date that is later than one year after such time.

            "Consolidated Domestic Capital Expenditures" means, for any period, the sum of (A) the aggregate of all Capital Expenditures by the Company and its Domestic Subsidiaries during such period, plus (B) to the extent not covered by clause (A) hereof, the aggregate of all expenditures by the Company and its Domestic Subsidiaries to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, including, without limitation, the amount of any Indebtedness of any such acquired Person, whether or not such Indebtedness is assumed or guaranteed by the Company or any Subsidiary of the Company (other than any such expenditures of the type permitted under clause (x) or clause (xi) of Section 6.3), it being understood that each item covered by this clause (B) shall be deemed incurred as of the date of the applicable acquisition; provided that any Indebtedness referred to in this clause (B) of any acquired Person that is not a Wholly Owned Subsidiary of the Company shall only be included in an amount equal to the product of (1) the Company's direct or indirect percentage of equity ownership in such acquired Person at the time such Indebtedness is incurred or deemed incurred and (2) the amount of such Indebtedness.

            "Consolidated EBITDA" means, without duplication, for any period, the total of the amounts for such period of (A) Consolidated Net Income, plus (B) provision for taxes based on income, plus (C) total interest expense (including that attributable to Capital Leases and including, without limitation, to the extent not otherwise included in this clause (C), all interest expense or expenses in the nature of interest expense incurred by any Receivables Subsidiary), plus (D) depreciation expense, plus (E) amortization expense, plus (F) other non-cash items reducing or deducted in calculating Consolidated Net Income, minus (G) other non-cash items increasing Consolidated Net Income, minus (H) charges against the Special Reserve, all as determined on a consolidated basis for the Company and its Subsidiaries for such period taken as a single accounting period determined (other than in the case of clause (H)) in conformity with GAAP.

            "Consolidated Interest Expense" means, for any period, without duplication, (A) total interest expense for such period (including that attributable to Capital Leases) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (and excluding capitalized interest, to the extent such capitalized interest constitutes a Capital Expenditure or a Consolidated Domestic Capital Expenditure) and
(B) net costs under Interest Rate Agreements for such period, and (C) to the extent not otherwise included above, all interest expense or expenses in the nature of interest expense incurred by any Receivables Subsidiary but excluding, however, in the case of clause (A), interest expense not payable in cash (including amortization of discount), any amounts referred to in Section 2.6 payable to the Administrative Agent and the Lenders on or before the Closing Date and Transaction Costs relating to the Recapitalization, all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

            "Consolidated Net Income" for any period, means the net income (or loss) of the Company and its Subsidiaries (whether or not consolidated with the Company pursuant to GAAP for financial reporting purposes and including, without limitation, all Receivables Subsidiaries) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded
(A) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (B) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with any of the Company's Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (C) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (D) any after-tax cash gains or losses attributable to Asset Sales.

            "Consolidated Rental Payments" means, for any period, the aggregate amount of all amounts paid or payable or accrued or accruable during such period under all Capital Leases and Operating Leases of the Company and its Subsidiaries (net of sublease income), all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

            "Construction Cost" means, in respect of the cost of any assets purchased or constructed in connection with any Expansion Project, the total cost of all labor and materials and professional and permitting fees to acquire and construct such assets, including, without limitation, all capitalized interest in respect thereof and other items which, in accordance with GAAP, would be required to be reflected in the financial statements of the Company as additions to plant, property and equipment.

            "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
(A) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (B) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof, or (C) under Commodities Agreements, Currency Agreements or Interest Rate Agreements. Contingent Obligations shall include, without limitation, (A) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (B) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),
(2) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (3) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any such agreement the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to in the case of a Contingent Obligation described in clause (A) in the first sentence of this definition, the amount of the obligation so guaranteed or otherwise supported, in the case of a Contingent Obligation described in clause (B) in the first sentence of this definition, the amount available to be drawn under the relevant letter of credit and in the case of a Contingent Obligation described in clause (C) in the first sentence of this definition, the relevant Termination Value.

            "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "Controlled Foreign Corporation" means any direct or indirect Subsidiary of the Company which is a controlled foreign corporation, as defined in section 957(a) (or successor provision) of the Internal Revenue Code.

            "Corresponding Debt Instrument" means, (A) in respect of any Secured Expansion Financing, the Loan Documents, as the same may be amended, supplemented or otherwise modified from time to time, (B) in respect of any Sale/Leaseback Financing, the leases, indentures and related instruments (as in effect on the Closing Date) comprising (1) the Sale/ Leaseback Transaction of the Company's "Phase III" expansion at its Savannah, Georgia, Mill or (2) the Sale/Leaseback Transaction of the Company's "Phase IV" expansion at its Savannah, Georgia, Mill, (C) in respect of any Unsecured Expansion Financing that constitutes Subordinated Debt, the instruments (as in effect on the Closing Date) evidencing or governing the Subordinated Notes and (D) in respect of any Unsecured Expansion Financing that is not Subordinated Indebtedness, the instruments (as in effect on the Closing Date) evidencing or governing the Senior Unsecured Notes.

            "Credit Exposure Amount" of any Lender means, as of any date of determination, an amount equal to the sum of (A) the aggregate amount of such Lender's unused Term Loan Commitments, if any, then in effect (it being understood that the amount of such unused Term Loan Commitment of a Defaulting Lender shall be deemed to be zero), increased by the aggregate principal amount of such Lender's Term Loans then outstanding, plus (B) the principal amount of Revolving Loans of such Lender, increased by the then unutilized portion of such Lender's Revolving Loan Commitment in effect on such date, reduced by such Lender's Defaulting Lender Deduction Amount, if any, then in effect. The "A Credit Exposure Amount" of any Lender means the "Credit Exposure Amount" of such Lender adjusted so that each of such Lender's Tranche B Commitment and Tranche B Term Loans are deemed to equal zero. The "B Credit Exposure Amount" of any Lender means the "Credit Exposure Amount" of such Lender adjusted so that each of such Lender's Tranche A Commitment, Tranche A Term Loans and Revolving Loan Commitment are deemed to equal zero.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into by the Company designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

            "Defaulting Lender" means any Lender as to which a Lender Default has occurred.

            "Defaulting Lender Deduction Amount" means, as to each Defaulting Lender at any date, the sum of (A) the aggregate amount of participations of such Lender in respect of drawn but unreimbursed Letters of Credit and all undrawn Letters of Credit as of such date, plus (B) any amount owing by such Defaulting Lender to Bankers pursuant to subsection
2.12.5 as of such date, plus (C) the unutilized portion of the Revolving Loan Commitment of such Lender as of such date.

            "Deferred Funding Date" means a Business Day selected by the Company and identified in a Notice of Borrowing delivered in accordance with subsection 2.1.2 for the funding by the Lenders having Tranche A Commitments of the Deferred Tranche A Funding Amount, which Business Day shall not be later than 45 days after the Closing Date.

            "Deferred Tranche A Funding Amount" means the difference, if any, between the aggregate amount of the Tranche A Commitments and the Closing Date Tranche A Funding Amount.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Destruction" has the meaning assigned to that term in the Mortgages.

            "Discretionary Equity Proceeds Balance" means, as at any date of determination thereof, the sum (which shall not be less than zero) of the Closing Date Excess Equity Proceeds Amount, plus the aggregate amount of net cash proceeds received by the Company or any of its Subsidiaries after the Closing Date and on or prior to such date of determination of all Equity Offerings after the Closing Date, minus the sum of (1) the aggregate of all such amounts applied by the Company, on or prior to such date of determination, (A) as a voluntary prepayment pursuant to subsection 2.7.1 which constitutes a Discretionary Voluntary Prepayment, (B) to the making of Consolidated Domestic Capital Expenditures pursuant to the provisions of subsection 6.14.5, (C) to the making of Investments pursuant to the provisions of clause (C) of subparagraph (x) of Section 6.3 or clause (B) of subparagraph (xvi) of Section 6.3 and (D) to the making of Restricted Junior Payments pursuant to the provisions of clause (G) of Section 6.5 and
(2) the sum of the Discretionary Equity Proceeds

Deduction Amounts in respect of each fiscal year of the Company (commencing with fiscal year 1995) which has ended prior to the March 31st immediately preceding such date of determination.

            "Discretionary Equity Proceeds Deduction Amount" means, in respect of each fiscal year of the Company, the portion of the Discretionary Equity/Cash Flow Proceeds Deduction Amount (as defined below) in respect of such fiscal year that the Company shall have elected to allocate (in accordance with the following sentence) to the Discretionary Equity Proceeds Balance in respect of such fiscal year. For purposes of this definition and the definition of "Discretionary Excess Cash Flow Deduction Amount", the Company shall allocate the Discretionary Equity/Cash Flow Proceeds Deduction Amount in respect of any fiscal year to the Discretionary Equity Proceeds Balance or the Discretionary Excess Cash Flow Balance in respect of such fiscal year, or to both, as the Company shall elect in its sole discretion; provided that, all such Discretionary Equity/Cash Flow Proceeds Deduction Amounts shall be allocated as aforesaid and no such allocation shall reduce such Discretionary Equity Proceeds Balance or such Discretionary Excess Cash Flow Balance below zero. As used herein, "Discretionary Equity/Cash Flow Proceeds Deduction Amount" means, in respect of any fiscal year, the lesser of (i) the Annual Voluntary Prepayment Adjustment Amount in respect of such fiscal year and (ii) the sum of the Discretionary Equity Proceeds Balance and the Discretionary Excess Cash Flow Balance, in each case under this clause (ii), as of the March 31st immediately following the end of such fiscal year.

            "Discretionary Excess Cash Flow Balance" means, as at any date of determination thereof, the sum (which shall not be less than zero) of the aggregate amount of the Company's Portion of Excess Cash Flow for all fiscal years of the Company (commencing with fiscal year 1995) which have ended prior to the March 31st immediately preceding such date of determination, minus the sum of (1) the aggregate of all such amounts applied by the Company on or prior to such date of determination (A) as a voluntary prepayment pursuant to subsection 2.7.1 which constitutes a Discretionary Voluntary Prepayment, (B) to the making of Consolidated Domestic Capital Expenditures pursuant to the provisions of subsection 6.14.5, (C) to the making of Investments pursuant to the provisions of clause (C) of subparagraph (x) of Section 6.3 or clause (B) of subparagraph
(xvi) of Section 6.3 and (D) to the making of Restricted Junior Payments pursuant to the provisions of clause (C) of Section 6.5, clause (H) of
Section 6.5 and (2) the sum of the Discretionary Excess Cash Flow Deduction Amounts in respect of each fiscal year of the Company (commencing with fiscal year
1995) which has ended prior to the March 31st immediately preceding such date of determination.

            "Discretionary Excess Cash Flow Deduction Amount" means, in respect of each fiscal year of the Company, the portion of the Discretionary Equity/Cash Flow Proceeds Deduction Amount (as defined in the definition of "Discretionary Equity Proceeds Deduction Amount") in respect of such fiscal year that the Company shall have elected to allocate (in accordance with the second sentence of the definition of "Discretionary Equity Proceeds Deduction Amount") to the Discretionary Excess Cash Flow Balance in respect of such fiscal year.

            "Discretionary Voluntary Prepayment" means a prepayment made by the Company pursuant to subsection 2.7.1 which is elected by the Company to be charged against the Discretionary Excess Cash Flow Balance or the Discretionary Equity Proceeds Balance.

            "Dollars" or the sign "$" means the lawful money of the United States of America.

            "Domestic Capex Maximum" has the meaning assigned to such term in subsection 6.14.4.

            "Domestic Subsidiary" means, at any date of determination, any Subsidiary of the Company other than a Foreign Subsidiary.

            "8-1/4% Unsecured Notes" means the Company's 8-1/4% Senior Notes due February 1, 2002, issued and outstanding pursuant to a certain indenture, dated as of February 1, 1994 between the Company and Norwest Bank Wisconsin, N.A., as Trustee, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Environmental Laws" means federal, state, local and foreign law or regulations, codes, orders, decrees, judgments, permits, authorizations, agreements, or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment, including, without limitation, laws relating to occupational safety and health and other laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

            "Equity Offering" means any issuance or sale by the Company or any Subsidiary of the Company whether pursuant to a registered public offering, private placement or otherwise of any shares of capital stock or other equity securities of the Company or any Subsidiary of the Company, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire, such securities or such convertible or exchangeable obligations, other than issuances or sales of Common Stock pursuant to the Common Stock Offering and other than issuances and sales of shares of capital stock or other equity securities of a Subsidiary of the Company to the Company or a Subsidiary of the Company.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

            "ERISA Affiliate", as applied to any Person, means any trade or business (whether or not incorporated) which is under common control with that Person within the meaning of Section 4001(b) of ERISA and the regulations promulgated thereunder or that would be treated as a single employer with that Person (A) under Section 414(b) or (c) of the Internal Revenue Code or (B) solely for purposes of any section or sections of the Internal Revenue Code or ERISA to which such section or sections apply, under Section 414(m) or (o) of the Internal Revenue Code.

            "Escrow Agreement" has the meaning assigned to that term in the Georgia Mill Mortgage.

            "Escrow Letter and Security Agreement" means a letter agreement of the Company substantially in the form of Exhibit XX annexed hereto.

            "Estimated Net Cash Proceeds" means, with respect to any Asset Sale, an amount equal to 90% of the amount estimated in good faith by the Company to be the Net Cash Proceeds of Sale of such Asset Sale.

            "Event of Default" means each of the events set forth in
ARTICLE VII.

            "Excess Cash Flow" means, in respect of any fiscal year of the Company and its Subsidiaries, (A) the Net Cash Provided From Operations in respect of such fiscal year, reduced by (B) the sum, without duplication, of each of the following amounts paid during such fiscal year (but only to the extent that the Company shall not have elected to charge the payment of such amounts against the Discretionary Equity Proceeds Balance or the Discretionary Excess Cash Flow Balance): (1) the amount of Scheduled Term Loans Principal Payments paid by the Company, plus (2) payments by the Company or any of its Subsidiaries with respect to the principal portion of Indebtedness constituting Capital Leases, plus (3) mandatory prepayments of Loans pursuant to clause (c) of subsection 2.7.2 (but only to the extent by the terms of this Agreement, as in effect on the date of determination of such Excess Cash Flow, such prepaid amount could not be reborrowed) or clause (d) of subsection 2.7.2, plus (4) voluntary prepayments of Term Loans in accordance with subsection 2.7.1, plus (5) scheduled, mandatory or voluntary payments or prepayments by the Company or any of its Subsidiaries of the principal of any Indebtedness permitted to be incurred or outstanding pursuant to any provision of this Agreement (other than (w) Intercompany Indebtedness, (x) Loans, (y) amounts which, by the terms of the instruments evidencing or governing such Indebtedness, may be reborrowed and (z) Indebtedness of the type specified in clause (D) of the definition of Indebtedness), plus (6) payments by the Company or any of its Subsidiaries which constitute Consolidated Domestic Capital Expenditures, plus (7) payments by the Company or any of its Subsidiaries which constitute Consolidated Capital Expenditures (other than Consolidated Domestic Capital Expenditures) but only to the extent not financed with the proceeds of Indebtedness (excluding Intercompany Indebtedness) incurred by a Foreign Subsidiary, plus, (8) Restricted Junior Payments made pursuant to clause (A), (B) or (D)(2) of Section 6.5, plus (9) Investments of Cash and Cash Equivalents pursuant to (a) clause (vi) of Section 6.3 or pursuant to clause (x)(A) or (x)(B) of Section 6.3 (but only to the extent that the Person in which such Investment is made does not constitute a Subsidiary of the Company and does not become a Subsidiary of the Company by virtue of such Investment) or (b) clause (xvi)(A) of Section 6.3 (but only to the extent that each such Investment is of a type and relates to a Person such that it would be permitted to be deducted from Net Cash Provided From Operations pursuant to clause (9)(a) above, without giving effect (for purposes of this clause (b)) to the limitations set forth in clause (vi),
(x)(A) or (x)(B) of Section 6.3, as applicable).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Excluded New Indebtedness" means Refinancing Senior Unsecured Debt, Refinancing Foreign Debt, Indebtedness constituting Permitted Expansion Construction Financing and Indebtedness incurred pursuant to clause (i), (iii), (vi), (viii), (ix), (xiii) or (xiv) of Section 6.1.

            "Existing Credit Facilities" means the 1988 Credit Agreement and the 1992 Credit Agreement, together with, in each case, all notes, mortgages, security instruments and other ancillary or related documentation.

            "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries listed on Schedule C annexed hereto.

            "Existing Mill" and "Existing Mills" mean, respectively,
(A)(1) the Mill leased by the Company in Effingham County, Georgia, (2) the Company's Muskogee, Oklahoma Mill and (3) the Company's Green Bay, Wisconsin Mill, in each case as more particularly described in the Mill Mortgage applicable thereto, including, in each case, all leasehold estates, real estate and improvements thereon, and all equipment used in the operations thereof owned by the Company or a Subsidiary of the Company and (B) any one of such Mills.

            "Existing Mill Expansion Conditions" has the meaning assigned to that term in subsection 5.12.1.

            "Existing Mill Expansion Documents" means, with respect to any Existing Mill Expansion Transaction, an Expansion Easement, an Expansion Lease, a Recognition Instrument or Expansion Intercreditor Agreement and such other instruments in form and substance reasonably satisfactory to the Requisite Lenders as may reasonably be required to consummate such Existing Mill Expansion Transaction.

            "Existing Mill Expansion Easement" means an instrument in form and substance reasonably satisfactory to the Requisite Lenders pursuant to which an Existing Mill Expansion Lessor is granted an easement (or, in the case of an Existing Mill Expansion Transaction involving Land subject to the Georgia Mill Lease, a sublease) to construct and maintain upon any Land any Existing Mill Expansion Equipment, which instrument shall provide for
(A) rights of access to and egress from such Existing Mill Expansion Equipment and (B) rights to utility lines and structures necessary for the use and enjoyment of such Existing Mill Expansion Equipment; provided that no Existing Mill Expansion Easement shall provide rights which conflict in any material respect with the rights of the Company in and to a Mill or which impair in any material respect the value, legality or utility of such Mill (determined without regard to the installation or construction of any Existing Mill Expansion Equipment).

            "Existing Mill Expansion Equipment" means those structures, equipment, facilities, apparatus and other property which are not necessary for the proper and efficient operation of a Mill (as constituted on the Closing Date or, in the case of a Mill acquired or constructed after the Closing Date, as constituted on the date such Mill becomes Collateral) or for the compliance by any such Mill (as constituted on the Closing Date or, in the case of a Mill acquired or constructed after the Closing Date, as constituted on the date such Mill becomes Collateral) with any applicable law, code or ordinance, including, without limitation, any Environmental Law, all of which property, structures, equipment, facilities and apparatus shall be subject to the provisions of Article 4 of the applicable Mill Mortgage.

            "Existing Mill Expansion Lease" means (A) any lease, sublease, license or similar instrument pursuant to which the Company is granted the use and enjoyment of Existing Mill Expansion Equipment and (B) any and all rights of reversion relating to Existing Mill Expansion Equipment and any purchase options or similar rights to acquire such Existing Mill Expansion Equipment.

            "Existing Mill Expansion Lessor" means the Person named as lessor, licensor or grantor in any Existing Mill Expansion Lease.

            "Existing Mill Expansion Transaction" has the meaning assigned to that term in paragraph (a) of subsection 5.12.1.

            "Existing Subordinated Debt" means the 12-5/8% Subordinated Debentures and the 14-1/8% Discount Debentures, together with, in each case, all obligations of the Company set forth in the indentures relating thereto.

            "Expansion Intercreditor Agreement" has the meaning assigned to that term in subsection 5.12.1.

            "Expansion Lease" means any Preexisting Expansion Lease or any Existing Mill Expansion Lease.

            "Expansion Project" means the acquisition or construction of Existing Mill Expansion Equipment or a Greenfield Expansion Project; provided that neither (A) the Green Bay Sludge Boiler nor (B) the Savannah Boiler shall constitute an Expansion Project.

            "Facing Fee" has the meaning assigned to that term in paragraph
(c) of subsection 2.2.6.

            "Fair Value" means, with respect to any asset or property (including intangibles or instruments), the fair market value thereof as determined by the Board of Directors of the Company or a committee thereof (or, if authorized to do so by the Board of Directors of the Company or a committee thereof, by the Chief Financial Officer or the Chief Accounting Officer of the Company) in each case pursuant to standards, assumptions and procedures set forth in Exhibit XXX annexed hereto.

            "First Tier Foreign Subsidiary" means, at any date of determination, a Foreign Subsidiary of the Company (A)(i) which is organized under the laws of a jurisdiction other than the United States or any State thereof and (ii) as to which the Company and/or one or more Subsidiaries organized under the laws of the United States of America or any State thereof hold directly shares of stock or other equity interests having more than 50% of the total voting power of shares of the capital stock or other equity interests therein (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or (B) which is organized under the laws of the United States of America or any State therein and which does not have any Subsidiaries that are Foreign Subsidiaries.

            "Foreign Subsidiary" means each of the following: (A) each Subsidiary or Joint Venture of the Company identified as such on Schedule A annexed hereto, (B) each Subsidiary or Joint Venture of the Company which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and (C) each Subsidiary or Joint Venture of the Company which is organized under the laws of the United States of America or any State thereof more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in territories of the United States of America and jurisdictions outside the United States of America.

            "Fort Howard Holding" means Fort Howard Holding, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

            "Fort Sterling" means Fort Sterling Limited, an English limited liability company and a Foreign Subsidiary of the Company.

            "14-1/8% Discount Debentures" means the Company's 14-1/8% Junior Subordinated Discount Debentures due November 1, 2004, issued and outstanding pursuant to a certain indenture, dated as of November 1, 1988 between the Company and Society National Bank, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Fronting Bank" means, as the context may require, (A) (1) Bankers, with respect to Letters of Credit issued by Bankers, and (2) with respect to each Letter of Credit issued by an Arranger other than Bankers, the issuer thereof, or (B) collectively, all of the foregoing.

            "Funded Debt", as applied to any Person, means all Indebtedness of that Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of the debtor to a date more than one year from (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from) the date of the creation thereof.

            "Funding Date" means the date of the borrowing of one or more Loans, including, without limitation, the Closing Date and the Deferred Funding Date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided that compliance by the Company with the financial covenants set forth in Section 6.6 shall be calculated in accordance with GAAP as in effect on the Closing Date.

            "General Account Assets" means the assets allocated to the general account of an insurance company subject to state regulation.

            "Georgia Mill Lease" has the meaning assigned to that term in the Georgia Mill Mortgage.

            "Georgia Mill Mortgage" means the Mill Mortgage to be executed and delivered by the Company in respect of the Georgia Mill Lease and other property relating to the Company's Effingham County, Georgia Mill as it may be amended, supplemented or otherwise modified from time to time.

            "Government Acts" has the meaning assigned to that term in paragraph (a) of subsection 2.2.9.

            "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Green Bay Dry Form Machine" means the third air-laid (dry form) paper machine installed at the Company's Green Bay, Wisconsin Mill, together with related ancillary improvements or equipment.

            "Green Bay Sludge Boiler" means the industrial boiler installed in the vicinity or as a part of the Company's Green Bay, Wisconsin Mill following the date of this Agreement which is designed to burn, among other things, sludge generated by the Company's wastepaper recycling operations.

            "Greenfield Expansion Assets" means those parcels of land, leasehold estates, easements or other realty interests in the United States and those structures, equipment, facilities, apparatus and other property acquired or constructed by the Company in connection with the consummation of any Greenfield Expansion Project.

            "Greenfield Expansion Financing Conditions" has the meaning assigned to that term in subsection 5.12.2.

            "Greenfield Expansion Lease" means (A) any lease, sublease, license or similar instrument pursuant to which the Company or any Domestic Subsidiary of the Company is granted the use and enjoyment of Greenfield Expansion Assets and (B) any and all rights of reversion relating to Greenfield Expansion Assets and any purchase options or similar rights to acquire such Greenfield Expansion Equipment.

            "Greenfield Expansion Project" means the acquisition or construction by the Company or any Domestic Subsidiary of the Company of any assets consisting of land or interests (including, without limitation, easement or leasehold interests) in land in the United States or improvements not, at the time of acquisition or construction thereof, adjacent, contiguous to or located on any land comprising a portion of any Mill (including any facility in the general area of a Mill that is used in connection with such Mill) existing at the Closing Date, which land or improvements are intended to be utilized by the Company or any Domestic Subsidiary of the Company, upon the completion and placing into service thereof, as a Mill.

            "Guarantor Subsidiary" means each of HAC Holding Corp. and Harmon Assoc., Corp. and, after any Material Subsidiary has executed a counterpart of the Guarantor Subsidiary Guarantee pursuant to subsection 5.11.1, such Material Subsidiary.

            "Guarantor Subsidiary Guarantee" means the guarantee agreement executed and delivered by each Guarantor Subsidiary pursuant to subparagraph (v) of subsection 3.1.2 or subsection 5.11.1, which shall be substantially in the form of Exhibit XIII annexed hereto, with appropriate modifications as consented to by the Requisite Lenders, as such guarantee agreement may hereafter be amended, supplemented or otherwise modified from time to time.

            "HAC Holding Corp." means HAC Holding Corp., a Delaware corporation and a Wholly Owned Subsidiary of the Company.

            "Harmon Assoc. Corp." means Harmon Assoc. Corp., a New York corporation and a Wholly Owned Subsidiary of the Company.

            "IDA" means the Effingham County Industrial Development Authority and its successors and assigns.

            "IDA Estoppel" means a certificate substantially in the form of
Exhibit XII annexed hereto executed by an officer of the IDA certifying as to certain matters relating to the Georgia Mill Lease.

            "Improvements" has the meaning assigned to that term in the Mortgages.

            "Indebtedness", as applied to any Person, means (A) all indebtedness for borrowed money, (B) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (C) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (D) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (1) due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services in respect thereof, or (2) evidenced by a note or similar written instrument and (E) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

            "Indemnities" has the meaning assigned to that term in Section
9.3.

            "Information Package" means, collectively, the Memorandum dated January 1995 delivered by the Administrative Agent to the Lenders, the Registration Statement and any supplementary letter delivered by the Company to the Administrative Agent, in each case as it may be supplemented on or prior to the date of the signing of this Agreement.

            "Initial Cash Proceeds Payment" has the meaning assigned to that term in paragraph (a) of subsection 2.7.2.

            "Initial Major Expansion Project" means the first Expansion Project to be commenced by the Company or any of its Subsidiaries after the Closing Date that involves or will involve Capital Expenditures by the Company and its Subsidiaries in respect thereof in an aggregate amount estimated by the Company in its reasonable judgment to be $100,000,000 or more to complete and put in service.

            "Intellectual Property" has the meaning assigned to that term in the Intellectual Property Pledge Agreement.

            "Intellectual Property Pledge Agreement" means the Intellectual Property Pledge Agreement substantially in the form of Exhibit XVII annexed hereto executed and delivered by the Company, as the same may be amended, supplemented or otherwise modified from time to time.

            "Intercompany Indebtedness" means any Indebtedness of the Company or any Subsidiary of the Company which, in the case of the Company, is owing to any Subsidiary or which, in the case of any such Subsidiary, is owing to the Company or any other Subsidiary of the Company.

            "Interest Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period.

            "Interest Payment Date" means, with respect to any Adjusted LIBOR Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six or more months, "Interest Payment Date" shall also include each Interest Period Anniversary Date for such Interest Period.

            "Interest Period" means any interest period applicable to a Loan as determined pursuant to subsection 2.5.2.

            "Interest Period Anniversary Date" means, for each Interest Period which is six or more months, each three-month anniversary of the commencement of such Interest Period.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement entered into by the Company designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

            "Interest Rate Determination Date" means, for each Interest Period, the second Business Day prior to the first day of the related Interest Period for an Adjusted LIBOR Loan.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time hereafter and any successor statute.

            "Inventory" means, inclusively, all inventory of the Company and each Guarantor Subsidiary, wherever located in the United States of America, its territories or possessions, and whether now existing or hereafter acquired, including, without limitation, all raw materials, work in process, supplies, returned goods, finished goods, samples, and consigned goods to the extent of the consignee's interest therein.

            "Investment", as applied to any Person (the "Investor"), means any direct or indirect purchase or other acquisition by the Investor of, or a beneficial interest in, stock or other Securities of any other Person other than (A) in the case of each Investor that is a Foreign Subsidiary, a direct or indirect Subsidiary of such Foreign Subsidiary and (B) in the case of each Investor that is the Company or a Domestic Subsidiary, a Subsidiary that is not a Foreign Subsidiary or a Receivables Subsidiary, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Investor to any other Person other than (A) in the case of each Investor that is a Foreign Subsidiary, a direct or indirect Subsidiary of such Foreign Subsidiary and (B) in the case of each Investor that is the Company or a Domestic Subsidiary, a Subsidiary that is not a Foreign Subsidiary or a Receivables Subsidiary, including all indebtedness and accounts receivable owing to the Investor from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of the Investor's business (other than Royalty or Management Fees). The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. A Contingent Obligation of the Company or any of its Subsidiaries in respect of the obligations of a Foreign Subsidiary shall constitute an Investment in such Foreign Subsidiary to the extent of such Contingent Obligation. The amount of such Investment shall be equal to the amount of the Contingent Obligation as determined by the last sentence of the definition of Contingent Obligation. Any renewals, extensions or replacements of an existing Contingent Obligation or other Indebtedness which constitutes an Investment hereunder shall not constitute a new Investment at the time of such renewal, extension or replacement except to the extent such renewal, extension or replacement increases the amount of such Contingent Obligation or other Indebtedness and then only to the extent of such increase.

            "Investment Grade Ratings" has the meaning assigned to that term in subsection 2.5.1.

            "Investor" has the meaning assigned to that term in the definition of Investment.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

            "Land" has the meaning assigned to that term in the Mortgages.

            "Landfill Area" has the meaning assigned to that term in the form of Mortgage attached hereto as Exhibit XIX-A(i).

            "Lender" has the meaning assigned to that term in the introduction to this Agreement and includes Bankers, BOA and Chemical Bank, in their individual capacities.

            "Lender Default" means (A) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any drawing under a Letter of Credit or to pay any amount owing to Bankers pursuant to subsection 2.12.5 or (B) a Lender having refused to comply, or having notified in writing (which notification has not been retracted) the Administrative Agent that it does not intend to comply, with its obligations under Section 2.1, 2.2, 2.3 or 2.12.

            "Letter of Credit" means (A) a Standby Letter of Credit or (B) a Commercial Letter of Credit, in each case, issued or to be issued by a Fronting Bank for the account of the Company pursuant to Section 2.2.

            "Letters of Credit Usage" means, as at any date of determination, the sum of (A) the maximum aggregate amount which is, or, with respect to any Letter of Credit that by its terms provides for increases over time in the maximum amount available to be drawn thereunder, may become at any given time, available under all Letters of Credit then outstanding plus (B) the aggregate amount of all drawings under Letters of Credit honored by one or more Fronting Banks and not theretofore reimbursed by the Company or any Benefited Subsidiary; provided that the Letters of Credit Usage of a Fronting Bank shall be deemed to be only such portion of the Letters of Credit Usage of such Fronting Bank which the Lenders have not bought by participation pursuant to paragraph (b) of subsection 2.2.1.

            "Leverage Ratio" means, for any period, the ratio of the principal amount of Senior Secured Indebtedness outstanding at the last day of such period to Consolidated EBITDA for such period.

            "Leveraged Swap" means any Commodities Agreement, Currency Agreement or Interest Rate Agreement pursuant to which any party shall be entitled to receive from the counterparty thereto, in respect of each notional Dollar or other applicable unit that is the subject thereof, any payment or credit in excess of the amount necessary to compensate such party for the actual and direct cost or deemed cost to such party of any fluctuation in interest rates or currency exchange rates in respect of such Dollar or other unit of currency or market costs or prices in respect of each such unit.

            "LIBOR" means, in respect of any Adjusted LIBOR Borrowing for any Interest Period, the rate per annum at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Adjusted LIBOR Borrowing and for a maturity comparable to such Interest Period are offered to the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date for such Interest Period.

            "LIBOR Spread" means (A) with respect to Tranche A Term Loans and Revolving Loans, the percent per annum from time to time in effect pursuant to paragraph (d) of subsection 2.5.1, and (B) with respect to Tranche B Term Loans, 3% per annum.

            "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" or "Loans" means one or more of the Revolving Loans, the Swing Line Loans or the Term Loans or any combination thereof.

            "Loan Documents" means this Agreement, the Notes, the Guarantor Subsidiary Guarantees and the Collateral Documents.

            "Loan Parties" means the Company, Fort Howard Holding, HAC Holding Corp., Harmon Assoc. Corp. and the Guarantor Subsidiaries.

            "Lower Tier Foreign Subsidiary" means, as at any date of determination, a Foreign Subsidiary of the Company other than (A) a First Tier Foreign Subsidiary or (B) any other Foreign Subsidiary which is organized under the laws of the United States of America or any State thereof.

            "Management Agreements" means (A) the Management Equity Participation Agreements between the Company and certain officers and directors and holders of stock (or options on stock), (B) the Fort Howard Corporation Management Equity Plan (the "Plan") effective as of April 29, 1991, and the Agreements (as defined in the Plan) related thereto, (C) the Fort Howard Corporation 1995 Stock Incentive Plan (the "1995 Plan") effective as of January 15, 1995, and the Award Agreements (as defined in the 1995 Plan) related thereto, and (D) any equity-based plan (a "Broad-Based Plan") adopted by the Company for its employees generally (provided that any such Broad-Based Plan may not cause the Company to exceed (i) the limitation on Investments set forth in subparagraph (xiv) of Section 6.3 or
(ii) the limitation on repurchases or redemptions of Common Stock set forth in subclause (D)(2) of Section 6.5), as such Management Equity Participation Agreements, the Plan, the Agreements, the 1995 Plan and the Award Agreements and any Broad-Based Plan are in effect on the date of this Agreement (or the date of adoption in the case of any Broad-Based Plan) and as they may have been and hereafter may be amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System of the United States as in effect from time to time.

            "Material Asset" means (A) any asset or group of related assets (other than equity interests or other securities in Foreign Subsidiaries) acquired (whether by purchase, lease, grant of contract rights or otherwise) after the Closing Date or constructed (whether contemporaneously or pursuant to a series of related transactions) after the Closing Date by the Company or any Domestic Subsidiary of the Company having a Fair Value (for any such asset, individually or, for any such group in the aggregate) at the date of its acquisition or construction (or, in the case of related acquisitions or constructions, as of the date of the last of such acquisitions or constructions) in excess of $15,000,000 other than
(1) assets acquired or constructed as part of any Greenfield Expansion Project or (2) any Existing Mill Expansion Transaction and (B) the equity interests or other securities owned by the Company or any Domestic Subsidiary of the Company in any Foreign Subsidiary of the Company in respect of which the total of the Fair Values of all Investments (measured as of the date of each Investment) of the Company and its Domestic Subsidiaries after the Closing Date exceeds at any time the Dollar equivalent of $10,000,000 (it being understood that any

Investment by the Company or any Domestic Subsidiary of the Company in a Subsidiary of a First Tier Foreign Subsidiary shall be deemed to be an Investment in an equal amount in such First Tier Foreign Subsidiary); provided that the term "Material Asset" shall not include acquisitions of inventory, Receivables and other assets (including Cash and Cash Equivalents) in the ordinary course of business (other than any such assets of the character described in clause (A) of the definition of "Capital Expenditures").

            "Material Subsidiary" means each Subsidiary of the Company or its successors now existing or hereafter acquired or formed by the Company or such successors (other than any Receivables Subsidiary) which (A) for the most recent fiscal year of the Company or such successors accounted for more than 10% of the consolidated revenues of the Company or such successors, or (B) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company or such successors as shown on the consolidated financial statements of the Company or such successors, as the case may be, for such fiscal year.

            "Mill" means any Existing Mill or any completed and operational facility (other than a warehouse) located in the United States acquired or constructed by the Company or any Subsidiary of the Company after the Closing Date (whether pursuant to a Greenfield Expansion Project or otherwise) for the purpose of expanding the Company's capacity to produce and/or convert tissue or paper products.

            "Mill Lot" has the meaning assigned to that term in subsection 5.14.1.

            "Mill Mortgage" means any Mortgage affecting a Mill.

            "Moody's" means Moody's Investors Service, Inc., together with any successor thereto that issues ratings of corporate securities.

            "Mortgage" and "Mortgages" mean each of the mortgage instruments required to be delivered by the Company under this Agreement with respect to Real Properties (including, without limitation, any such instrument required to be delivered pursuant to Section 5.11), which shall be substantially in the form of Exhibit XIX-A(i) or (ii), XIX-B(i) or (ii) or XIX-C(i) or (ii), as applicable in each case, and containing such schedules and including such additional provisions and other deviations from each such Exhibit as shall not be inconsistent with the provisions of subsection 3.1.4 or shall be necessary to conform such Exhibit to applicable law and which shall be dated the date of delivery thereof and made by the Company for the benefit of the Administrative Agent, as agent for the Lenders, as mortgagee or grantee, assignee and secured party, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Mortgaged Property" means those items of property from time to time subject to any Mortgage.

            "MS Group" means Morgan Stanley Group Inc.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

            "Muskogee/Oklahoma Mortgage Recording Taxes" means any mortgage recording taxes arising from the recording of the Mortgage relating to the Mill located in Muskogee, Oklahoma.

            "Net Cash Proceeds of Sale" means cash payments (including any cash received by way of deferred payment pursuant to a note receivable or otherwise (other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Net Cash Proceeds of
Sale), but only as and when so received) received from an Asset Sale, net of costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness other than Loans or other Obligations required to be repaid under the terms thereof as a result of such Asset Sale) and taxes paid or payable by the Company or any of its Subsidiaries as a result thereof or directly as a result of distributions by the Company or any of its Subsidiaries of such payments.

            "Net Cash Provided From Operations" means, in respect of any period, the Adjusted Consolidated Net Income for such period, minus (plus) the increase (decrease), if any, in Adjusted Working Capital from the opening of business on the first day to the close of business on the last day of such period.

            "9% Senior Subordinated Notes" means the Company's 9% Senior Subordinated Notes due February 1, 2006, issued and outstanding pursuant to a certain indenture, as amended, dated as of February 1, 1994 between the Company and The Bank of New York, as Trustee, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "9-1/4% Unsecured Notes" means the Company's 9-1/4% Senior Notes due March 15, 2001, issued and outstanding pursuant to a certain indenture, dated as of March 15, 1993 between the Company and Norwest Bank Wisconsin, N.A., as Trustee, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "1988 Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of October 24, 1988, among FH Acquisition Corp. and the lenders party thereto and Bankers Trust Company, Bank of America National Trust and Savings Association, The Bank of Nova Scotia, Chemical Bank, The Industrial Bank of Japan, Limited, New York Branch and Wells Fargo, N.A., as lead managers and Bankers Trust Company, as agent, as amended to the Closing Date.

            "1988 Revenue Bond Indenture" means the indenture pursuant to which the 1988 Revenue Bonds were issued.

            "1988 Revenue Bonds" means the Development Authority of Effingham County Pollution Control Revenue Bonds (Fort Howard Corporation Project) Series 1988, issued by the Development Authority of Effingham County to refund the 1985 Revenue Bonds.

            "1995 A/R Bridge" means the $60,000,000 receivables facility provided pursuant to the Receivables Credit Agreement.

            "1992 Credit Agreement" means that certain Credit Agreement, dated as of March 22, 1993, among Fort Howard Corporation, the lenders party thereto and Bankers Trust Company, as agent, as amended to the Closing Date.

            "Non-Defaulting Lender" means and includes each Lender other than a Defaulting Lender.

            "Non-U.S. Person" has the meaning assigned to that term in paragraph (e) of subsection 2.9.7.

            "Notes" means one or more of the Term Notes, the Swing Line Notes, the Revolving Notes or any combination thereof.

            "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto with respect to a proposed Borrowing.

            "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto with respect to a proposed conversion or continuation.

            "Obligations" means all obligations of every nature of the Company, each of the Guarantor Subsidiaries and the Subsidiaries of the Company and such Guarantor Subsidiaries from time to time owed to the Administrative Agent or the Lenders or any of them under the Loan Documents.

            "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (A) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (B) a statement that, in the opinion of the signer or signers, he or they have made or have caused to be made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such condition has been complied with, and (C) a statement as to whether, in the opinion of the signer or signers, such condition has been complied with.

            "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which that Person is a lessee and which is not a Capital Lease.

            "Other Taxes" has the meaning assigned to that term in paragraph (b) of subsection 2.9.7.

            "Participants" has the meaning assigned to that term in subsection 9.1.2.

            "Pension Plan" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Company or any ERISA Affiliate of the Company, other than a Multiemployer Plan.

            "Permitted After Acquired Collateral Liens" means, in respect of any Material Asset, (A) Liens of the type described in clause (i) or
(vi) of the definition of Permitted Encumbrances, (B) Preexisting Assumed Liens and (C) Liens which, pursuant to the provisions of the applicable form of Additional Collateral Document to be used to encumber such Material Asset, are or may be superior to the Lien created by such Additional Collateral Document.

            "Permitted Encumbrances" means the following types of Liens:

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by
      Section 5.3;

           (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

           (iv) Any attachment or judgment Lien not in excess of $20,000,000 (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) and any other attachment or judgment lien unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (v) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

           (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vii) Any interest or title of a lessor under any lease permitted by Section 6.9;

         (viii) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

           (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (x) Liens securing surety bonds in an amount not to exceed individually or in the aggregate $5,000,000 at any time outstanding; and

           (xi) Liens securing appeal bonds, which Liens do not cover assets having a value in excess of $20,000,000 individually or in the aggregate at any time and which assets are valued at the greater of
      (A) fair market value and (B) book value.

            "Permitted Expansion Construction Financing" means a conventional short term construction loan facility in respect of the construction of the Initial Major Expansion Project or any Greenfield Expansion Project which (A) is secured only by the applicable assets constituting the Initial Major Expansion Project or the applicable Greenfield Expansion Assets, (B) provides for interest at market rates for such type of financing as of the date of incurrence thereof, (C) matures not later than one year after the applicable assets constituting all or a substantial part of the Initial Major Expansion Project or the applicable Greenfield Expansion Assets are first placed in service, (D) provides for disbursements as construction progresses and (E) in the case of any such facility that is utilized in connection with the Initial Major Expansion Project, meets the requirements of paragraphs (c) and (d) of subsection
5.12.1 (assuming such subsection were applicable to the Initial Major Expansion Project).

            "Permitted Expansion Financing" means (A) in respect of any Existing Mill Expansion Transaction, (1) a Sale/Leaseback Financing, (2) a Secured Expansion Financing or (3) an Unsecured Expansion Financing, in each case, consummated in accordance with the provisions of subsection
5.12.1 and (B) in respect of any Greenfield Expansion Transaction, (1) a Sale/Leaseback Financing, (2) a Secured Expansion Financing or (3) an Unsecured Expansion Financing, in each case consummated in accordance with the provisions of subsection 5.12.2.

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Section 406 of ERISA and a plan (as defined in Section 4975 of the Code) which is subject to Section 4975 of the Code.

            "Pledge Agreements" means the Intellectual Property Pledge Agreement, the Receivable/Inventory Pledge Agreements and the Stock Pledge Agreements.

            "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or waived within any applicable grace or cure period.

            "Preexisting Assumed Lien" means any Lien securing Indebtedness
(A) of any Person that becomes a Foreign Subsidiary (or a Subsidiary of such Person) at the time such Person becomes a Foreign Subsidiary, which Indebtedness was not incurred in connection with the acquisition of such Person or an interest therein by the Company or any Subsidiary of the Company and which Indebtedness and Lien are not prohibited under Section
6.1 or Section 6.2 hereof, or (B) incurred by the Company or a Subsidiary of the Company specifically to finance the acquisition of assets (which acquisition is not prohibited hereunder) and which Indebtedness and Lien are (1) as of the date of such acquisition, held by the seller of such assets, (2) not prohibited under the provisions of Section 6.1 or 6.2 of this Agreement and (3) evidenced by an instrument or instruments which (i) neither prohibit or restrict the granting of a junior Lien on the encumbered assets in favor of the Lenders nor limit any rights or remedies of the Lenders in respect of any such junior Lien and (ii) contain a warranty by the applicable seller that, as of the date of such acquisition, such seller has no present intention or plan to transfer for value or pledge such Indebtedness and Lien to any other Person.

            "Preexisting Expansion Lease" means any of (A) the documents entitled Facility Lease Agreement and Facilities Agreement, each dated as of October 20, 1989, by and between the Company and The Connecticut National Bank, as owner trustee, (B) the documents entitled Power
Installation Lease and Power Installation Facilities Agreement, each dated as of

October 20, 1989, by and between the Company and The Connecticut National Bank, as owner trustee, (C) the document entitled Equipment Lease Agreement, dated as of October 20, 1989, by and between the Company and The Connecticut National Bank, as owner trustee, (D) the document entitled Dry Former Lease Agreement, dated as of October 20, 1989, by and between the Company and The Connecticut National Bank, as owner trustee, (E) the document entitled Equipment Lease Agreement, dated as of October 20, 1989, by and between the Company and The Connecticut National Bank, as owner trustee, (F) the documents entitled Facility Lease Agreement, Facility Site Lease and Easement Agreement and Facilities Agreement, each dated as of December 19, 1991, by and between the Company and The Connecticut National Bank, as owner trustee, (G) the documents entitled Power Plant Lease Agreement, Power Plant Site Lease and Easement Agreement and Power Plant Facilities Agreement, each dated as of December 19, 1991, by and between the Company and The Connecticut National Bank, as owner trustee, (H) the document entitled Amended and Restated Equipment Lease Agreement [1990], dated as of December 19, 1991, by and between the Company and The Connecticut National Bank, as owner trustee, (I) the document entitled Equipment Lease Agreement [1991], dated as of December 19, 1991, by and between the Company and The Connecticut National Bank, as owner trustee,
(J) the document entitled Amended and Restated Participation Agreement, dated as of October 21, 1991, as amended by the First Amendment thereto, in each case by and among the Company, as lessee, Bell Atlantic TriCon Leasing Corporation, as owner participant, the initial loan participant described therein, Wilmington Trust Company, as pass through trustee and loan participant, The Connecticut National Bank, as owner trustee, and Wilmington Trust Company, as indenture trustee, (K) the document entitled Pass Through Trust Agreement, dated as of October 21, 1991, as amended by the Amended and Restated Pass Through Trust Agreement, dated as of
December 13, 1991, in each case by and between the Company and Wilmington Trust Company, as pass through trustee, and (L) the document entitled Amended and Restated Tax Indemnification Agreement, dated as of
December 19, 1991, by and between the Company and Bell Atlantic TriCon Leasing Corporation, as owner participant).

            "Prime Rate" means the rate which Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Prior Liens" means, in respect of the Collateral described in any Collateral Document, the Liens described in the schedules annexed to such Collateral Document (if any) and any other Liens which, pursuant to the provisions of such Collateral Document, are or may be superior to the Lien of such Collateral Document.

            "Proceeds Adjustment" has the meaning assigned to that term in paragraph (a) of subsection 2.7.2.

            "Proceeds Payment Date" has the meaning assigned to that term in paragraph (a) of subsection 2.7.2.

            "Program Receivables" means all trade receivables and other rights to payment (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise and including the right to payment of interest or finance charges) and related contract and other rights and property (including all general intangibles, collections and other proceeds relating thereto, all security therefor (and the property subject thereto), all guarantees and other agreements or arrangements of whatsoever character from time to time supporting such right to payment, and all other rights, title and interest of a Seller or a Receivables Subsidiary in goods relating to a sale which gave rise to such right to payment) sold or contributed by the Company to a Receivables Subsidiary to consummate a Receivables Transaction pursuant to the Receivables Program Documents.

            "Project Agreement" has the meaning assigned to that term in the Georgia Mill Mortgage.

            "Projections" has the meaning assigned to such term in subsection 3.1.13.

            "Prospectus" means the prospectus of the Company dated February 8, 1995, relating to the Common Stock Offering, as amended and supplemented on or prior to the date of the signing of this Agreement.

            "Purchasing Lenders" has the meaning assigned to that term in subsection 9.1.3.

            "Qualified Currency Agreement" means a Currency Agreement (other than a Leveraged Swap) which meets the requirements set forth in the Collateral Documents for the obligations of the Company therewith to be secured by the Collateral.

            "Qualified Interest Rate Agreement" means an Interest Rate Agreement (other than a Leveraged Swap) which meets the requirements set forth in the Collateral Documents for the obligations of the Company thereunder to be secured by the Collateral.

            "Ratio 1" means, for each period of four consecutive fiscal quarters of the Company (treated as a single accounting period), the Interest Coverage Ratio for such period.

            "Ratio 2" means, for each period of four consecutive fiscal quarters of the Company (treated as a single accounting period), the Leverage Ratio, as of the last day of such period.

            "Real Properties" means, whether now owned or leased or hereafter acquired or leased, the Mills and each parcel of realty constituting a Material Asset.

            "Recapitalization" means, collectively, (A) the Common Stock Offering, (B) the repayment in full of all loans outstanding, and other amounts due, under the Existing Credit Facilities and the Senior Secured Notes, (C) the redemption and retirement of the Existing Subordinated Debt,
(D) the execution and delivery of the documents evidencing the 1995 A/R Bridge and (E) the execution and delivery of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereunder and thereunder.

            "Receivable/Inventory Pledge Agreements" means each of (A) the Company Receivable/Inventory Pledge Agreement substantially in the form of
Exhibit XIV-A annexed hereto, executed and delivered by the Company,
(B) the Receivable/Inventory Pledge Agreement, substantially in the form of
Exhibit XIV-B annexed hereto, executed and delivered by the Guarantor Subsidiaries as of the Closing Date and (C) any other Receivable/Inventory Pledge Agreement entered into pursuant to Section 5.11 hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance herewith and therewith.

            "Receivables" means, with respect to the Company and each Guarantor Subsidiary, all of such Person's rights to payment for goods sold or leased or services performed by such Person or any other party for or to any Person (other than a Foreign Subsidiary of the Company that is a Controlled Foreign Corporation), whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (1) all security pledged, assigned, hypothecated or granted to or held by such Person to secure the foregoing, (2) general intangibles arising out of such Person's rights in any goods, the sale of which gave rise thereto,
(3) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (4) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, and
(5) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers.

            "Receivables Credit Agreement" means that certain Receivables Credit Agreement, dated as of the date hereof, by and among the Company and the Arrangers, as in effect from time to time.
            "Receivables Program" means a receivables securitization program to be instituted and conducted by the Company and other Sellers (as defined in the Receivables Term Sheet) after the Closing Date in accordance with the provisions of Section 6.11 and the Receivables Term Sheet.

            "Receivables Program Documents" means the documents giving effect to the Receivables Program, as such documents may be amended, modified or supplemented from time to time in accordance herewith and therewith.

            "Receivables Subsidiary" means any Subsidiary (regardless of the form thereof) of the Company which has been formed for the specific purpose of effecting a Receivables Transaction, all of the stock or other equity interests in which have been pledged to the Administrative Agent pursuant to an instrument in form and substance reasonably satisfactory to the Administrative Agent and which (A) is a Wholly Owned Subsidiary, (B) contains provisions in its charter or other governing documents which satisfy the requirements set forth in the Receivables Term Sheet as applicable to such Subsidiary, (C) does not engage in any business or have any assets or liabilities other than those directly related to the Receivables Program and (D) is not and will not at any time be a Benefited Subsidiary; provided that if a Subsidiary of a Receivables Subsidiary is formed for the specific purpose of effecting a Receivables Transaction, the stock or equity interests of such second Receivables Subsidiary (1) need not be wholly-owned to the extent contemplated by the Receivables Term Sheet and (2) need not be pledged to the Administrative Agent and equity interests in such Subsidiary (other than the residuary interest) may be sold to investors in respect of such

Receivables Transaction but such Subsidiary shall otherwise constitute a Receivables Subsidiary.

            "Receivables Term Sheet" means the term sheet annexed hereto as
Exhibit XXVII.

            "Receivables Transaction" means any transaction (other than the 1995 A/R Bridge) meeting the requirements of Section 6.11 and the Receivables Term Sheet.

            "Recognition Instrument" means, with respect to any Existing Mill Expansion Lease (A) relating to Land or Improvements subject to the Georgia Mill Lease, an instrument in form and substance reasonably satisfactory to the Requisite Lenders, pursuant to which the Administrative Agent agrees that if the Administrative Agent or any purchaser in foreclosure shall succeed to the Company's interest in such Mill, the Existing Mill Expansion Lease described in such instrument shall remain in full force and effect so long as no default shall occur and continue thereunder (it being understood that an instrument in form and substance substantially similar to that certain Nondisturbance, Cure Rights and Purchase Option Agreement, dated as of October 20, 1989, a copy of which is attached hereto as Exhibit XXV, in respect of an Existing Mill Expansion Transaction relating to Land and Improvements located in Effingham County, Georgia (with such changes as shall be reasonably satisfactory to the Administrative Agent), shall qualify as an instrument reasonably satisfactory to Requisite Lenders) and (B) relating to Land or Improvements other than any subject to the Georgia Mill Lease, an instrument, in form and substance reasonably satisfactory to the Requisite Lenders, subordinating the Lien of the Mill Mortgage relating thereto to the interest of an Existing Mill Expansion Lessor under an Existing Mill Expansion Easement (it being understood that an instrument in form and substance substantially similar to that certain Cure Rights and Purchase Option Agreement, dated as of October 20, 1989, a copy of which is attached hereto as Exhibit XXVI, in respect of an Existing Mill Expansion Transaction relating to Land and Improvements located in Brown County, Wisconsin (with such changes as shall be reasonably satisfactory to the Administrative Agent) shall qualify as an instrument reasonably satisfactory to the Requisite Lenders).

            "Refinancing Foreign Debt" means any Indebtedness of a Foreign Subsidiary of the Company, incurred in accordance with the provisions of subparagraph (iv) of Section 6.1, all the net cash proceeds of which are used to refinance the Indebtedness identified on Schedule C annexed hereto as

"Foreign Indebtedness" or any previously incurred Refinancing Foreign Debt of such Subsidiary.

            "Refinancing Senior Unsecured Debt" or "Refinancing Senior Unsecured Indebtedness" means any unsecured Indebtedness of the Company, incurred in accordance with the provisions of subparagraph (ii) of
Section 6.1, all of the net cash proceeds of which are used to refinance Senior Unsecured Notes or any previously incurred Refinancing Senior Unsecured Debt.

            "Register" has the meaning assigned to that term in subsection
9.1.5.

            "Registered Transfer Supplement" has the meaning assigned to that term in subsection 9.1.3.

            "Registration Statement" means the Registration Statement No. 33-56573, filed by the Company on February 8, 1995 with the Securities and Exchange Commission in connection with the Common Stock Offering, as it may be amended or supplemented on or prior to the date of the signing of this Agreement.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System of the United States as in effect from time to time.

            "Release" has the meaning assigned to that term in Sec-tion 5.13.

            "Release Condition" has the meaning assigned to that term in
Section 5.13.

            "Release Notice" has the meaning assigned to that term in Sec-tion 5.13.

            "Release Transaction" has the meaning assigned to that term in
Section 5.13.

            "Replaced Lender" has the meaning assigned to that term in subsection 9.22.1.

            "Replacement Lender" has the meaning assigned to that term in subsection 9.22.1.

            "Required A Lenders" means, as of any date of determination, one or more Tranche A Lenders having an aggregate A Credit Exposure Percentage as of such date greater than 50%. As used herein, the "A Credit Exposure Percentage" of one or more Lenders as of any date is a fraction, expressed as a percentage, of which (A) the numerator is the A Credit Exposure Amounts of such Lenders as of such date and (B) the denominator is the Total A Credit Exposure Amount as of such date.

            "Required B Lenders" means, as of any date of determination, one or more Tranche B Lenders having an aggregate B Credit Exposure Percentage as of such date greater than 50%. As used herein, the "B Credit Exposure Percentage" of one or more Lenders as of any date is a fraction, expressed as a percentage, the numerator of which is the B Credit Exposure Amounts of such Lenders as of such date and the denominator is the Total B Credit Exposure Amount as of such date.

            "Requisite Lenders" means, as of any date of determination, one or more Lenders having an aggregate Credit Exposure Percentage as of such date greater than 50%. As used herein, the "Credit Exposure Percentage" of one or more Lenders as of any date is a fraction, expressed as a percentage, of which (A) the numerator is the Credit Exposure Amounts of such Lenders as of such date and (B) the denominator is the Total Credit Exposure Amount as of such date.

            "Restoration" has the meaning assigned to that term in the Mortgages.

            "Restricted Junior Payment" means (A) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company, now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (B) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding,
(C) whether in cash or additional securities, any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness and (D) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company (other than Common Stock of the Company or options or rights to acquire Common Stock of the Company) now or hereafter outstanding.

            "Revolving Credit Maturity Date" means the date which is the seventh anniversary of the Closing Date.

            "Revolving Loan Commitment" means the aggregate amount of the commitment (whether used or unused) of a Lender to make Revolving Loans and issue or purchase participations in Letters of Credit and make or purchase participations in Swing Line Loans, which may be reduced from time to time pursuant to the provisions of this Agreement or by virtue of assignments effected pursuant to a Registered Transfer Supplement. As of the Closing Date, the Revolving Loan Commitment of each Lender is the amount set forth opposite such Lender's name in Schedule B annexed hereto under the heading "Revolving Loan Commitment."

            "Revolving Loan Deduction Amount" means, as of any date of determination thereof, the aggregate amount of Indebtedness then outstanding which constitutes Permitted Expansion Construction Financing.

            "Revolving Loans" means the Loans made by the Lenders to the Company pursuant to subsection 2.3.1.

            "Revolving Notes" means the promissory notes of the Company issued in registered form pursuant to subsection 2.3.4 or issued as replacement notes in connection with an assignment made pursuant to this Agreement and, in each case, substantially in the form of Exhibit IV annexed hereto, as the same may be modified, endorsed or amended from time to time.

            "Royalty or Management Fees" means those amounts owed or owing from time to time by a Foreign Subsidiary of the Company to the Company or any of its Domestic Subsidiaries pursuant to agreements which provide for the provision of management or technical services or advice or the licensing of patents, trademarks, trade secrets, know-how or proprietary
information;    provided that such amounts for any period in respect of the services or advice so provided or such licenses, as the case may be shall not exceed the fees that would be charged by an unaffiliated third party for such services, advice or licenses.

            "Sale/Leaseback Financing" means a Sale/Leaseback Transaction involving Existing Mill Expansion Equipment or Greenfield Expansion Assets; provided that the principal amount of Indebtedness incurred by the Company or any Subsidiary of the Company in connection with such transaction is (A) not less than 50% of the Construction Cost to the Company or such Subsidiary to acquire or construct such Existing Mill Expansion Equipment or the assets constituting such Greenfield Expansion Project, as applicable, (B) not more than 100% of the Construction Cost to the Company or such Subsidiary to acquire or construct such Existing Mill Expansion Equipment or the assets constituting such Greenfield Expansion Project, as applicable, and
(C) contains no representation and warranty, covenant or event of default that (i) is in addition to the representations and warranties, covenants and events of default that are currently set forth in one or more of the Corresponding Debt Instruments or (ii) is more burdensome (to the Company) than the most burdensome (to the Company) corresponding representation and warranty, covenant or event of default set forth in any of the Corresponding Debt Instruments.

            "Sale/Leaseback Transaction" means an arrangement with any bank, insurance company or other lender or investor or to which any such lender or investor is a party, providing for the leasing by the Company or a Subsidiary of the Company of any property, whether now owned or hereafter acquired, which has been or is to be sold or transferred by the Company or any Subsidiary of the Company to such lender or investor.

            "Savannah Boiler" means the next industrial boiler installed at the Company's Effingham County, Georgia Mill following the date of this Agreement.

            "Savannah Project" means the acquisition and construction of the next tissue paper manufacturing machine to be constructed or acquired after the Closing Date at the Company's Effingham County, Georgia Mill, together with related manufacturing, converting and ancillary equipment, improvements and facilities.

            "Scheduled Term Loans Principal Payment" means, with respect to the principal payments on Term Loans pursuant to subsection 2.1.5, for each six-month period following the Closing Date set forth below, the correlative amount set forth opposite thereto (as such amount may from time to time be reduced by virtue of prepayments made under this Agreement):

            6-Month             Tranche A               Tranche B
            Period              Term Loans              Term Loans

            1st               $  -0-                  $   -0-
            2nd                  -0-                      -0-
            3rd               42,000,000                2,000,000
            4th               42,000,000                2,000,000
            5th               55,000,000                2,000,000
            6th               55,000,000                2,000,000
            7th               67,500,000                2,000,000
            8th               67,500,000                2,000,000
            9th               67,500,000                2,000,000
            10th              67,500,000                2,000,000
            11th              80,000,000                2,000,000
            12th              80,000,000                2,000,000
            13th              93,000,000               45,000,000
            14th              93,000,000               45,000,000
            15th                 -0-                  110,000,000
            16th                 -0-                  110,000,000

            "Second Expansion Project" has the meaning assigned to that term in subsection 6.14.4.

            "Secured Expansion Financing" means the incurrence by the Company or any Domestic Subsidiary of the Company of Indebtedness which is secured by assets comprising Existing Mill Expansion Equipment or Greenfield Expansion Assets and which (A) is in an amount not less than 50% of the Construction Cost to the Company or such Domestic Subsidiary to acquire or construct the applicable Existing Mill Expansion Equipment or Greenfield Expansion Assets and not more than 100% of the Construction Cost to the Company or such Domestic Subsidiary to acquire or construct the applicable Existing Mill Expansion Equipment or Greenfield Expansion Assets, (B) has a final scheduled maturity date that is subsequent to the date on which the final Scheduled Term Loans Principal Payment in respect of Tranche B Term Loans is due hereunder, (C) has an Average Life to Stated Maturity that is greater than the remaining Average Life to Stated Maturity of the Tranche B Term Loans on the date such Indebtedness is incurred,
(D) is nonrecourse to the Company or any Subsidiary of the Company or any assets of the Company or any Subsidiary of the Company except the assets comprising such Existing Mill Expansion Equipment or Greenfield Expansion Assets, as the case may be, and (E) contains no representation and warranty, covenant or event of default that (i) is in addition to the representations and warranties, covenants and events of default that are currently set forth in one or more of the Corresponding Debt Instruments in respect thereof or (ii) is more burdensome (to the Company) than the most burdensome (to the Company) corresponding representation and warranty, covenant or event of default set forth in any of the Corresponding Debt Instruments in respect thereof.

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Seller" has the meaning assigned to that term in the Receivables Term Sheet.

            "Senior Note Purchase Agreement" means that certain Note Purchase Agreement, dated as of September 11, 1991, as amended, by and among the Company and the other persons listed on the signature pages thereto, relating to the Senior Secured Notes.

            "Senior Secured Indebtedness" means the following obligations of the Company and/or any of its Subsidiaries: (A) the amount of any Indebtedness incurred by the Company or any Subsidiary of the Company (including, without limitation, any Receivables Subsidiary) in connection with the 1995 A/R Bridge or any Receivables Transaction, (B) Indebtedness of the type described in clause (B) of the definition of Indebtedness, (C) the Indebtedness described in subparagraph (vii) and subparagraph (x) of
Section 6.1, (D) any other Indebtedness of the Company or any Subsidiary of the Company that is not Subordinated Indebtedness and is secured by any Lien on any property of the Company or any Subsidiary of the Company and
(E) the full amount of the obligations of the Company or any Subsidiary of the Company under any Letter of Credit issued for the account of the Company or any Subsidiary of the Company that are secured by a Lien on any property of the Company or any Subsidiary of the Company. In calculating the amount of Senior Secured Indebtedness, there shall be excluded in the case of any revolving loan facility or Letter of Credit commitment issued in favor of the Company or any Subsidiary of the Company, the then unutilized portion of such facility or commitment and, except as specified in clause (E) of the preceding sentence, any Contingent Obligation.

            "Senior Secured Notes" means the Series A Senior Secured Floating Rate Notes due 1997, the Series B Senior Secured Floating Rate Notes due 1998, the Series C-1 Senior Secured Floating Rate Notes due 1999, the Series C-2 Senior Secured Floating Rate Notes due 1999 and the Series D Senior Secured Floating Rate Notes due 2000, each as issued, and as amended from time to time, pursuant to the Senior Note Purchase Agreement.

            "Senior Unsecured Notes" means the 9-1/4% Unsecured Notes and the 8-1/4% Unsecured Notes.

            "Sensitive Information" has the meaning assigned to that term in Section 5.5.

            "Severed Parcel" has the meaning assigned to that term in subsection 5.14.1.

            "SIL Company" means SIL Company, a California corporation that is Wholly Owned by Fort Howard Holding and which owns indirectly 100% of the outstanding equity securities of Fort Sterling.

            "Sludge Boiler Land" has the meaning assigned to that term in subsection 5.17.1.

            "S&P" means Standard & Poor's Corporation, together with any successor that issues ratings of corporate securities.

            "Special Funding Procedures Letter" means a letter agreement among the Company, the Administrative Agent and each Lender, substantially in the form of Exhibit XVI annexed hereto with appropriate insertions, pursuant to which special procedures are established with respect to the Loans to be made on the Closing Date.

            "Special Reserve" means the special reserve, in the amount of $20,000,000, established as of December 31, 1994 by the Company in respect of certain environmental matters.

            "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (A) workers' compensation liabilities of the Company or any of its Subsidiaries, (B) the obligations of third party insurers of the Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers to obtain such letters of credit, (C) Indebtedness of the Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (D) obligations with respect to Capital or Operating Leases of the Company or any of its Subsidiaries, or (E) performance, payment, deposit or surety obligations of the Company or any of its Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

            "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including, without limitation, any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Administrative Agent is subject, with respect to the Base CD Rate (as such term is used in the definition of the term "Alternate Base Rate") for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Sterling International Limited" means Sterling International Limited, an English limited liability company and a Foreign Subsidiary of the Company.

            "Stock Pledge Agreement" means the Company Stock Pledge Agreement or any Stock Pledge Agreement entered into pursuant to subsection
5.11.1 hereof.

            "Stockholders Agreement" means one or more Stockholders Agreements substantially in the form delivered to the Lenders (draft dated as of 2/15/95), as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Subordinated Indebtedness" means the Indebtedness of the Company subordinated in right of payment to the Obligations, including, without limitation, the Subordinated Notes and the Existing Subordinated Debt.

            "Subordinated Notes" means the 9% Senior Subordinated Notes and the 10% Subordinated Notes.

            "Subsidiary" of any Person means any corporation, association or other Person of which more than 50% of the total voting power of shares of stock or other equity interests therein entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise indicated, "Subsidiary" means a Subsidiary of the Company.

            "Swing Line Borrowing" means a Borrowing comprised of Swing Line Loans.

            "Swing Line Commitment" has the meaning assigned to that term in paragraph (a) of subsection 2.12.1.

            "Swing Line Loans" means the Loans made by Bankers to the Company pursuant to subsection 2.12.1.

            "Swing Line Note" means the promissory note of the Company issued in registered form pursuant to subsection 2.12.4 and in substantially the form of Exhibit VI annexed hereto, as the same may be modified, endorsed or amended from time to time in accordance herewith or therewith.

            "Taking" has the meaning assigned to that term in the Mortgages.

            "Taxes" has the meaning assigned to that term in paragraph (a) of subsection 2.9.7.

            "10% Subordinated Notes" means the Company's 10% Subordinated Notes due March 15, 2003, issued pursuant to a certain indenture dated as of March 15, 1993 between the Company and United States Trust Company of New York, as Trustee, as such notes and indenture shall be in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "Term Borrowing" means a Borrowing comprised of Tranche A Term Loans or Tranche B Term Loans.

            "Term Loan Commitment" or "Term Loan Commitments" means the commitment or commitments of a Lender or the Lenders to make Term Loans as set forth in subsection 2.1.1.

            "Term Loans" means the Tranche A Term Loans and Tranche B Term
Loans.

            "Term Notes" means the promissory notes of the Company issued in registered form in respect of Tranche A Term Loans or Tranche B Term Loans pursuant to subsection 2.1.4 or issued as replacement notes in connection with an assignment made pursuant to this Agreement and, in each case, substantially in the form of
Exhibit III or Exhibit V annexed hereto, as the same may be modified, endorsed or amended from time to time in accordance herewith or therewith.

            "Termination Event" means (A) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation or any successor thereof under such regulations), or (B) the withdrawal of the Company or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (C) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (D) the filing by the Pension Benefit Guaranty Corporation (or any successor thereof) of a notice of its intent to terminate a Pension Plan, or (E) the receipt by the Company or any ERISA Affiliate of notice of the termination or reorganization of any Multiemployer Plan or (F) the occurrence of any other event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; provided that, for the purposes of Section
4.11 only, the termination of any Pension Plan or termination or reorganization of any Multiemployer Plan and any action taken with respect to any such termination or reorganization shall not be a Termination Event if the Company and its ERISA Affiliates shall not incur net liabilities aggregating more than $25,000,000 (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereof), or to any other party under ERISA or the Internal Revenue Code) resulting from all such terminations or reorganizations.

            "Termination Value" of an Interest Rate Agreement or Currency Agreement at any time means the amount that would be payable by the Company to the counterparty thereto if such agreement was terminated at such time because of default of the Company thereunder.

            "Title Company" means First American Title Insurance Company of New York or such other title insurance or abstract company as shall be designated by the Requisite Lenders.

            "Total Credit Exposure Amount" means, as of any date of determination, an amount equal to the sum of the Credit Exposure Amounts of all Lenders as of such date.

            "Total A Credit Exposure Amount" means, as of any date of determination, an amount equal to the sum of the A Credit Exposure Amounts of all Lenders as of such date.

            "Total B Credit Exposure Amount" means, as of any date of determination, an amount equal to the sum of the B Credit Exposure Amounts of all Lenders as of such date.

            "Total Loan Commitment" and "Total Loan Commitments" have the meanings assigned to those terms in Section 2.4.

            "Total Revolving Loan Commitment" means, at any time, an amount equal to the maximum aggregate amount of the Adjusted Revolving Loan Commitments of all Lenders then in effect less the then effective Revolving Loan Deduction Amount.

            "Total Utilization of Revolving Loan Commitments" means, at any date of determination, the sum of (A) the aggregate principal amount of all outstanding Revolving Loans and Swing Line Loans plus (B) the Letters of Credit Usage.

            "Tranche" means the distinction among the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans.

            "Tranche A Commitment" means, with respect to each Lender, the aggregate amount of the commitment of such Lender to make Tranche A Term Loans hereunder pursuant to subsection 2.1.1, which may be reduced from time to time pursuant to the provisions of this Agreement or by virtue of assignments effected pursuant to a Registered Transfer Supplement. As of the Closing Date, the Tranche A Commitment of each Lender is the amount set forth opposite such Lender's name in Schedule B annexed hereto under the heading "Tranche A Commitment".

            "Tranche A Funding Percentage" means, with respect to each Lender having a Tranche A Commitment, the percentage designated as such Lender's Tranche A Funding Percentage on Schedule B annexed hereto under the heading "Tranche A Funding Percentage".

            "Tranche A Lenders" means the Lenders having outstanding Tranche A Term Loans.

            "Tranche A Term Borrowing" means a Borrowing comprised of Tranche A Term Loans.

            "Tranche A Term Loans" means the term loans made by the Lenders to the Company pursuant to subsection 2.1.1. Each

Tranche A Term Loan shall be either an Adjusted LIBOR Term Loan or an ABR Term Loan.

            "Tranche A Term Maturity Date" has the meaning assigned to that term in subsection 2.1.5.

            "Tranche A Term Notes" means the promissory notes of the Company issued in respect of Tranche A Term Loans pursuant to subsection 2.1.4 or issued as replacement notes in connection with an assignment made pursuant to this Agreement and substantially in the form of
Exhibit III annexed hereto, as the same may be modified, endorsed or amended from time to time in accordance herewith or therewith.

            "Tranche B Commitment" means, with respect to each Lender, the aggregate amount of the commitment of such Lender to make Tranche B Term Loans hereunder pursuant to subsection 2.1.1, which may be reduced from time to time pursuant to the provisions of this Agreement or by virtue of assignments effected pursuant to a Registered Transfer Supplement. As of the Closing Date, the Tranche B Commitment of each Lender is the amount set forth opposite such Lender's name in Schedule B annexed hereto under the heading "Tranche B Commitment".

            "Tranche B Escrow Account" has the meaning assigned to that term in paragraph (c) of subsection 2.7.3.

            "Tranche B Funding Percentage" means, with respect to each Lender having a Tranche B Commitment, the percentage designated as such Lender's Tranche B Funding Percentage on Schedule B annexed hereto under the heading "Tranche B Funding Percentage".

            "Tranche B Lender" means each Lender having outstanding a Tranche B Term Loan.

            "Tranche B Mandatory Prepayment Date" has the meaning assigned to that term in paragraph (c) of subsection 2.7.3.

            "Tranche B Term Maturity Date" has the meaning assigned to that term in subsection 2.1.5.

            "Tranche B Prepayment Amount" has the meaning assigned to that term in paragraph (c) of subsection 2.7.3.

            "Tranche B Prepayment Option Notice" has the meaning assigned to that term in paragraph (c) of subsection 2.7.3.

            "Tranche B Term Borrowing" means a Borrowing comprised of Tranche B Term Loans.

            "Tranche B Term Loans" means the term loans made by the Lenders to the Company pursuant to subsection 2.1.1.

            "Tranche B Term Notes" means the promissory notes of the Company issued in respect of Tranche B Term Loans pursuant to subsection 2.1.4 or issued as replacement notes in connection with an assignment made pursuant to this Agreement and substantially in the form of
Exhibit V annexed hereto, as the same may be modified, endorsed or amended from time to time in accordance herewith or therewith.

            "Transaction Costs" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company or a Subsidiary thereof in connection with the Recapitalization (other than interest expense).

            "Transferee" has the meaning assigned to that term in subsection 9.1.4.

            "12-5/8% Subordinated Debentures" means the Company's 12-5/8% Subordinated Debentures due November 1, 2000, issued and outstanding pursuant to a certain indenture, dated as of November 1, 1988 between the Company and United States Trust Company of New York, as Trustee, as in effect on the Closing Date and as thereafter amended, supplemented or otherwise modified from time to time in accordance herewith or therewith.

            "UCC" means the Uniform Commercial Code, as in effect in the applicable jurisdiction.

            "Unsecured Expansion Financing" means, in respect of any Existing Mill Expansion Equipment or Greenfield Expansion Assets, the incurrence by the Company or any Subsidiary of the Company of Indebtedness which is not secured by a Lien on any property or assets of the Company or any Subsidiary of the Company, which Indebtedness (A) is in an amount that does not exceed 100% of the Construction Cost to the Company or such Subsidiary to acquire or construct such Existing Mill Expansion Equipment or Greenfield Expansion Assets, (B) provides for interest at rates which do not exceed the market rates in respect of similar types of financing prevailing at the time such Indebtedness is incurred, (C) has a final scheduled maturity date that is subsequent to the date on which the final Scheduled Term Loans Principal Payment in respect of Tranche B Term Loans is due hereunder, (D) has an Average Life to Stated

Maturity that is greater than the remaining Average Life to Stated Maturity of the Tranche B Term Loans on the date such Indebtedness is incurred,
(E) contains no representation and warranty, covenant or event of default that (i) is in addition to the representations and warranties, covenants and events of default that are currently set forth in one or more of the Corresponding Debt Instruments applicable thereto or (ii) is more burdensome (to the Company) than the most burdensome (to the Company) corresponding representation and warranty, covenant or event of default set forth in any of the Corresponding Debt Instruments applicable thereto and
(F) if such Indebtedness is Subordinated Indebtedness, contains subordination provisions no less favorable to the Lenders than the least favorable subordination provisions (to the Lenders) in the Existing Subordinated Debt.

            "Wholly Owned Subsidiary" of any Person means any Subsidiary all of the shares of capital stock of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

            Section 1.2 Accounting Terms. For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

            Section 1.3 Other Definitional Provisions; Anniversaries. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of the Closing Date shall occur on the same day of the applicable month as the day of the month on which the Closing Date occurred; provided that if the applicable month has no such day (i.e., 29, 30 or 31), the monthly anniversary shall be deemed to occur on the last day of the applicable month.

            Section 1.4 Adjustment for Special Reserve. For purposes of calculating the Leverage Ratio in respect of periods which include fiscal quarters ending on or prior to December 31, 1994, Consolidated EBITDA shall be determined without taking into account the establishment of the Special Reserve.

            Section 1.5 Currency Equivalent Generally. For all purposes of this Agreement, (A) the equivalent in Dollars of any amount in any other currency shall be determined at the rate of exchange quoted by the Administrative Agent in New York City at 9:00 A.M. (New York City time) on the date of determination to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of such other currency with Dollars and (B) the equivalent in any currency (other than Dollars) of any amount in Dollars shall be determined at the rate of exchange quoted by the Administrative Agent in New York City at 9:00 A.M. (New York City time) on the date of determination to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such other currency. In determining compliance with the covenants and other terms of this Agreement that require amounts of another currency to be converted into Dollars or amounts of Dollars to be converted into another currency, as the case may be, such amounts shall be converted pursuant to the first sentence of this Section 1.5 on the date that (A) Indebtedness is incurred,
(B) an Investment is made, (C) a transfer of assets occurs or (D) any other relevant transaction occurs, as the case may be.


                                ARTICLE II

                       COMMITMENTS AND LOANS; NOTES


            Section 2.1  Term Loans and Term Notes.

            2.1.1. Term Loan Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties set forth herein and in each of the other Loan Documents, (A) on the Closing Date, (1) each Lender having a Tranche A Commitment hereby severally agrees to lend the Company an aggregate amount not exceeding its Tranche A Funding Percentage of the Closing Date
Tranche A Funding Amount and (2) each Lender having a Tranche B Commitment hereby severally agrees to lend the Company an aggregate amount not exceeding its Tranche B Funding Percentage of the aggregate Tranche B Commitments and (B) on the Deferred Funding Date, each Lender having a Tranche A Commitment severally agrees to lend the Company an aggregate amount not exceeding its Tranche A Funding Percentage of the Deferred Tranche A Funding Amount. The aggregate amount of the Tranche A Commitments is $810,000,000. Each Lender's Tranche A Commitment shall expire on the Deferred Funding Date (immediately following any funding made on such date) but, in any event, not later than 5:00 P.M. (New York time) on the date 45 days after the Closing Date; provided that the Tranche A

Commitment of any Lender that is a Defaulting Lender by reason of the failure to advance its Tranche A Funding Percentage of the Deferred
Tranche A Funding Amount on the Deferred Funding Date shall not so terminate until such Lender (or its assignee) shall have so funded such Tranche A Funding Percentage. The aggregate amount of the Tranche B Commitments is $330,000,000. Each Lender's Tranche B Commitment shall expire on the Closing Date (immediately following the funding of the Tranche B Term Loans). All Tranche A Term Loans under this Agreement shall be made by the Lenders having a Tranche A Commitment simultaneously and proportionately to their Tranche A Funding Percentages and all Tranche B Term Loans under this Agreement shall be made by the Lenders having a Tranche B Commitment simultaneously and proportionately to their Tranche B Funding Percentages, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Term Loan hereunder nor shall the Tranche A Commitment or Tranche B Commitment, as the case may be, of any Lender be increased or decreased as a result of the default by any other Lender in such other Lender's obligation to make a Term Loan hereunder. Term Loans made on any Funding Date shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

            2.1.2. Notice of Borrowing. The Company shall deliver to the Administrative Agent a Notice of Borrowing substantially in the form of
Exhibit I annexed hereto in respect of the Borrowings to be made on the Closing Date or the Deferred Funding Date as follows: (A) to the extent such Borrowings will consist of an Adjusted LIBOR Term Borrowing, such Notice of Borrowing shall be received by the Administrative Agent no later than 11:00 a.m. (New York time), at least three Business Days in advance of the Closing Date or the Deferred Funding Date, as the case may be, and
(B) to the extent such Borrowings will consist of an ABR Term Borrowing, such Notice of Borrowing shall be received by the Administrative Agent no later than 11:00 a.m. (New York time), at least one Business Day in advance of the Closing Date or the Deferred Funding Date, as the case may be; provided that the Notice of Borrowing delivered by the Company in respect of the Tranche A Term Loans to be borrowed on the Deferred Funding Date shall in any event be delivered to the Administrative Agent at least three days prior to the Deferred Funding Date. Each such Notice of Borrowing shall be irrevocable and shall specify (A) the date on which Term Loans are to be made (which shall be a Business Day), (B) whether such Term Loans are Tranche A Term Loans or Tranche B Terms Loans and the total amount of such Term Loans, (C) in the case of Borrowings to be made on the Closing Date, a computation, in reasonable detail, of the Closing Date Tranche A Funding Amount, and (D) whether the Term Loans will be based on Adjusted LIBOR or ABR; and provided, further, in the case of any such Loans borrowed on or prior to the 90th day following the Closing Date, such Loans may consist only of Adjusted LIBOR Loans having a one month Interest Period or ABR Loans.

            2.1.3. Disbursement of Funds. (a) Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.l.2, the Administrative Agent shall notify each applicable Lender of the proposed Borrowing. Arrangements may be made satisfactory to the Company, the Administrative Agent and each Lender whereby an amount up to the aggregate amount of Term Loans to be borrowed on the Closing Date may be placed in escrow to facilitate the making of such Loans on the Closing Date; provided that in any event each Lender shall have made arrangements satisfactory to the Company, the Administrative Agent and such Lender (pursuant to the Special Funding Procedures Letter or otherwise) whereby the funds for the Term Loans to be made on the Closing Date shall be made available by the Lenders to the Administrative Agent, as escrow agent under the Special Funding Procedures Letter, not later than 1:00 P.M. (New York time) on the Closing Date. It is understood and agreed that the Term Loans to be made on the Closing Date shall not be considered to have been made for any purposes of this Agreement, and the Company shall have no interest in such funds, until the escrow agent delivers such funds to the Administrative Agent pursuant to paragraph 4 of the Special Funding Procedures Letter. Upon satisfaction or waiver of the conditions precedent specified in Sections 3.2 and 3.3, and, in the case of Term Loans made on the Closing Date, Section 3.1, the Administrative Agent shall make the proceeds of the Term Loans available to the Company on the relevant Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Administrative Agent at its office located at One Bankers Trust Plaza, New York, New York to be credited to the account of the Company at such office of the Administrative Agent. The parties hereto acknowledge and agree that all Term Loans will be borrowed in New York, New York, and that no Term Loans will be made other than in New York, New York.

            (b) Unless the Administrative Agent shall have been notified by any Lender prior to the date of borrowing of Term Loans that such Lender does not intend to make available to the Administrative Agent the amount of funds necessary to satisfy such Lender's obligations under subsection 2.1.1 on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, but shall not be obligated to, make available to the Company a corresponding amount on such date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date of borrowing of Term Loans until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at ABR. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent. Nothing in this subsection 2.l.3 shall be deemed to relieve any Lender from its obligation to fulfill its Tranche A Commitment and/or Tranche B Commitment, as the case may be, hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

            2.1.4. Term Notes. The Company shall execute and deliver to each Lender, as applicable (or to the Administrative Agent for that Lender), a Tranche A Term Note substantially in the form of Exhibit III or a Tranche B Term Note substantially in the form of Exhibit V, each as annexed hereto, to evidence such Lender's Term Loan(s), in the principal amount of such Lender's Tranche A Commitment and/or Tranche B Commitment, as the case may be, with other appropriate insertions.

            2.1.5. Scheduled Payments of Term Loans. For each six-month period after the Closing Date, the Company shall make a principal payment in respect of Tranche A Term Loans and Tranche B Term Loans in the amount of the Scheduled Term Loans Principal Payment applicable to such Term Loans for such period. Each Scheduled Term Loans Principal Payment shall be due and payable on the last Business Day of the relevant six-month period identified in the definition of Scheduled Term Loans Principal Payment, except that the principal payment for the 16th such six-month period shall be made on December 31, 2002 (the "Tranche B Term Maturity Date"). Any payment or prepayment of the Term Loans may not be reborrowed. The
Tranche A Term Loans and all other amounts owed hereunder with respect to Tranche A Term Loans shall be paid in full no later than the date which is the seventh anniversary of the Closing Date (such seventh anniversary, the "Tranche A Term Maturity Date"). The Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Term Maturity Date.

            Section 2.2  Letters of Credit.

            2.2.1. Letters of Credit. (a) In addition to requesting that the Lenders make Revolving Loans pursuant to Section 2.3, the Company may request, in accordance with the provisions of this subsection 2.2.1, that on and after the Closing Date and prior to the date that is thirty Business Days preceding the Revolving Credit Maturity Date one or more Fronting Banks issue, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties set forth herein and in each of the other Loan Documents, Letters of Credit for the Company's account; provided that (A) the Company shall not request that any Fronting Bank issue any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Total Revolving Loan Commitment then in effect, (B) in no event shall any Fronting Bank issue (1) any Letter of Credit having an expiration date later than the Revolving Credit Maturity Date or (2) subject to the foregoing subclause (1), any Commercial Letter of Credit having an expiration date more than 270 days after its date of issuance or less than thirty Business Days prior to the Revolving Credit Maturity Date, or having terms under which the latest possible payments of obligations arising thereunder could mature on or later than the Revolving Credit Maturity Date, or any Standby Letter of Credit having an expiration date more than one year after its date of issuance, provided that, subject to the foregoing subclause (1), this subclause (2) shall not prevent any Fronting Bank from agreeing that a Standby Letter of Credit will automatically be renewed annually for a period not to exceed one year if such Fronting Bank does not cancel such renewal, and (C) the Company shall not request that any Fronting Bank issue any Letter of Credit if, after giving effect to such issuance, the Letters of Credit Usage in respect of Letters of Credit would exceed $50,000,000. The issuance of any Letter of Credit in accordance with the provisions of this subsection 2.2.1 shall be given effect in the calculation of the Total Utilization of Revolving Loan Commitments and shall require the satisfaction of each condition set forth in Sections 3.2 and 3.5.

            (b) Immediately upon the issuance of each Letter of Credit, each Lender having an Adjusted Revolving Loan Percentage greater than zero shall be deemed to, and hereby agrees to, irrevocably purchase from the Fronting Bank a participation in such Letter of Credit and all drawings thereunder in an amount equal to such Lender's Adjusted Revolving Loan Percentage of the maximum amount which is or at any time may become available to be drawn thereunder. Upon any change in the Revolving Loan Commitments or Adjusted Revolving Loan Percentages of the Lenders pursuant to Section 9.22 or 9.1 or as a result of the occurrence of a Lender Default or the cure by any Defaulting Lender of a Lender Default, with respect to all outstanding Letters of Credit and all then unreimbursed drawings under any Letters of Credit, there shall be an automatic adjustment to the participations pursuant to this subsection 2.2.1 to reflect the new Adjusted Revolving Loan Percentages of the Lenders; provided that no such adjustment shall relieve any Defaulting Lender of its obligations under this Agreement to the Company or, in the circumstances contemplated in the proviso to the definition of Adjusted Revolving Loan Percentage, to the other Lenders and the Fronting Bank or Fronting Banks.

            (c) Each Letter of Credit may provide that the applicable Fronting Bank may (but shall not be required to) pay the beneficiary thereof, upon the occurrence of an Event of Default or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Administrative Agent for ratable distribution to the Lenders (or, if all Obligations then due shall have been indefeasibly paid in full, to the Company) if no payment to the beneficiary has been made and the final date available for drawings under such Letter of Credit has passed. Each payment or deposit of funds by a Fronting Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Fronting Bank under the related Letter of Credit.

            2.2.2. Request for Issuance. Whenever the Company desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent a written notice no later than 1:00 P.M. (New York time) at least ten Business Days (in the case of Standby Letters of Credit), or five Business Days (in the case of Commercial Letters of Credit), or, in each such case, such shorter period as may be agreed to by any Fronting Bank in any particular instance, in advance of the proposed date of issuance. Such notice shall specify (A) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the applicable Fronting
Bank), (B) the face amount and type of the Letter of Credit requested,
(C) the expiration date of the Letter of Credit requested, (D) the name and address of the beneficiary thereof and (E) the Benefited Subsidiary or Benefited Subsidiaries, if any, with respect to such Letter of Credit and the amount inuring to the benefit of each such Benefited Subsidiary. As soon as practicable after delivery of such notice, the Fronting Bank for such Letter of Credit shall be determined as provided in subsection 2.2.3. Prior to the date of issuance of any Letter of Credit, the Company shall specify a precise description of the form of such Letter of Credit and documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Letter of Credit, would require the applicable Fronting Bank to make payment under such Letter of Credit; provided that the Fronting Bank, in its sole reasonable judgment, may prior to the date of issuance require changes in the form of such Letter of Credit and any such documents and certificates; and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction of the Fronting Bank) that such draft is presented if such presentation is made after 1:00 p.m. (in the time zone of the jurisdiction of the Fronting Bank) on such business day. Promptly after receipt of a request for issuance of a Letter of Credit and the determination of the Fronting Bank therefor, the Administrative Agent shall notify each Lender having a Revolving Loan Commitment of the proposed issuance, the identity of the Fronting Bank and the amount of each such other Lender's respective participation therein, determined in accordance with subsection 2.2.1.

            2.2.3. Determination of Fronting Bank. (a) Upon receipt by the Administrative Agent of a notice from the Company pursuant to subsection 2.2.2 requesting the issuance of a Letter of Credit, in the event Bankers elects to issue such Letter of Credit, the Administrative Agent shall so notify the Company and Bankers shall be the Fronting Bank with respect thereto. In the event that Bankers, in its sole discretion, elects not to issue such Letter of Credit, Bankers shall promptly so notify the Company and the Company may request any other Arranger to issue such Letter of Credit. Each such Arranger so requested to issue such Letter of Credit shall promptly notify the Company and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Arranger which so elects to issue such Letter of Credit shall be the Fronting Bank with respect thereto. In the event that all Arrangers shall have declined to issue such Letter of Credit, notwithstanding the prior election of each Arranger not to issue such Letter of Credit, each Arranger shall be obligated to issue a Letter of

Credit in a maximum aggregate amount available for drawing equal to such Arranger's proportionate share (based upon the relative Adjusted Revolving Loan Percentages of the Arrangers) of the Letter of Credit requested by the Company and each Arranger shall be a Fronting Bank with respect to the Letter of Credit issued by it.

            (b) Each Fronting Bank which elects to issue a Letter of Credit shall promptly give written notice to the Administrative Agent and each other Lender having an Adjusted Revolving Loan Percentage greater than zero of the information required under clauses (A) through (E) of the second sentence of subsection 2.2.2 relating to such Letter of Credit and shall deliver a copy of such Letter of Credit, and any amendment thereto, to the Administrative Agent.

            2.2.4. Payment of Amounts Drawn Under Letters of Credit. (a) In determining whether to pay under any Letter of Credit, the Fronting Bank with respect thereto shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

            (b) In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Fronting Bank shall notify the Company and the Administrative Agent on or before 11:00 a.m. (New York time) on the Business Day on which such Fronting Bank intends to honor such drawing, and if notified on or before such time, the Company shall reimburse such Fronting Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, if the Fronting Bank notifies the Company and the Administrative Agent after 11:00 a.m. (New York time) on the Business Day on which such Fronting Bank intends to honor such drawing, the Company shall reimburse such Fronting Bank on the Business Day immediately following the day on which it receives notice that such drawing was honored in an amount in same day funds equal to the amount of such drawing plus accrued interest on such amount at, notwithstanding the provisions of subparagraph (a)(ii) of subsection 2.2.6, the rate payable under this Agreement for ABR Loans; and provided, further, that, anything contained in this Agreement to the contrary notwithstanding,
(A) unless the Company shall have notified the Administrative Agent and such Fronting Bank prior to the time such reimbursement is due, as provided above, that the Company intends to reimburse such Fronting Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans or unless the Company shall have previously given to the

Administrative Agent a timely Notice of Borrowing for Revolving Loans that are Adjusted LIBOR Loans in an amount at least equal to the amount of such drawing, the Company shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Lenders having Revolving Loan Commitments to make Revolving Loans which are ABR Loans on the date on which the Company is obligated to reimburse the Fronting Bank in an amount equal to the amount of such drawing, and (B) subject to satisfaction or waiver of the conditions specified in Section 3.2, such Lenders shall, on the date on which the Company is obligated to reimburse the applicable Fronting Bank, make Revolving Loans which are Adjusted LIBOR Loans or ABR Loans, as the case may be, in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Fronting Bank for the amount of such drawing; and provided, further, that if, for any reason, proceeds of Revolving Loans are not received by such Fronting Bank on such date in an amount equal to the amount of such drawing the Company shall reimburse such Fronting Bank, on the business day (under the laws of the jurisdiction of such Fronting Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subparagraph (a)(ii) of subsection 2.2.6; and provided, further, that, if proceeds of any Revolving Loan are not received by the Fronting Bank as a result of the failure of a Lender to fund such Revolving Loan when required to do so by the terms of this Agreement, then the accrued interest on the amount so reimbursed shall be at the rate set forth in subsection 2.5.1 which would have applied to such Revolving Loan.

            (c) The Fronting Bank shall, to the fullest extent permitted by applicable law, apply all reimbursement funds received by it from the Company pursuant to subsection 2.2.4(b) in the following order of priority: first, to the Fronting Bank for any amount then due and payable to such Fronting Bank in connection with such Letter of Credit, second, to all other Lenders (other than Defaulting Lenders) ratably (according to the respective amounts paid by such other Lenders in connection with such Letter of Credit pursuant to subsection 2.2.5) for any amounts then due and payable to such other Lenders in connection with such Letter of Credit, and third, to all Defaulting Lenders ratably (according to the respective amounts paid by such Lenders in connection with such Letter of Credit pursuant to Section 2.2.5) for any amounts then due and payable to such Lenders in connection with such Letter of Credit.

            2.2.5. Payment by the Lenders. In the event that the Company shall fail to reimburse a Fronting Bank as provided in subsection 2.2.4 in an amount equal to the amount of any drawing honored by such Fronting Bank under a Letter of Credit issued by it, such Fronting Bank shall promptly notify each Lender of the unreimbursed amount of such drawing, plus accrued interest thereon, and of such Lender's respective participation therein. Each Lender shall make available to such Fronting Bank an amount equal to its respective participation in same day funds, at the office of such Fronting Bank specified in such notice, not later than 1:00 P.M. (New York time) on the business day (under the laws of the jurisdiction of such Fronting Bank) after the date notified by such Fronting Bank. In the event that any Lender fails to make available to such Fronting Bank the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.2.5, such Fronting Bank shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at ABR. Nothing in this subsection 2.2.5 shall be deemed to prejudice the right of any Lender to recover from such Fronting Bank any amounts made available by such Lender to such Fronting Bank pursuant to this subsection 2.2.5 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Fronting Bank in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Fronting Bank. Each Fronting Bank shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.2.5 with respect to any Letter of Credit issued by such Fronting Bank such other Lender's Adjusted Revolving Loan Percentage of all payments received by such Fronting Bank from the Company in reimbursement of drawings honored by such Fronting Bank under such Letter of Credit when such payments are received.

            2.2.6. Compensation. (a) The Company agrees to pay the following amounts to each Fronting Bank with respect to each Letter of Credit issued by it:

            (i) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Fronting Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

           (ii) except as otherwise provided in subsection 2.2.4, with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Fronting Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Revolving Loans or Swing Line Loans, as the case may be, pursuant to subsection 2.2.4) at a rate which is at all times equal to 2.0% per annum in excess of the rate of interest otherwise payable under this Agreement for ABR Loans.

            (b) The Company agrees to pay to the Administrative Agent for distribution to each Lender having a Revolving Loan Commitment in respect of all Letters of Credit outstanding such Lender's Adjusted Revolving Loan Percentage of a commission on the maximum amount available from time to time to be drawn under such outstanding Letters of Credit at a rate per annum equal to the LIBOR Spread then applicable to Adjusted LIBOR Revolving Loans, payable in arrears on and through the last day of each fiscal quarter of the Company (or the first date on which the Revolving Loan Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit, if earlier) and calculated on the basis of a 360-day year and the actual number of days elapsed.

            (c) The Company agrees to pay to each Fronting Bank in respect of all Letters of Credit outstanding issued by such Fronting Bank a facing fee (the "Facing Fee") equal to .25% per annum of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears on and through the last day of each fiscal quarter of the Company (or the first date on which the Revolving Loan Commitments shall have expired or been terminated and there shall be no outstanding Letters of Credit, if earlier) and calculated on the basis of a 360-day year and the actual number of days elapsed, provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the expiration or termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the expiration or termination of such Letter of Credit.

            (d) Promptly upon receipt by the Administrative Agent or any Fronting Bank of any amount described in subparagraph (a)(ii) or paragraph (b) of this subsection 2.2.6, the Administrative Agent on behalf of such Fronting Bank, or such Fronting Bank, as applicable, shall distribute to each Lender its Adjusted Revolving Loan Percentage of such amount. Amounts payable under subparagraph (a)(i) and paragraph (c) of this subsection 2.2.6 shall be paid directly to the applicable Fronting Bank.

            (e) Once paid, any commissions or fees described in this subsection shall not be refundable or creditable in any circumstances.

            2.2.7. Obligations Absolute. The obligation of the Company to reimburse each Fronting Bank for drawings made under the Letters of Credit issued by it and the obligations of the Lenders under subsection 2.2.5 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit;

           (ii) the existence of any claim, set-off, defense or other right which the Company or any Affiliate of the Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), such Fronting Bank, any Lender or any other Person, whether in connection with this Agreement, the 1988 Credit Agreement, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect other than solely as the result of gross negligence or willful misconduct of the applicable Fronting Bank;

           (iv) payment by such Fronting Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than if said payment is solely the result of the gross negligence or willful misconduct of such Fronting Bank;

            (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing;

           (vi) the fact that an Event of Default or a Potential Event of Default shall have occurred and is continuing; or

          (vii)  any Lender Default.

            2.2.8. Additional Payments. Without duplication of payments under subsection 2.9.7, if by reason of (A) after the date of this Agreement any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any applicable law, regulation, rule, decree or regulatory requirement or (B) compliance by any Fronting Bank or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

            (i) such Fronting Bank or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations in respect of Letters of Credit or participations therein under this Section 2.2 (except for changes in the rate of tax on the overall net income of such Fronting Bank or Lender or its applicable lending office imposed by the jurisdiction in which such Fronting Bank's or Lender's principal executive office or applicable lending office is located), whether directly or by such tax, levy, charge or withholding being imposed on payments in respect of Letters of Credit or participations therein made to such Fronting Bank or any Lender;

           (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Fronting Bank or participations therein purchased by any Lender; or

          (iii) there shall be imposed on such Fronting Bank or any Lender any other condition regarding this Section 2.2, any Letter of Credit or any participation therein;

and the result of any of the foregoing is directly or indirectly to increase the cost to such Fronting Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation between a Lender and the Fronting Bank in any Letter of Credit, or to reduce the amount receivable in respect thereof by such Fronting Bank or any Lender, then and in any such case such Fronting Bank or such Lender may, from time to time after obtaining actual knowledge that the additional cost was incurred or the amount received was reduced, notify the Company and the Company shall, within 5 days of receipt of the request therefor, pay such amounts as such Fronting Bank or such Lender may specify to be necessary to compensate such Fronting Bank or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the rate applicable to ABR Loans; provided that the Company shall have no obligation to such Fronting Bank or such Lender under this subsection 2.2.8 if (A) such Fronting Bank or such Lender shall not have notified the Company within six months following the later of (1) the date of the occurrence of the event which forms the basis for such request and (2) the date such Fronting Bank or such Lender shall have become aware of such event or (B) the obligation to pay additional amounts on account of taxes, levies, charges or withholdings would not have arisen but for
(1) the failure of such Fronting Bank or such Lender to provide any applicable forms or other documents requested by the Company which such Fronting Bank or Lender is otherwise required to provide under this Agreement that would establish the entitlement of such Fronting Bank or such Lender to a reduced rate of, or an exemption from, such tax, levy, charge, withholding or similar item or (2) any representation or warranty made by such Fronting Bank or such Lender with respect to an exemption (partial or complete) from taxes, levies, charges or withholdings proving to have been incorrect, false or misleading in any material respect when so made. The determination by such Fronting Bank or any Lender, as the case may be, of any amount due pursuant to this subsection 2.2.8 as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

            2.2.9. Indemnification; Nature of Fronting Bank's Duties. (a) In addition to amounts payable as elsewhere provided in this Section 2.2, without duplication, the Company hereby agrees to protect, indemnify, pay and save each Fronting Bank, upon its demand and as incurred, harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and reasonable allocated costs of internal counsel) which such Fronting Bank may incur or be subject to as a consequence, direct or indirect, of
(A) the issuance of the Letters of Credit, other than such claims, demands, liabilities, damages, losses, costs, changes and expenses as result from the gross negligence or willful misconduct of such Fronting Bank or (B) the failure of such Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority or court (all such acts or omissions, "Government Acts").

            (b) As between the Company, on the one hand, and each Fronting Bank, on the other hand, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Fronting Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Fronting Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (C) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telephone, facsimile or otherwise, whether or not they be in cipher, (E) for errors in interpretation of technical terms, (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof, (G) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit and (H) for any consequences arising from causes beyond the control of such Fronting Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Fronting Bank's rights or powers hereunder.

            (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put such Fronting Bank under any resulting liability to the Company.

            (d) Notwithstanding anything to the contrary contained in this subsection 2.2.9, the Company shall not have any obligation to indemnify any Fronting Bank in respect of any liability incurred by such Fronting Bank which (A) results from the gross negligence or willful misconduct of such Fronting Bank or (B) arises out of the wrongful dishonor by such Fronting Bank of proper demand for payment made under any Letter of Credit issued by it.

            2.2.10. Computation of Interest. Interest payable pursuant to this Section 2.2 shall be computed on the basis of a 360-day year (except for interest payable in respect of ABR Loans based on the Prime Rate, which shall be computed on the basis of a 365/66 day year) and the actual number of days elapsed in the period during which it accrues.

            Section 2.3  Revolving Loans and Revolving Notes.

            2.3.1. (a) Revolving Loan Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties set forth herein and in each of the other Loan Documents, each Lender having a Revolving Loan Commitment hereby severally agrees to lend to the Company, from time to time during the period from and including the Closing Date to but excluding the Revolving Credit Maturity Date, its Adjusted Revolving Loan Percentage of Revolving Loans which may from time to time be borrowed by the Company hereunder to be used for the purposes identified in subsection 2.8.2. Each Lender's Revolving Loan Commitment shall expire on the Revolving Credit Maturity Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans shall be paid in full no later than the Revolving Credit Maturity Date. In no event shall the aggregate principal amount of the Revolving Loans from and Letters of Credit Usage of any Lender outstanding at any time exceed its Revolving Loan Commitment then in effect less such Lender's Adjusted Revolving Loan Percentage of the Revolving Loan Deduction Amount and such Lender's Adjusted Revolving Loan Percentage of the amount of any Swing Line Loans then outstanding, and in no event shall the Total Utilization of Revolving Loan Commitments exceed the Total Revolving Loan Commitment.

            (b) Subject to subsection 2.9.4, all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Adjusted Revolving Loan Percentages, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make Revolving Loans hereunder nor shall the amount of the Revolving Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in such other Lender's obligation to make Revolving Loans hereunder. Amounts borrowed by the Company under this subsection 2.3.1 may, subject to the limitations set forth in subsection 2.7.1, be repaid and, subject to the other limitations set forth in this Agreement, to but excluding the Revolving Credit Maturity Date, be reborrowed. Revolving Loans made on any Funding Date shall, except as provided in Section 2.9 and subsection 2.11.1, be made in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount or, if less, the unutilized amount of the Total Revolving Loan Commitment.

            2.3.2. Notice of Borrowing. (a) Whenever the Company desires to borrow under this Section 2.3, it shall deliver to the Administrative Agent a Notice of Borrowing substantially in the form of Exhibit I annexed hereto (A) to the extent such Borrowings will consist of ABR Revolving Borrowings, no later than 2:00 P.M. (New York time) at least one Business Day in advance of the proposed Funding Date or (B) to the extent such Borrowings consist of Adjusted LIBOR Revolving Borrowings, no later than 2:00 P.M. (New York time) at least three Business Days in advance of the proposed Funding Date. The Notice of Borrowing shall specify (A) the proposed Funding Date (which shall be a Business Day), (B) the amount of the proposed Revolving Loans, (C) whether such Revolving Loans are initially to consist of ABR Loans or Adjusted LIBOR Loans or a combination thereof, and (D) if such Revolving Loans, or any portion thereof, are initially to be Adjusted LIBOR Loans, the amount thereof and the initial Interest Periods therefor; provided that the minimum amount of Adjusted LIBOR Loans with a particular Interest Period included as a portion of any such combination, if any, shall be $25,000,000 and integral multiples of $1,000,000 in excess of that amount; and provided, further, in the case of any such Loans borrowed on or prior to the 90th day following the Closing Date, such Loans may consist only of Adjusted LIBOR Loans having a one month Interest Period or ABR Loans. Revolving Loans may be continued as or converted into ABR Loans or Adjusted LIBOR Loans in the manner provided in subsection 2.5.4. In lieu of delivering the above-described Notice of Borrowing, the Company may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this Section 2.3; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or prior to the Funding Date of the requested Revolving Loans.

            (b) Neither the Administrative Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this subsection 2.3.2 and, upon the making of Revolving Loans by the Lenders in accordance with this Agreement pursuant to any telephonic notice, the Company shall have borrowed Revolving Loans hereunder.

            (c) Except as provided in subsection 2.9.4, a Notice of Borrowing for an Adjusted LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to make a Borrowing in accordance therewith.

            2.3.3. Disbursement of Funds. (a) Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.3.2 (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender having an Adjusted Revolving Loan Percentage greater than zero of the proposed Borrowing. Each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York not later than 12:00 Noon (New York time) on the applicable Funding Date. Upon satisfaction or waiver of the conditions precedent specified in Sections 3.1, 3.2 and 3.4, the Administrative Agent shall make the proceeds of such Loans available to the Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Administrative Agent at its office located at One Bankers Trust Plaza, New York, New York, to be credited to the account of the Company at such office of the Administrative Agent. The parties hereto acknowledge and agree that all Revolving Loans will be borrowed in New York, New York, and that no Revolving Loans will be made other than in New York, New York.

            (b) Unless the Administrative Agent shall have been notified by any Lender having a Revolving Loan Commitment prior to any Funding Date in respect of any Revolving Loans that such Lender does not intend to make available to the Administrative Agent such Lender's Revolving Loan on such Funding Date, the

Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Funding Date and the Administrative Agent in its sole discretion may, but shall not be obligated to, make available to the Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at ABR. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent. Nothing in this subsection 2.3.3 shall be deemed to relieve any Lender having a Revolving Loan Commitment from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which the Company may have against any such Lender as a result of any default by such Lender hereunder.

            2.3.4. Revolving Notes. The Company shall execute and deliver to each Lender having a Revolving Loan Commitment (or to the Administrative Agent for such Lender) a Revolving Note substantially in the form of
Exhibit IV annexed hereto to evidence such Lender's Revolving Loans, in the principal amount of such Lender's Revolving Loan Commitment.

            Section 2.4 Total Loan Commitments; Limitations on Outstanding Loan Amounts. The aggregate amount of the Tranche A Commitment, the Tranche B Commitment and the Revolving Loan Commitment of each Lender hereunder, as in effect at any time, is called its "Total Loan Commitment"; and the aggregate amount of the Tranche A Commitments, Tranche B Commitments and Adjusted Revolving Loan Commitments of all the Lenders hereunder as in effect at any time is herein called the "Total Loan Commitments" at such time. The Total Loan Commitment as of the Closing Date is $1,440,000,000. Anything contained in this Agreement to the contrary notwithstanding, (A) in no event shall the sum of (1) the aggregate principal amount of all Loans made by a Lender and (2) the amount of Letters of Credit Usage of such Lender outstanding at any time exceed its Total Loan Commitment less such Lender's Adjusted Revolving Loan Percentage of the Revolving Loan Deduction Amount and such Lender's Adjusted Revolving Loan Percentage of the amount of any Swing Line Loans then outstanding, and (B) in no event shall the sum of (1) the aggregate principal amount of all Loans made by all the Lenders and (2) the amount of Letters of Credit Usage of all the Lenders outstanding exceed the Total Loan Commitments less the Revolving Loan Deduction Amount and the amount of any portion of the Deferred Tranche A Funding Amount that was not funded on the Deferred Funding Date (because of a Lender Default).

            Section 2.5  Interest on the Loans.

            2.5.1. Rate of Interest. (a) The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to ABR or Adjusted LIBOR. The applicable basis for determining the rate of interest with respect to Term Loans and Revolving Loans shall be selected by the Company at the time a Notice of Borrowing is given pursuant to sub-
section 2.1.2 or 2.3.2. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Term Loan or Revolving Loan shall bear interest determined by reference to ABR.

            (b) Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when ABR is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to ABR (as ABR changes from time to time) plus the ABR Spread in effect at such time with respect to such Loans. Swing Line Loans shall bear interest at the rate applicable to ABR Revolving Loans.

            (c) Loans comprising each Adjusted LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to Adjusted LIBOR for the Interest Period in effect for such Borrowing plus the LIBOR Spread in effect at such time with respect to such Loans.

            (d) The ABR Spread and LIBOR Spread per annum in respect of Tranche A Term Loans and Revolving Loans (but not Tranche B Term Loans) shall initially be as specified in "Category 1" in the table set forth below and shall be subject to adjustment from time to time after the Closing Date as provided in this paragraph. If, as of the last day of any fiscal quarter of the Company, the results of Ratio 1 and

Ratio 2, as set forth in a Compliance Certificate delivered pursuant to subparagraph (iv) of Section 5.1, are such as to cause to be applicable any Applicable Category other than the Category in the table below which was applicable on the date of delivery of such Compliance Certificate, the ABR Spread and the LIBOR Spread shall automatically be adjusted (effective as of the times set forth in the next succeeding sentence) to equal the amounts set forth as ABR Spread and LIBOR Spread, respectively, in such new Applicable Category and the spreads set forth in such new Applicable Category shall continue to be the ABR Spread and the LIBOR Spread until such time as there shall be delivered a Compliance Certificate indicating results of Ratio 1 and Ratio 2 which cause to be applicable a different Applicable Category. Each adjustment of the ABR Spread and the LIBOR Spread pursuant to this paragraph (d) shall take effect (A) in the case of the ABR Spread, with respect to all ABR Loans outstanding on and after the date that is five Business Days following the date of delivery to the Administrative Agent of a Compliance Certificate pursuant to subparagraph
(iv) of Section 5.1 relating to the immediately preceding fiscal quarter and (B) in the case of the LIBOR Spread, with respect to all Interest Periods commencing on and after the date that is five Business Days following the date of delivery to the Administrative Agent of such Compliance Certificate.

                    Interest Rate Step-Downs for
                    Tranche A Loans and Revolving Loans

Category 1                                ABR Spread   LIBOR Spread

When none of the Categories
below is applicable                         1.50%           2.50%

Category 2

Ratio 1: 2.00 to 1 or higher                1.25%           2.25%
Ratio 2: 3.00 to 1 or lower

Category 3

Ratio 1: 2.25 to 1 or higher                1.00%           2.00%
Ratio 2: 2.75 to 1 or lower

Category 4

Ratio 1: 2.50 to 1 or higher                0.75%           1.75%
Ratio 2: 2.50 to 1 or lower

Category 5

Ratio 1: 2.75 to 1 or higher                0.50%           1.50%
Ratio 2: 2.25 to 1 or lower

Category 6

Ratio 1: 3.00 to 1 or higher                0.25%           1.25%
Ratio 2: 2.00 to 1 or lower

Category 7

Ratio 1: 3.25 to 1 or higher                0.00%           1.00%
Ratio 2: 1.50 to 1 or lower


Notwithstanding the foregoing provisions of this paragraph (d), (i) there shall not be any adjustment to the ABR Spread or the LIBOR Spread, as provided above, until the first anniversary of the Closing Date (except if an Event of Default shall have occurred and is continuing) and (ii) at any time during which the Company has failed to deliver a Compliance Certificate described in subparagraph (iv) of Section 5.1 with respect to a fiscal quarter in accordance with the provisions thereof, or at any time that an Event of Default shall have occurred and shall be continuing, as of the date such Compliance Certificate is due or as of the date such Event of Default shall have occurred, as the case may be, the ABR Spread shall be reset, if necessary, to be 1-1/2% and the LIBOR Spread shall be reset, if necessary, to be 2-1/2% until such time as the Company shall deliver such certificate in accordance with the provisions of subparagraph (iv) of Section 5.1 or such Event of Default shall be cured or waived or shall otherwise no longer be continuing.

            (e) Notwithstanding the foregoing and except where an Event of Default shall have occurred and be continuing, if any senior unsecured debt obligations of the Company receive a rating from S&P of at least BBB-, or from Moody's of at least Baa3, from the date that is the fifth Business Day of the fiscal quarter of the Company following the fiscal quarter containing the first date that either such rating is announced and for so long as such rating shall remain in effect the LIBOR Spread and the ABR Spread, respectively, with respect to Tranche A Term Loans and Revolving Loans (but not Tranche B Term Loans) shall be 0.75% and 0.00% and if any senior unsecured debt obligations of the Company receive ratings from both S&P and Moody's of at least BBB- and Baa3, respectively (such ratings, the "Investment Grade Ratings"), from the date that is the fifth Business Day of the fiscal quarter of the Company following the fiscal quarter containing the first date that both the Investment Grade Ratings shall be effective and for so long as both such ratings shall remain in effect the LIBOR Spread and the ABR Spread, respectively, shall be 0.625% and 0.00%.

            (f) The applicable ABR Spread or LIBOR Spread for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be presumptively correct absent manifest error.

            2.5.2. Interest Periods. In connection with each Adjusted LIBOR Loan, the Company shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period or, if permitted under sub-paragraph (viii) of this subsection 2.5.2, a twelve-month period; provided that:

            (i) subject to subparagraph (vi) below, the Interest Period for any Adjusted LIBOR Loan shall commence on the date of such Loan and each Interest Period occurring thereafter in respect of such Adjusted LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

           (ii) if an Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if such Business Day occurs in a different month, such Interest Period shall expire on the Business Day next preceding such day;

           (iv) no Interest Period with respect to any Revolving Loan, any Tranche A Term Loan or any Tranche B Term Loan shall extend beyond the Revolving Credit Maturity Date, the Tranche A Term Maturity Date or the Tranche B Term Maturity Date, respectively;

            (v) no Interest Period may extend beyond a date on which the Company is required to make a scheduled payment of principal of such Loan;

           (vi) the initial Interest Period for a Loan which is converted pursuant to subsection 2.9.4 shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Loans of the other Lenders which were not converted expire;

          (vii) there shall be no more than 20 Interest Periods relating to Loans outstanding at any time (it being understood that Interest Periods for Adjusted LIBOR Loans that are part of the same Tranche and which are scheduled to end on the same date shall constitute one Interest Period for purposes of this clause vii); and

         (viii) no Tranche B Term Loan may have an Interest Period longer than six months; and no Tranche A Term Loan or Revolving Loan may have an Interest Period of twelve months unless the Administrative Agent, after consultation with the Lenders, has determined in good faith based on prevailing conditions in the London interbank market on any date of determination that U.S. dollar deposits are generally offered by the Lenders to first class banks in the London interbank market for a comparable maturity.

            2.5.3. Interest Payments. Subject to subsection 2.5.5, interest shall be payable on the Loans as follows:

            (i) interest on each ABR Loan shall be payable in arrears on and to each September 30, December 30, March 30 and June 30 of each year, commencing on the first of such dates to occur after the Closing Date, upon any prepayment of any such Loan (to the extent accrued on the principal amount being prepaid) and at maturity of such ABR Loan; and

           (ii) interest on each Adjusted LIBOR Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the principal amount being prepaid) and at maturity of such Adjusted LIBOR Loan.

            2.5.4. Conversion or Continuation. (a) Subject to the provisions of Section 2.9, the Company shall have the option (A) to convert at any time all or any part of its outstanding ABR Loans equal to $10,000,000 principal amount and integral multiples of $1,000,000 in excess of that amount to Adjusted LIBOR Loans; provided that, after giving effect to each such conversion, there shall not exist any Adjusted LIBOR Loan with a particular Interest Period that has a principal amount less than $25,000,000 (it being understood that Interest Periods for Adjusted Libor Loans that are part of the same Tranche and which are scheduled to end on the same date shall constitute one Interest Period for this purpose) or
(B) upon the expiration of any Interest Period applicable to an Adjusted LIBOR Loan, (1) to continue all or any portion of such Loan equal to $25,000,000 principal amount and integral multiples of $1,000,000 in excess of that amount as an Adjusted LIBOR Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued or (2) to convert such Adjusted LIBOR Loan to an ABR Loan; provided that no outstanding Loan may be continued as, or be converted into, an Adjusted LIBOR Loan when any Event of Default or Potential Event of Default has occurred and is continuing.

            (b) The Company shall deliver a Notice of Conversion/ Continuation substantially in the form of Exhibit II annexed hereto to the Administrative Agent no later than 1:00 P.M. (New York time) at least three Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the amount of the Loan to be converted/continued and whether such Loan is a Tranche A Term Loan, a Tranche B Term Loan or a Revolving Loan, (C) the nature of the proposed conversion/continuation and (D) the requested Interest Period.

In lieu of delivering the above-described Notice of Conversion/ Continuation, the Company may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.5.4; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Administrative Agent on or before the proposed conversion/continuation date. If the Company has failed timely to deliver a Notice of Conversion/ Continuation or give such telephonic notice with respect to an Adjusted LIBOR Loan, the Company shall be deemed to have delivered to the Administrative Agent a Notice of Conversion/Continuation to convert such Adjusted LIBOR Loan into an ABR Loan.

            (c) Neither the Administrative Agent nor any Lender shall incur liability to the Company in acting upon any telephonic notice referred to above which the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Company or for otherwise acting in good faith under this subsection 2.5.4 and upon conversion/continuation by the Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, the Company shall have continued or converted, as the case may be, Loans hereunder.

            (d) Except as provided in subsection 2.9.4, a Notice of Conversion/Continuation for conversion to, or continuation of, an Adjusted LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to convert or continue in accordance therewith.

            2.5.5. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for ABR Loans.

            2.5.6. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year (except for interest payable in respect of ABR Loans based on the Prime Rate, which shall be computed on the basis of a 365/66 day year) and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or, in the case of Adjusted LIBOR Loans, the Interest Payment Date, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Loan.

            Section 2.6  Commissions.

            2.6.1. Commitment Commissions. The Company agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender having a Revolving Loan Commitment and/or a Tranche A Commitment commitment commissions with respect to the unused portion of the Adjusted Revolving Loan Commitments and/or the Tranche A Commitments for the period from and including the Closing Date to and excluding the date such Commitments expire or terminate, at an annual rate equal to the Commitment Percentage applicable from time to time. Such annual rate shall be applied on a daily basis to the aggregate of the daily unused portion of the Adjusted Revolving Loan Commitments and the Tranche A Commitments from time to time. Such commitment commissions shall be payable in arrears on September 30, December 30, March 30 and June 30 of each year, commencing on the first such date to occur after the Closing Date, and the date such Commitments expire or terminate, calculated, in all cases, on the basis of a 360-day year and the actual number of days elapsed. Letters of Credit Usage and Swing Line Loans shall constitute usage of the Revolving Loan Commitments for all purposes of this Agreement.

            2.6.2. Bankers and Arrangers Commissions. The Company agrees to pay to Bankers and the other Arrangers the commissions and other amounts at such times or upon the happening of such events as are set forth in the Commitment Fee Letters. Nothing herein set forth shall limit the rights of Bankers or the other Arrangers to receive the fees and other amounts payable under the Commitment Fee Letters.

            2.6.3. No Refund of Fees. Once paid, all fees and commissions payable pursuant to this Section 2.6 shall not be refundable under any circumstances.

            Section 2.7  Prepayments and Payments;
                           Reductions in Commitments.

            2.7.1. Voluntary Prepayments. The Company may, upon not less than two Business Days' (same Business Day's in the case of Swing Line Loans) prior written or telephonic notice confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly transmit by telegram, telex or telephone to each Lender), at any time and from time to time, prepay Term Loans, Revolving Loans or Swing Line Loans in whole or in part at any time, without penalty or premium, in an aggregate minimum amount of (A) in the case of any Loan other than Swing Line Loans, $5,000,000 and integral multiples of $1,000,000 in excess of that amount or
(B) in the case of Swing Line Loans, $100,000 and integral multiples of $100,000 in excess of such amount or, if less, the outstanding principal amount thereof. Voluntary prepayments of Term Loans made by the Company out of (A) the Company's Portion of Excess Cash Flow or (B) the net cash proceeds of any Equity Offering shall be allocated between (x) the then outstanding Tranche A Term Loans and (y) the then outstanding Tranche B Term Loans in a manner determined at the discretion of the Company. In the case of such prepayments elected by the Company to be applied to (A) the Tranche A Term Loans, all such prepayments shall be applied to such Scheduled Term Loans Principal Payments as shall be elected by the Company and (B) the Tranche B Term Loans, all such prepayments shall be applied pro rata to all then remaining Scheduled Term Loans Principal Payments in respect of Tranche B Term Loans. All other voluntary prepayments of Term Loans shall be applied in the amounts and manner applicable to mandatory prepayments as set forth in paragraph (b) of subsection 2.7.3. At the Company's election in connection with any prepayment pursuant to this subsection 2.7.1, amounts prepaid in respect of Revolving Loans shall not be applied to any Revolving Loan of a Defaulting Lender until all Revolving Loans of all Non-Defaulting Lenders have been paid in full. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date. Amounts of Term Loans that are so prepaid may not be reborrowed.

            2.7.2. Mandatory Prepayments. Subject to the provisions of the last sentence of this subsection 2.7.2, the Company shall upon the occurrences set forth below make prepayments of Loans in the amounts and manner set forth below.

            (a) Prepayments from Asset Sales. Upon the later of (A) the first date on which, in accordance with the definition of "Asset Sale," any sale, transfer or other disposition of assets or properties becomes an "Asset Sale" and (B) the date of the initial receipt by the Company or any Subsidiary of the Company of Cash Proceeds of such Asset Sale (such later date being a "Proceeds Payment Date"), the Company shall prepay the Loans in an amount equal to the lesser of (x) the Net Cash Proceeds of Sale then received in respect of such Asset Sale and (y) Estimated Net Cash Proceeds of such Asset Sale (such lesser amount being the "Initial Cash Proceeds Payment"). On or before the sixtieth day after the Proceeds Payment Date with respect to an Asset Sale, and at or before the end of each thirty-day period thereafter, the Company shall prepay the Loans in an amount equal to the excess ("Proceeds Adjustment"), if any, of (A) Net Cash Proceeds of Sale of such Asset Sale theretofore received over (B) the amount previously paid with respect to such Asset Sale hereunder; provided that the Company shall not be required to apply any Initial Cash Proceeds Payment or Proceeds Adjustments of an Asset Sale to the prepayment of the Loans to the extent that the assets transferred pursuant to such Asset Sale are located in a jurisdiction outside the United States, the laws of such jurisdiction prohibit the transfer of the proceeds of such Asset Sale to the United States, such proceeds have not been transferred to the United States and the Company is using its reasonable best efforts to transfer such funds on a basis that complies with applicable law (and has informed the Administrative Agent in writing of such efforts). Concurrently with the making of any prepayment pursuant to this paragraph (a) of subsection 2.7.2, the Company shall deliver to the Administrative Agent an Officers' Certificate demonstrating the derivation of Net Cash Proceeds of Sale from the gross sales price of the related Asset Sale.

            (b) Prepayments Due to Excess Cash Flow. On or before the last day of March in each year, commencing March 31, 1996 and ending on but including March 31, 2002, the Company shall make a mandatory prepayment (each such prepayment, an "Annual Prepayment") in an amount equal to 50% of Excess Cash Flow for the twelve-month period commencing on January 1 (the first such period to commence January 1, 1995) and ending on December 31 immediately preceding such March 31. Concurrently with the making of any prepayment pursuant to this paragraph (b) of subsection 2.7.2, the Company shall deliver to the Administrative Agent an Officers' Certificate demonstrating the derivation of Excess Cash Flow.

            (c) Prepayments Due to Other Reductions of Revolving Loan Commitments. The Company shall make prepayments of Swing Line Loans and Revolving Loans, and the Company shall cash collateralize (pursuant to customary documentation and arrangements determined in the reasonable discretion of the Administrative Agent) Letters of Credit then outstanding, to the extent necessary so that the Total Utilization of Revolving Loan Commitments at any time does not exceed the aggregate amount of the Revolving Loan Commitments of all Lenders reduced by the sum of (A) the Revolving Loan Deduction Amount then in effect, plus (B) the aggregate of amounts described in clauses (A) and (B) of the definition of Defaulting Lender Deduction Amount in respect of all Lenders that are Defaulting Lenders.

            (d) Prepayments Due to Casualty or Condemnation. In the event there shall occur any Taking or Destruction of any Real Property and, pursuant to the provisions of the applicable Mortgage, amounts payable with respect thereto are to be applied to the Obligations in accordance with the terms of such Mortgage, the Company shall prepay Loans in such amount.

            (e) Prepayments from Proceeds of Sale/Leaseback Transactions. On each date on which the Company or any Subsidiary of the Company receives any net cash proceeds of a Sale/Leaseback Transaction that is subject to the provisions of Section 5.12, the Company shall prepay Loans in the amount rounded to the nearest thousand Dollars of such net cash proceeds (reduced by the actual expenditures of the Company or any Subsidiary for customary and reasonable transaction costs incurred in connection therewith).

            (f) Prepayments from Proceeds of Receivables Transactions. On the first date (on or immediately following the termination of the 1995 A/R Bridge) on which the Company or any Subsidiary of the Company (other than a Receivables Subsidiary) receives proceeds from the initial funding of a Receivables Program, the Company shall prepay Loans in the amount of such proceeds (reduced by the actual expenditures of the Company or any Subsidiary for customary and reasonable transaction costs incurred in connection therewith); provided that no such prepayment shall be due under this subparagraph
      (f) in respect of any Receivables Transaction to the extent that the net proceeds thereof are used to pay amounts owing pursuant to the 1995 A/R Bridge or to refinance any other Receivables Transaction.

            (g) Prepayments with Proceeds of Indebtedness. In the event that the Company or any Subsidiary of the Company shall incur any Indebtedness after the date hereof (including, without limitation, all Indebtedness constituting Permitted Expansion Financings but excluding (A) Indebtedness the proceeds of which are required to be used to prepay Loans pursuant to the provisions of paragraphs (e) or
      (f) above and (B) Excluded New Indebtedness), the Company shall, on the date of receipt of the net cash proceeds of such Indebtedness, prepay Loans in an amount equal to such net cash proceeds. The provisions of this Section shall not in any manner affect or limit the obligations of the Company pursuant to Section 6.1 hereof nor be construed as a consent by the Lenders to any noncompliance with such Section.

Notwithstanding the foregoing provisions of this subsection 2.7.2, the Company shall not be required to make any mandatory prepayments (other than by reason of paragraph (c) above) under this Section 2.7.2 so long as there shall be in effect in respect of the senior unsecured debt obligations of the Company the Investment Grade Ratings.

            2.7.3. Company's Mandatory Prepayment Obligation; Application of Prepayments. (a) All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of accrued and unpaid interest on the principal amount being prepaid before application to principal. Subject to compliance with subsection 2.7.3(b), when Term Loans, Swing Line Loans and Revolving Loans are being prepaid separately, any mandatory prepayment shall be applied first to ABR Loans to the full extent thereof before application to Adjusted LIBOR Loans as determined by the Administrative Agent; provided that in lieu of application of any such prepayment to Adjusted LIBOR Loans prior to the expiration of the Interest Period with respect thereto, the Company may execute an Escrow Letter and Security Agreement substantially in the form of Exhibit XX annexed hereto with respect to the principal and interest due in respect of such prepayment and deposit with the Administrative Agent funds equal to such amount for application to Loans in accordance with the terms of the Escrow Letter and Security Agreement.

            (b) Mandatory prepayments made by the Company pursuant to subsection 2.7.2 above shall be applied first to the prepayment of Term Loans then to the prepayment of Swing Line Loans and then to the prepayment of Revolving Loans; provided that all prepayments that are to be applied to Revolving Loans shall be applied first, to all Lenders (other than Defaulting Lenders) ratably (according to the respective amounts of Revolving Loans then held by such Lenders) for the amounts then due and payable to such Lenders in connection with such prepayment and, second, to all Defaulting Lenders ratably (according to the respective amounts of Revolving Loans then held by such Defaulting Lenders) for any amount then due and payable to such Lenders in connection with such prepayment. Except as otherwise provided in paragraph (c) below, all prepayments of Term Loans shall be allocated pro rata between (A) the then outstanding Tranche A Term Loans and (B) the then outstanding Tranche B Term Loans, with the amount so allocated in clause (A) above to be applied, first, in direct order of maturity until such application results in the prepayment in whole of all Scheduled Term Loans Principal Payments scheduled to become due in respect of Tranche A Term Loans in the twelve-month period immediately following such date of prepayment, and then pro rata to the remaining such Scheduled Term Loans Principal Payments, and with the amount so allocated in clause
(B) above to be applied pro rata against the remaining Scheduled Term Loans Principal Payments due in respect of Tranche B Term Loans under Section 2.1.

            (c) Notwithstanding the provisions of paragraph (b) above, with respect to the amount of any mandatory prepayment described therein that is allocated to the then outstanding Tranche B Term Loans (such amount, the "Tranche B Prepayment Amount"), the Company may, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in such paragraph, at least one Business Day prior to the date specified therein for such prepayment, (A) deposit in the Tranche B Escrow Account the Tranche B Prepayment Amount and (B) provide to each Tranche B Lender a notice (each, a "Tranche B Prepayment Option Notice") as described below. Each Tranche B Prepayment Option Notice shall be in writing, shall refer to this subsection 2.7.3 and shall (1) set forth the Tranche B Prepayment Amount and the portion thereof that the applicable Tranche B Lender will be entitled to receive if it accepts such mandatory prepayment in accordance with this paragraph, (2) offer to prepay on a specified date (each such date, a "Tranche B Mandatory Prepayment Date"), which shall be not less than 20 days or more than 25 days after the date of the Tranche B Prepayment Option Notice, the Tranche B Term Loans of such Tranche B Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Tranche B Lender's Tranche B Prepayment Option Notice as being applicable to such Tranche B Lender, (3) request such Tranche B Lender to notify the Company and the Administrative Agent in writing, no later than the fifth day prior to the Tranche B Mandatory Prepayment Date, of such Tranche B Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (4) inform such Tranche B Lender that failure by such Tranche B Lender to accept such offer in writing on or before the fifth day prior to the Tranche B Mandatory Prepayment Date shall be deemed an acceptance of such prepayment offer. Each Tranche B Prepayment

Option Notice shall be given by telecopy, confirmed by hand delivery, overnight courier service or registered or certified mail, in each case addressed as provided in Section 9.9. On the Tranche B Mandatory Prepayment Date, the Administrative Agent shall withdraw from the Tranche B Escrow Account the aggregate amount necessary to prepay that portion of the Tranche B Prepayment Amount in respect of which Tranche B Lenders have accepted prepayment as described above (such Tranche B Lenders, the "Accepting Tranche B Lenders"), and shall apply such amount on behalf of the Company pro rata (based on the respective principal amounts thereof) against the remaining installments of principal due in respect of the Tranche B Term Loans of the Accepting Tranche B Lenders under subsection
2.1.5. The amount remaining in the Tranche B Escrow Account after the payment described in the immediately preceding sentence (exclusive of any interest or profits credited to the Tranche B Escrow Account) shall be allocated pro rata (based on the respective principal amounts thereof) between (x) the then outstanding Tranche A Term Loans and (y) the then outstanding Tranche B Term Loans of the Accepting Tranche B Lenders, and applied against the remaining Scheduled Term Loans Principal Payments due
(i) in respect of Tranche A Term Loans, in the manner specified in clause
(A) of paragraph 2.7.3(b) above and (ii) in respect of the Tranche B Term Loans of the Accepting Tranche B Lenders, on a pro rata basis (based on the respective principal amounts thereof). The term "Tranche B Escrow Account" means an account established by the Company with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph. The Administrative Agent will, at the request of the Company, invest amounts on deposit in the Tranche B Escrow Account in Cash Equivalents that mature prior to the Tranche B Mandatory Prepayment Date; provided that (X) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (Y) the Administrative Agent shall have no obligation to invest amounts on deposit in the Tranche B Escrow Account if a Potential Event of Default or Event of Default shall have occurred and be continuing. The Company shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay the Tranche B Term Loans of the Accepting Tranche B Lenders on the Tranche B Mandatory Prepayment Date is not less than the amount that would have been available had no investments been made pursuant to this paragraph. Other than any interest earned on such investments, the Tranche B Escrow Account shall not bear interest.
Interest
or profits, if any, on such investments shall be paid to the Company at the latest date of and after giving effect to the disbursements contemplated in clauses (x) and (y) above. If the maturity of the Loans has been accelerated pursuant to ARTICLE VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Tranche B Escrow Account to satisfy any of the Obligations. The Company hereby grants to the Administrative Agent, for its benefit and the benefit of any Fronting Bank, the Swing Line Lender and the Lenders, a security interest in the Tranche B Escrow Account to secure the Obligations.

            2.7.4. Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Notes by the Company shall be made without defense, setoff or counterclaim and in same day funds and delivered to the Administrative Agent not later than 12:00 Noon (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York for the account of the applicable Lenders; funds received by the Administrative Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Administrative Agent to charge its account with Bankers in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for such purpose).

            2.7.5. Apportionment of Payments. Aggregate principal and interest payments in respect of Loans and payments in respect of Letters of Credit and commitment commissions shall be apportioned among all outstanding Loans and Letters of Credit to which such payments relate, proportionately to the applicable Lenders' respective interests in such Loans and Letters of Credit, except that in the case of Swing Line Loans, payments will only be made to Bankers and except that the rights of Defaulting Lenders to receive pro rata payments in respect of principal amounts of Revolving Loans and reimbursements of drawings under Letters of Credit (together with accrued interest in respect of each thereof) shall be limited as set forth in Section 2.7.3(b). The Administrative Agent shall promptly distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof, or at such other address as any Lender may request, its share of all such payments received by the Administrative Agent and the commitment commissions and Letter of Credit commissions, if any, payable to such Lender when received by the Administrative Agent.

            2.7.6. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other commissions or fees hereunder, as the case may be; provided that in the event that the day on which payment relating to an Adjusted LIBOR Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

            2.7.7. Payment Accounts; Notation of Payment. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan, from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

            (b) The Administrative Agent shall maintain accounts in which it will record (A) the amount of each Loan made hereunder, whether such Loans consist of ABR Loans or Adjusted LIBOR Loans, and the Interest Period applicable thereto, (B) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (C) the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

            (c) The entries made in the accounts maintained pursuant to paragraphs (a) and (b) of this subsection 2.7.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the Loans in accordance with their terms.

            (d) Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under any such Note shall not limit or otherwise affect the obligation of the

Company hereunder or under such Note with respect to any Loan and payments of principal or interest on any such Note.

            2.7.8. Voluntary Reductions of Swing Line Commitment and Revolving Loan Commitments. (a) The Company shall have the right, at any time after the Closing Date and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Swing Line Commitment or the Total Revolving Loan Commitment. No such reduction of the Total Revolving Loan Commitment shall reduce the amount of the Total Revolving Loan Commitment to an aggregate amount less than an amount equal to the Total Utilization of Revolving Loan Commitments then in effect.

            (b) The Company shall give not less than three Business Days' prior written notice to the Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction, the amount of any partial reduction and, promptly after receipt of a notice of such termination or partial reduction, the Administrative Agent shall notify each Lender of the proposed termination or partial reduction. Such termination or partial reduction of the Swing Line Commitment or the Total Revolving Loan Commitment shall be effective on the date specified in the notice delivered by the Company and shall reduce the Revolving Loan Commitment of each Lender having an Adjusted Revolving Loan Percentage greater than zero proportionately to its Adjusted Revolving Loan Percentage and the Swing Line Commitment of Bankers by 100% of such reduction. Any such partial reduction of the Swing Line Commitment or the Total Revolving Loan Commitment shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount.

            2.7.9. Mandatory Reductions of Revolving Loan Commitments and Swing Line Commitment. In the event and on each occasion that a prepayment of Term Loans would be required under subsection 2.7.2 in a principal amount greater than the principal amount of Term Loans then outstanding, then the Total Revolving Loan Commitment shall be automatically and permanently reduced at the time and in the amount of the difference between
(A) the prepayment that would have been required and (B) the principal amount of Term Loans then outstanding; provided that the Total Revolving Loan Commitment shall not be reduced at any time to an amount less than the Total Utilization of Revolving Loan Commitments.

            Section 2.8  Use of Proceeds.

            2.8.1. Term Loans. The proceeds of the portion of the Tranche A Term Loans made by the Lenders to the Company on the Closing Date (in the amount of the Closing Date Tranche A Funding Amount), together with the entire amount of the proceeds of the Tranche B Term Loans made by the Lenders to the Company on the Closing Date and the net cash proceeds of the Common Stock Offering, shall be applied by the Company on the Closing Date to (A) the payment of Transaction Costs, (B) the repayment in full of the principal of all loans outstanding and all other amounts due, if any, under the Existing Credit Facilities and (C) after the payment or repayment in full of all amounts referred to in clause (B) above, the prepayment in full, in accordance with their terms, of 100% of the outstanding Senior Secured Notes, including, without limitation, the payment of accrued and unpaid interest thereon, and all other amounts, if any, then due and payable with respect thereto. The proceeds of the remaining portion of the Tranche A Term Loans (in the amount equal to the Deferred Tranche A Funding Amount) made by the Lenders to the Company on the Deferred Funding Date shall be applied, together with the proceeds of the loans made pursuant to the 1995 A/R Bridge, as soon as reasonably practicable, to (A) redeem in full, in accordance with its terms, 100% of the outstanding principal amount of the Existing Subordinated Debt and pay accrued interest and premiums, if any, with respect thereto and (B) pay the fees and expenses payable in connection with the redemption pursuant to clause (A) of this sentence above.

            2.8.2. Revolving Loans. The proceeds of the Revolving Loans from and after the Closing Date may be applied by the Company (A) to refinance Indebtedness constituting Permitted Expansion Construction Financing, (B) for the purposes applicable to the proceeds of Term Loans, as specified in the second sentence of subsection 2.8.1, (C) for the purpose specified in clause (B) of subsection 6.16.8, (D) for working capital and (E) for other general corporate purposes (including, without limitation, all purposes which would cause a decrease in the Discretionary Excess Equity Proceeds Balance or the Discretionary Excess Cash Flow Balance).

            2.8.3. Swing Line Loans. The proceeds of up to an aggregate of $25,000,000 principal amount at any time outstanding of Swing Line Loans made by Bankers to the Company from and after the Closing Date may be applied by the Company for working capital and other general corporate purposes.

            2.8.4. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

            Section 2.9 Special Provisions Governing Adjusted LIBOR Loans. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Adjusted LIBOR Loans as to the matters covered:

            2.9.1. Determination of Interest Rate. As soon as practicable after 11:00 a.m. (New York time) on an Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Adjusted LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and to each Lender having an interest in or bound hereunder to make any of such Adjusted LIBOR Loans.

            2.9.2. Increased Costs. Without duplication of payments under subsection 2.9.7, if, by reason of (A) after the date of this Agreement, the introduction of or any change in or in the interpretation of any law or regulation, or (B) the compliance with any guideline or request after the date of this Agreement from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

            (i) any Lender (or its applicable lending office) shall be subject to any tax, duty or other charge with respect to its Adjusted LIBOR Loans or its obligation to make Adjusted LIBOR Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Adjusted LIBOR Loans or its obligation to make Adjusted LIBOR Loans (except for changes in the rate of tax on the overall net income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is located); or

           (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System to the extent not already contemplated in the definition of Adjusted LIBOR Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its Adjusted LIBOR Loans or its obligation to make Adjusted LIBOR Loans shall be imposed on any Lender or its applicable lending office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Adjusted LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR), or there shall be a reduction in the amount received or receivable by such Lender or its applicable lending office, then the Company shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or such reduction; provided that the Company shall have no obligation to any Lender under this subsection 2.9.2 if
(A) such Lender shall not have delivered such written notice to the Company within six months following the later of (1) the date of the occurrence of the event which forms the basis for such notice and (2) the date such Lender shall have become aware of such event or (B) the obligation to pay increased costs or indemnify against such reduction on account of taxes, duties or other charges would not have arisen but for (1) the failure of such Lender to provide any applicable forms or other documents requested by the Company which such Lender was otherwise required to provide under this Agreement, that would establish the entitlement of such Lender to a reduced rate of, or an exemption from, any tax, levy, charge, withholding or similar item with respect to its Adjusted LIBOR Loans or (2) any representation or warranty made by such Lender in connection with its Adjusted Libor Loans regarding an exemption (partial or complete) from taxes, levies, charges or withholdings proving to have been incorrect, false or misleading in any material respect when so made. A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

            2.9.3. Required Termination and Prepayment. In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Adjusted LIBOR Loans has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to the Company and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender) of that determination. Subject to the prior withdrawal of a Notice of Borrowing or a Notice of Conversion/ Continuation or prepayment of the Adjusted LIBOR Loans of an Affected Lender as contemplated by subsection 2.9.5, the obligation of an Affected Lender to make or maintain its Adjusted LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and the Company shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.9.3 is made or earlier, when required by law, repay its Adjusted LIBOR Loans of such Affected Lender, together with all interest accrued thereon and such Adjusted LIBOR Loans shall be reborrowed as an ABR Loan.

            2.9.4. Options of Company. Without prejudice to the Company's rights set forth in Section 2.11 and without limiting any accrued obligations of the Company under subsection 2.9.2, if the Company is required to pay an Affected Lender additional moneys under subsection 2.9.2, the Company may, in lieu of the prepayment of Loans of an Affected Lender as required under subsection 2.9.3, exercise any one of the following options:

            (i) Upon written notice to the Administrative Agent and each Lender, the Company may terminate the obligations of the Lenders to make or maintain Loans as, and to convert Loans into, Adjusted LIBOR Loans and in such event, the Company shall, prior to the time any payment pursuant to subsection 2.9.3 is required to be made or, if the provisions of subsection 2.9.2 are applicable, at the end of the then current Interest Period, convert all of the Adjusted LIBOR Loans into ABR Loans in the manner contemplated by subsection 2.5.4 but without satisfying the advance notice requirements therein; or

           (ii) The Company may give notice (by telephone confirmed in writing) to the Affected Lender and the

      Administrative Agent (who shall promptly give similar notice to each Lender) and require the Affected Lender to make the Adjusted LIBOR Loan then being requested as an ABR Loan or to continue to maintain its outstanding ABR Loan then the subject of a Notice of Conversion/ Continuation as an ABR Loan or to convert its Adjusted LIBOR Loans then outstanding that are so affected into ABR Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.9.3) in the manner contemplated by subsection 2.5.4 but without satisfying the advance notice requirements therein, such notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Adjusted LIBOR Loans or to convert ABR Loans into Adjusted LIBOR Loans.

            2.9.5. Compensation. The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Adjusted LIBOR Loans and any loss sustained by such Lender in connection with the re-employment of such funds), which such Lender may sustain with respect to the Company's Adjusted LIBOR Loans: (A) if for any reason (other than a default or error by such Lender) a Borrowing of any Adjusted LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.5.4, (B) if any payment or prepayment of any of such Lender's Adjusted LIBOR Loans occurs on a date which is not the last day of the Interest Period applicable to that Loan, (C) if any prepayment of any such Lender's Adjusted LIBOR Loans is not made on any date specified in a notice of prepayment given by the Company or (D) as a consequence of any other default by the Company to repay such Lender's Adjusted LIBOR Loans when required by the terms of this Agreement; provided that the Company shall have no obligation to any Lender under this subsection 2.9.5 if such Lender shall not have delivered such written notice to the Company within six months following the later of (1) the date of the occurrence of the event which forms the basis for such notice and (2) the date such Lender shall have become aware of such event.

            2.9.6. Quotation of LIBOR. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date LIBOR is not available for any reason, the Administrative Agent shall give the Company and each Lender prompt notice thereof and the Loans requested shall be made as ABR Loans.

            2.9.7.  Taxes.

            (a) No Withholding. Except as otherwise provided herein, any and all payments by the Loan Parties under the Loan Documents shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the overall net income and franchise or similar taxes of the Administrative Agent, the Fronting Banks or any Lender (or any Purchasing Lender or Replacement Lender) imposed by the United States or any jurisdiction under the laws of which the Administrative Agent, the Fronting Bank or any such Lender (or Purchasing Lender or Replacement Lender) is organized or has its principal office or lending office or any political subdivision in which the applicable Administrative Agent, Fronting Bank, Lender, Replacement Lender or Purchasing Lender is engaged in business or any taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, "Taxes"). If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Lender (or any Purchasing Lender or Replacement Lender), the Administrative Agent or Fronting Bank, then, subject to paragraph (e) of this subsection 2.9.7, (A) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection 2.9.7) such Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or the Fronting Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Company shall make such deductions and (C) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided that no Purchasing Lender or Replacement Lender shall be entitled to receive any greater payment under this paragraph (a) or paragraph (c) of subsection 2.9.7 than such transferring Lender would have been entitled to receive with respect to the rights assigned or otherwise transferred unless in the case of a Purchasing Lender or a Replacement Lender (1) such assignment or transfer shall have been made at a time when the circumstances (including changes in applicable law) giving rise to such greater payment did not exist or had not yet occurred or (2) such assignment or transfer shall have been at the request of or approved by the Company.

            (b) Documentary and Similar Taxes. Except as otherwise provided in this clause (b), the Company agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Registered Transfer Supplement entered into at the request of the Company or any other Loan Document, but excluding any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise as a result of sales, assignments or other transfers of rights hereunder to any Transferee pursuant to Section 9.1 (including participations) or to any Replacement Lender pursuant to Section 9.22 and any Muskogee/Oklahoma Mortgage Recording Tax (all such non-excluded taxes, charges and levies are hereinafter referred to as, collectively, "Other Taxes").

            (c) Indemnity. Except as otherwise provided in this subsection 2.9.7, the Company will indemnify each Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent and each Fronting Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this subsection 2.9.7) paid by such Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or a Fronting Bank, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or a Fronting Bank, as the case may be, makes written demand therefor. With respect to any Taxes which are paid by the Company in accordance with this subsection 2.9.7, each Lender (or Purchasing Lender or Replacement Lender) or Administrative Agent or Fronting Bank receiving the benefits of such payment of Taxes hereby agrees to pay the Company any amount refunded to such party which it determines in its sole discretion to be a refund in respect of such Taxes, provided that the Company, upon the request of such Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or such Fronting Bank, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or such Fronting Bank in the event the relevant taxing authority or other Governmental Authority determines that such Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or such Fronting Bank was not entitled to receive such refund.

            (d) Receipts. Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or any Fronting Bank, the Company will furnish to the Administrative Agent, at its address referred to in Section 9.9, the original or a certified copy of a receipt (if available) evidencing payment thereof or other evidence reasonably satisfactory to such Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or such Fronting Bank, as the case may be.

            (e) Non-U.S. Lenders. Each of the Administrative Agent, any Fronting Bank and any Lender (or Purchasing Lender or Replacement Lender) that is not incorporated or otherwise formed under the laws of the United States of America or a state thereof (a "Non-U.S. Person") agrees that it shall, on or prior to the Closing Date, or, if later, the date it becomes a Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or a Fronting Bank hereunder, deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Forms 1001 or 4224, or (B) in the case of Lenders (or Purchasing Lender or Replacement Lender) exempt from United States Federal withholding tax pursuant to Section 871(h) or 881(c) of the Internal Revenue Code, two United States Internal Revenue Service Forms W-8 and a certificate, substantially in the form of Exhibit XXVIII annexed hereto (such certificate, a "Status Certificate"), representing that such Non-U.S. Person is not a bank described in Section 881(c) of the Internal Revenue Code, or any successor applicable form of any thereof, certifying in each case that such Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or the Fronting Bank is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal income taxes, or subject to a reduced rate thereof. Each of the Administrative Agent, the Fronting Bank or any Lender (or Purchasing Lender or Replacement Lender) that delivers to the Company and the Administrative Agent any such form or certification further undertakes to deliver to the Company and the Administrative Agent further copies of any such form or certification or other manner of certification reasonably satisfactory to the Company on or before the date that any such form or certification expires or becomes obsolete or of the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Company or the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Company or the Administrative Agent, certifying that the Administrative Agent, Fronting Bank or such Lender (or Purchasing Lender or Replacement Lender), as the case may be, is entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes, or subject to a reduced rate thereof. If at any time on or after the date of this Agreement there has occurred, on or prior to the date on which any delivery of any such form or certification would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof, that renders all such forms or certification previously delivered inapplicable or which would prevent the Administrative Agent, Fronting Bank or such Lender (or Purchasing Lender or Replacement Lender), as the case may be, from duly completing and delivering any such form or certificate with respect to it, the Administrative Agent, Fronting Bank or such Lender (or Purchasing Lender or Replacement Lender), as the case may be, shall advise the Company that under applicable law it shall be subject to withholding of United States Federal income tax at the full statutory rate, a reduced rate of withholding or without deduction or withholding. A Non-U.S. Person shall be required to furnish any such form or certification only if it is entitled to claim an exemption from or a reduced rate of withholding. Each of the Administrative Agent, the Fronting Bank and any Lender that is a U.S. or Non-U.S. Person and that is a party hereto as of the Closing Date hereby represents and warrants that, as of the Closing Date, payments made to it hereunder are exempt from withholding of United States Federal income taxes (A) because the Administrative Agent, the Fronting Bank or such Lender is organized or otherwise formed under the laws of the United States or any state thereof; (B) because such payments are effectively connected with a United States trade or business conducted by such Non-U.S. Person;
(C) pursuant to the terms of an income tax treaty between the United States and such Non-U.S. Person's country of residence; or (D) because such payments are portfolio interest exempt pursuant to Section 871(h) or 881(c) of the Internal Revenue Code. Notwithstanding any provision of paragraph (a), (b) or (c) of this subsection 2.9.7 to the contrary, the Company shall not have any obligation to pay any Taxes or Other Taxes or to indemnify any Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or the Fronting Bank for such

Taxes or Other Taxes pursuant to this subsection 2.9.7 to the extent that such Taxes or Other Taxes result from (A) the failure of any Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or the Fronting Bank to comply with its obligations pursuant to this paragraph (e) or (B) any representation or warranty made in this paragraph (e), or made on any form or certification (or successor applicable form or certification) delivered pursuant to this paragraph (e) by the Lender (or Purchasing Lender or Replacement Lender), the Administrative Agent or the Fronting Bank incurring such Taxes or Other Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made. Unless the Company and the Administrative Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the Company or the Administrative Agent will withhold at the applicable statutory or treaty rate.

            2.9.8. Booking of Adjusted LIBOR Loans. Any Lender may make, carry or transfer Adjusted LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of such Lender. Notwithstanding the foregoing, each Lender shall, to the extent requested to do so by the Company, use commercially reasonable efforts consistent with its internal policies and customary business practices to exercise the right set forth in the preceding sentence so as to avoid or minimize Taxes or Other Taxes in respect of Adjusted LIBOR Loans to the extent the exercise of such right would not otherwise adversely affect such Lender.

            2.9.9. Assumptions Concerning Funding of Adjusted LIBOR Loans. Calculation of all amounts payable to a Lender under this Section 2.9 shall be made as though such Lender had actually funded its relevant Adjusted LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at LIBOR applicable to such Adjusted LIBOR Loan in an amount equal to the amount of the Adjusted LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided that each Lender may fund each of its Adjusted LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.9.

            2.9.10.  Adjusted LIBOR Loans After an Event of Default.
Unless the Lenders shall otherwise agree, after the occurrence of and during the continuance of a Potential Event of Default or Event of Default, the Company may not elect to have a Loan be made or maintained as, or converted to, an Adjusted LIBOR Loan after the expiration of any Interest Period then in effect for such Loan.

            2.9.11. Affected Lender's Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.2.8, 2.9.2 or 2.9.3 or to be entitled to payments pursuant to paragraph (a), (b) or (c) of subsection 2.9.7, it will so advise the Company and, if requested to do so by the Company, it will, to the extent not inconsistent with such Lender's internal policies and customary business practices, use commercially reasonable efforts to make, fund or maintain the affected Adjusted LIBOR Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.9.2 or such paragraphs of subsection 2.9.7 would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.9.3 would cease to exist, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise adversely affect such Loans or such Lender. The Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.9.11.

            Section 2.10 Capital Requirements. If, while any of the Commitments or Loans or Letters of Credit are outstanding, any Fronting Bank or Lender determines that the adoption after the date of this Agreement of any applicable law, rule or regulation regarding capital adequacy or capital maintenance or any change therein, or any change after the date of this Agreement in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Fronting Bank or Lender, as the case may be, with any request or directive after the date of this Agreement regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Fronting Bank's or Lender's capital, as the case may be, as a consequence of its Commitments, Letters of Credit, Loans or participation in Letters of Credit to a level below that which such Fronting Bank or Lender, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration such Fronting Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Fronting Bank or Lender, as the case may be, to be material, then from time to time, within 15 days after written demand by such Fronting Bank or Lender, the Company shall pay to such Fronting Bank or Lender such additional amount or amounts as will compensate it for such reduction; provided that the Company shall have no obligation to any Fronting Bank or Lender under this Section 2.10 if such Fronting Bank or Lender shall not have delivered such written demand to the Company within six months following the later of (1) the date of the occurrence of the event which forms the basis for such demand and (2) the date such Lender shall have become aware of such event.

            Section 2.11 Replacement Rights of Company. In the event that any Lender shall have delivered a notice or certificate or written demand pursuant to subsection 2.2.8, subsection 2.9.2, subsection 2.9.3, or
Section 2.10, or one or more Loan Parties shall be required to make additional payments to or on behalf of or to otherwise indemnify any Lender, Replacement Lender or Purchasing Lender, for its own account or for the account of any Participant, under paragraph (a), (b) or (c) of subsection 2.9.7, so long as no Event of Default shall have occurred and be continuing, the Company shall have the right, but not the obligation, at its own expense (including with respect to the processing and recordation fee referred to in subsection 9.1.3), upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in subsection 9.1.3) approved by the Administrative Agent (which approval shall not be unreasonably withheld), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in subsection 9.1.3) all its interests, rights and obligations under this Agreement to such assignee; provided that no Lender shall be obligated to make any such assignment unless (A) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority, (B) such assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of the Loans made by such Lender hereunder and (C) the Company shall pay to the Affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder. The provisions of this Section 2.11 shall not be construed to limit or otherwise affect the rights of the

Company in respect of Defaulting Lenders pursuant to the provisions of
Section 9.22.

            Section 2.12  Swing Line Loans and Swing Line Notes.

            2.12.1. Swing Line Loans. (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties set forth herein and in each of the other Loan Documents, Bankers hereby agrees to lend to the Company from time to time from and after the Closing Date through but excluding the Revolving Credit Maturity Date its Swing Line Commitment (as defined below) to be used for the purposes identified in subsection 2.8.3, notwithstanding the fact that such Swing Line Loans, when aggregated with Bankers' outstanding Revolving Loans, may exceed Bankers' Revolving Loan Commitment. Bankers' agreement to make Swing Line Loans to the Company pursuant to this subsection 2.12.1 is herein called the "Swing Line Commitment." The initial amount of Bankers' Swing Line Commitment is $25,000,000. In no event shall the aggregate principal amount of Swing Line Loans outstanding at any time exceed the Swing Line Commitment. The Swing Line Commitment is subject to reduction as set forth in subsections 2.7.8 and 2.7.9. The Swing Line Commitment shall expire on and the Swing Line Loans shall be paid in full no later than the Revolving Credit Maturity Date.

            (b)  Amounts borrowed by the Company under this subsection
2.12.1 may, subject to the limitations set forth in subsection 2.7.1, be repaid and, subject to the other limitations set forth in this Agreement, to but excluding the Revolving Credit Maturity Date, be reborrowed. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Adjusted LIBOR Loans. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $100,000 and integral multiples of that amount.

            2.12.2. Notice of Borrowing. (a) Subject to subsection 2.12.1, whenever the Company desires to borrow under this Section 2.12, it shall deliver to Bankers, a Notice of Borrowing (which may be telephonic confirmed promptly in writing) no later than 1:00 p.m. (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (A) the proposed Funding Date (which shall be a Business Day), (B) the amount of the proposed Swing Line Loan and (C) that such Swing Line Loan shall be an ABR Loan.

            (b) Neither the Administrative Agent nor Bankers shall incur any liability to the Company in acting upon any telephonic notice referred to above which the Administrative Agent or Bankers believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this subsection 2.12.2 and, upon funding of Swing Line Loans by Bankers in accordance with this Agreement pursuant to any telephonic notice, the Company shall have borrowed Swing Line Loans hereunder.

            2.12.3. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.12.2 (or telephonic notice in lieu thereof), Bankers shall make the amount of its Swing Line Loan available, in same day funds, at its office located at One Bankers Trust Plaza, New York, New York not later than 2:00 p.m. (New York time) on the Funding Date. Upon satisfaction or waiver (in accordance with Section 9.6) of all applicable conditions precedent to the borrowing of such Swing Line Loan, Bankers shall make the proceeds of such Loans available to the Company on such Funding Date by causing an amount of same day funds equal to the proceeds of such Swing Line Loan received by the Administrative Agent to be credited to the account of the Company at such office of the Administrative Agent.

            2.12.4. Swing Line Note. The Company shall execute and deliver to Bankers on the Funding Date a Swing Line Note substantially in the form of Exhibit VII annexed hereto to evidence Bankers' Swing Line Loans, in the principal amount of $25,000,000.

            2.12.5. Purchase of Swing Line Loans. Bankers may by written or telecopy notice given to each Lender not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to purchase all or any portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of Swing Line Loans to be purchased and such Lender's pro rata percentage (based on such Lender's Adjusted Revolving Loan Percentage) of such Swing Line Loan or Swing Line Loans. Each Lender having an Adjusted Revolving Loan Percentage greater than zero shall pay to Bankers, not later than 2:00 p.m., New York City time, on the date of such notice, such Lender's pro rata percentage (determined as aforesaid) of the
principal amount of such Swing Line Loan or Swing Line Loans.   The
purchase of such participations shall not affect the character of the applicable Swing Line Loans as Swing Line Loans or the Company's rights or obligations with respect thereto (including, without limitation, the Company's prepayment rights with respect thereto). Each Lender agrees that
(A) its obligation to purchase any such participation and to pay the purchase price in respect thereof is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including, without limitation, the occurrence of any Potential Event of Default or Event of Default hereunder or any Lender Default by such Lender or any other Lender or the failure of any condition precedent set forth in
ARTICLE III to be satisfied, and (B) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.


                                ARTICLE III

                 CONDITIONS TO LOANS AND LETTERS OF CREDIT


            The effectiveness of this Agreement and the obligations of the Lenders to make Loans and to issue Letters of Credit hereunder are subject to the satisfaction of all of the following conditions:

            Section 3.1 Conditions to Loans Made on the Closing Date. The obligations of the Lenders to make all Loans hereunder, in addition to the conditions precedent specified in Section 3.2, are subject to prior or concurrent satisfaction of the following conditions on the Closing Date:

            3.1.1. The Company shall have delivered, or caused to be delivered, to the Administrative Agent for the Lenders with sufficient copies, where appropriate, for each Lender and CG&R:

            (i) Certified copies of the Certificate of Incorporation of the Company, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation, each to be dated a recent date prior to the Closing Date;

           (ii) Copies of the By-laws of the Company, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of the Company approving and authorizing such documents and actions as are contemplated hereby in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

           (iv) Signature and incumbency certificates of officers of the Company executing instruments, documents or agreements required to be executed in connection with this Agreement; and

            (v)  Executed copies of the Collateral Documents.

            3.1.2. Each Subsidiary that as of the Closing Date is a Material Subsidiary or a Guarantor Subsidiary shall have delivered, or caused to be delivered, to the Administrative Agent for the Lenders with sufficient copies, where appropriate, for each Lender and CG&R:

            (i) Certified copies of the Certificate of Incorporation of such Subsidiary, together with a certificate from the secretary or assistant secretary of such Subsidiary, each to be dated a recent date prior to the Closing Date;

           (ii) Copies of the By-laws of such Subsidiary, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Subsidiary;

          (iii) Resolutions of the Board of Directors of such Subsidiary approving and authorizing such documents and actions as are contemplated hereby in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

           (iv) Signature and incumbency certificates of the officers of each Subsidiary executing the Guarantor Subsidiary Guarantee, the Collateral Documents to which such Guarantor Subsidiary is party, and the other instruments, documents and agreements required to be executed in connection therewith;

            (v) Executed copies of the Guarantor Subsidiary Guarantee and the Collateral Documents to which each Guarantor Subsidiary is party; and

           (vi) Executed copies of any other instruments, documents and certificates required to be executed in connection with the execution of the Guarantor Subsidiary Guarantee and the other Collateral Documents to which such Subsidiary is party.

            3.1.3. The Company shall have taken or caused to be taken such actions in such a manner so that the Administrative Agent, on behalf of the Lenders, has, immediately following the Closing Date, a valid and perfected Lien on the entire Collateral, which Lien shall be a first priority Lien subject only to Prior Liens. Such actions shall include, without limitation: (A) the delivery of the Pledge Agreements, (B) the delivery pursuant to the applicable Pledge Agreement of UCC financing statements (which shall name the Administrative Agent as secured party, in form and substance satisfactory to the Administrative Agent) granting a security interest in all Receivables, Inventory and Intellectual Property or evidence satisfactory to the Administrative Agent of filing of UCC financing statements in each office where filing is necessary or appropriate and (C) appropriate documents, including the applicable filings with the United States Patent and Trademark Office and United States Copyright Office, with respect to the Intellectual Property.

            3.1.4. The Company shall have caused to be delivered to the Administrative Agent, on behalf of the Lenders, the following documents and instruments:

            (i) A Mortgage encumbering each Real Property, duly executed and acknowledged and otherwise in form for recording in the recording office of each political subdivision where such Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of such Mortgage, accompanied by the local counsel opinion set forth as Exhibit IX-B, in the applicable form, which Mortgage and financing statements and other instruments shall be effective to create a Lien on such Real Property securing the Obligations subject to no Liens other than Prior Liens;

           (ii) With respect to each Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Administrative Agent and the Requisite Lenders in order for the owner or holder of the fee or leasehold interest to grant or continue the Lien contemplated by the Mortgage with respect to such Real Property;

          (iii) With respect to each Mortgage, a policy of title insurance (or a commitment, dated and recertified as of the Closing Date, to issue such a policy) insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real Property described therein in an amount not less than the fair market value thereof or, in lieu thereof with respect to any group of Mortgages, a policy or policies (or commitment) providing such insurance (or commitment or commitments to provide such insurance) on a "tie-in" or "cluster" basis (i.e., policies or commitments which insure against (or commit to insure against) losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) in an amount acceptable to the Administrative Agent, each of which policy or policies (or commitment) shall (A) be issued by the Title Company, (B) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Administrative Agent and the Requisite Lenders, (C) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to the Administrative Agent and the Requisite Lenders, as shall be requested by the Administrative Agent and the Requisite Lenders (including, without limitation, endorsements or opinion letters on matters relating to usury, zoning, contiguity, revolving credit, last dollar, first loss, doing business, and so-called comprehensive coverage over covenants and restrictions) and (D) contain only such exceptions to title as shall constitute Prior Liens or are otherwise agreed to by the Administrative Agent and the Requisite Lenders prior to the Closing Date with respect to such Real Property;

           (iv) With respect to each Real Property located in Oklahoma and Wisconsin, an ALTA Survey thereof, and, with respect to Real Property located in Georgia, a perimeter survey thereof which identifies to the reasonable satisfaction of the Administrative Agent any and all encroachments and any and all utility and access easements, and other encumbrances, crossing or otherwise intersecting with the surveyed perimeter or affecting any of the improvements comprising a portion of such Real Property;

            (v) With respect to each Real Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall bear mortgagee endorsements of the character required by such Mortgage;

           (vi) With respect to each Real Property, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Real Property is subject to no Liens except Prior Liens and the Liens agreed to by the Administrative Agent and the Requisite Lenders prior to the Closing Date with respect to such Real Property;

          (vii) With respect to each Real Property, such affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the Title Company to issue the endorsements contemplated in subparagraph (iii) above;

         (viii) With respect to each Real Property, copies of all Leases (as defined in the Mortgages), all of which Leases shall, to the extent not previously approved in writing by the Administrative Agent and the Requisite Lenders, be reasonably satisfactory to the Administrative Agent and the Requisite Lenders;

           (ix) With respect to each Real Property, confirmation that there has been issued and is in effect a valid and proper certificate of occupancy or local equivalent, if required by the local codes or ordinances, for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in material compliance with local codes or ordinances relating to building or fire safety or structural soundness (other than any conditions which are being corrected in a timely manner and other than any provisions of such codes or ordinances the validity or applicability of which is being contested in good faith by appropriate proceedings diligently prosecuted and as to which enforcement proceedings have not been instituted or, if instituted, have been stayed);

            (x) A certificate of an officer of the Company certifying that, as of the date of delivery of such certificate, there has not occurred any material Taking or Destruction of any Real Property or, to the knowledge of such officer, any material adverse change in respect of any matter described in the Facilities Environmental Report, dated October 26, 1994, prepared by the Company and previously provided to the Lenders; and

           (xi)  The IDA Estoppel.

            3.1.5. The Company shall have caused to be delivered to each Lender an Officer's Certificate (substantially in the form of Exhibit XI annexed hereto) and an opinion satisfactory in all respects to the Requisite Lenders from an independent valuation firm satisfactory to the Requisite Lenders, in each case to the effect that, after giving effect to the Recapitalization, the Company will not be insolvent, will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature.

            3.1.6. The Administrative Agent and CG&R shall have received copies of one or more favorable written opinions of Shearman & Sterling, counsel for the Company, substantially in the form of Exhibit VIII annexed hereto, dated as of the Closing Date, and pertaining to such other matters as the Administrative Agent may reasonably request. The Administrative Agent and the Lenders shall have received copies of a written opinion of CG&R substantially in the form of Exhibit X.

            3.1.7. The Administrative Agent and CG&R shall have received copies of one or more favorable written opinions of (A) James W. Nellen, II, Esq., Vice President and General Counsel for the Company substantially in the form of Exhibit IX-A annexed hereto, and Liebmann, Conway, Olejniczak & Jerry, Hunter, MacLean, Exley & Dunn, and Conner & Winters, special local counsel for the Company in Wisconsin, Georgia and Oklahoma, respectively, in the form of Exhibit IX-B annexed hereto, (B) opinions of counsel in each jurisdiction where there exists any inventory or accounts receivable to be subjected to the Lien of a Collateral Document which has a value in excess of $20,000,000 with respect to the perfection of the security interests contemplated by the Collateral Documents and certain related matters, in each case in substantially the form of Exhibit IX-C annexed hereto, and (C) an opinion of Michael, Best & Friedrich with respect to the perfection of security interests in the Intellectual Property contemplated by the Intellectual Property Pledge Agreement, substantially in the form of Exhibit IX-D annexed hereto, all of which opinions shall be dated as of the Closing Date, and cover such other matters as the Administrative Agent may reasonably request.

            3.1.8. The Company shall have (A) consummated the Common Stock Offering, in accordance with applicable law and on terms satisfactory in all respects to the Requisite Lenders, and received not less than $300,000,000 in aggregate gross cash proceeds from the Common Stock Offering, (B) paid any and all amounts owing in respect of the Senior Secured Notes and the Existing Credit Facilities and terminated all commitments under the Existing Credit Facilities, (C) paid any and all amounts owing on or prior to the Closing Date pursuant to the Commitment Fee Letters and (D) paid all Transaction Costs in respect of the Recapitalization that are due as of the Closing Date or made arrangements to do so acceptable to the Requisite Lenders.

            3.1.9. The Company shall have entered into the 1995 A/R Bridge, on terms satisfactory in all respects to the Requisite Lenders.

            3.1.10. There shall be no governmental or judicial action, actual or threatened, that is likely to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby.

            3.1.11. The Lenders shall have received satisfactory pro forma consolidated balance sheets of the Company and its Subsidiaries after giving effect to the Recapitalization and the Requisite Lenders shall be reasonably satisfied that such balance sheets are not inconsistent in any material respect with the Projections.

            3.1.12. Except as has been disclosed in the Information Package delivered to the Lenders prior to the Closing Date, there shall not have occurred any material adverse change with respect to the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, since September 30, 1994.

            3.1.13. As of the Closing Date, (A) all information and data (other than the Projections) concerning the Company and its Subsidiaries or the transactions contemplated hereby that are contained in the Information Package will not (to the best of the Company's knowledge with respect to information made available by any of the Company's authorized representatives), taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading and (B) all financial projections concerning the Company and its Subsidiaries (collectively, the "Projections") that have been prepared by the Company or any of the Company's authorized representatives and made available to the Lenders have been prepared in good faith and are based upon reasonable assumptions (it being understood that nothing contained herein shall constitute a representation that the results forecasted in any Projections will in fact be achieved).

            The acceptance of the proceeds of the Loans and disbursements made on the Closing Date shall constitute a representation and warranty to the Administrative Agent and each of the Lenders that all of the applicable conditions specified above exist as of that time, except for such conditions that have been duly waived in writing hereunder by the beneficiaries thereof.

            Section 3.2 Conditions to Loans. The obligations of the Lenders to make all Loans (other than any Tranche A Term Loans and any Revolving Loans made on the Deferred Funding Date for the purposes contemplated in subsection 2.8.1) are subject to the prior or concurrent satisfaction or waiver of the following further conditions precedent:

            3.2.1. The Administrative Agent shall have received, in accordance with the provisions of subsection 2.1.2, 2.3.2 or 2.12.2, as the case may be, before any Funding Date, an originally executed Notice of Borrowing signed by the chief executive officer, the chief financial officer or the treasurer of the Company requesting a Loan or by any executive officer of the Company designated by any of the above-described officers on behalf of the Company in writing delivered to the Administrative Agent.

            3.2.2.  As of such Funding Date:

            (i) The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of that date except that the representations and warranties need not be true and correct to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under this Agreement and except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

           (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing which would constitute (A) an Event of Default or
      (B) a Potential Event of Default;

          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before such Funding Date;

           (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making such Loan;

            (v) The making of the Loans and disbursements requested on such Funding Date shall not violate Regulation G, T, X or U of the Federal Reserve Board; and

           (vi) Except as has been disclosed in the Information Package, there shall not be pending or, to the best knowledge of the Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any of its Subsidiaries, or any property of any Loan Party or any of its Subsidiaries which has not been disclosed by the Company in writing pursuant to Section 4.6 or subparagraph (ix) of Section 5.1 prior to the making of the last preceding Loan (or in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of the Requisite Lenders, would reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, in each case, taken as a whole, or to impair the ability or obligation of any Loan Party to perform or of the Lenders to enforce the Obligations. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of Loans or the issuance of Letters of Credit hereunder.

            3.2.3. On such Funding Date, the Administrative Agent shall have received an Officers' Certificate from the Company, dated such Funding Date and substantially in the form of Exhibit XXI, with such changes as are acceptable to the Administrative Agent, to the effect that the conditions set forth in subsection 3.2.2 are satisfied on and as of that Funding Date.

            Section 3.3 Conditions to Tranche A Term Loans and Certain Revolving Loans on the Deferred Funding Date. The obligations of the Lenders to make Tranche A Term Loans and Revolving Loans on the Deferred Funding Date for the purposes contemplated in subsection 2.8.1 are subject only to prior or concurrent satisfaction of the following conditions (in addition to satisfaction of the conditions set forth in Section 3.1 unless such conditions have been waived in accordance with Section 9.6):

            3.3.1. The Company shall have made all necessary arrangements, given all necessary notices and taken all other necessary action to redeem all the outstanding Existing Subordinated Debt and pay all other amounts and Transaction Costs owing in connection with such redemption, in accordance with the terms of the indentures governing the Existing Subordinated Debt.

            3.3.2. There shall not have occurred and be continuing any Event of Default or Potential Default pursuant to Section 7.1, 7.6, 7.7, 7.9, 7.13 or 7.14.

            3.3.3. The Company shall have (A) received not less than $60,000,000 in aggregate gross cash proceeds from the 1995 A/R Bridge and
(B) paid all Transaction Costs in respect of the 1995 A/R Bridge that are due as of the Deferred Funding Date or made arrangements to do so acceptable to the Administrative Agent.

            Section 3.4 Conditions to Initial Revolving Loans and Swing Line Loans. The obligations of the Lenders to make the initial Revolving Loans and Swing Line Loans are, in addition to the conditions precedent specified in Sections 3.1 and 3.2, subject to prior or concurrent satisfaction of the following conditions:

            3.4.1. On or before the Funding Date of the initial Revolving Loan, the Company shall deliver to each Lender having a Revolving Loan Commitment (or to the Administrative Agent for such the Lenders) the Revolving Notes executed by it in accordance with subsection 2.3.4 substantially in the form of

Exhibit IV annexed hereto, drawn to the order of each such Lender and with appropriate insertions.

            3.4.2. On or before the Funding Date of the initial Swing Line Loan, the Company shall deliver to Bankers the Swing Line Note executed by it in accordance with subsection 2.12.4 substantially in the form of
Exhibit VII annexed hereto, drawn to the order of Bankers and with appropriate insertions.

            3.4.3. The conditions precedent specified in Section 3.1 shall have been satisfied or waived in accordance with Section 9.6.

            Section 3.5 Conditions to All Letters of Credit. The obligation of each Fronting Bank to issue any Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

            3.5.1. On or before the date of issuance of the initial Letter of Credit, each of the conditions set forth in Sections 3.1 and 3.4 shall have been satisfied or waived in accordance with Section 9.6.

            3.5.2. On or before the date of issuance of a Letter of Credit, the Administrative Agent shall have received in accordance with the provisions of subsection 2.2.2, a notice requesting the issuance of such Letter of Credit, all other information specified in subsection 2.2.2, and such other documents as the Fronting Bank may reasonably require in connection with the issuance of such Letter of Credit.

            3.5.3. On the date of issuance of such Letter of Credit, all conditions precedent described in subsections 3.2.2 and 3.2.3 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date; provided that the Officers' Certificate required to be delivered pursuant to subsection 3.2.3 shall be delivered to the Fronting Bank as well as to the Administrative Agent.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES


            In order to induce the Lenders to enter into this Agreement and to make the Loans and the disbursements pursuant to the Assignment Agreement and to issue Letters of Credit, the Company represents and warrants to each Lender as follows:

            Section 4.1  Organization, Powers, Good
                           Standing, Business and Subsidiaries.

            4.1.1. Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction as of the date of this Agreement is set forth on Schedule A annexed hereto). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby, and in the case of the Company, to issue the Notes and the Common Stock.

            4.1.2. Good Standing. Each of the Loan Parties is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a material adverse effect on the conduct of the business of the Company and its Subsidiaries, taken as a whole.

            4.1.3. Conduct of Business. On the date of this Agreement, the Company and its Subsidiaries are engaged only in the businesses described in the Prospectus.

            4.1.4. Subsidiaries. All of the Subsidiaries (other than inactive Subsidiaries or Foreign Subsidiaries having no significant assets or activities) of each of the Loan Parties, as of the date of this Agreement, are identified on Schedule A annexed hereto. The capital stock of each of the Subsidiaries identified on Schedule A is duly authorized, validly issued, fully paid and nonassessable. The capital stock of each Person identified on Schedule A is not Margin Stock. Each of the Subsidiaries of each Loan Party is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted except where failure to be in good standing or a lack of corporate power and authority has not had and will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Schedule A correctly sets forth as of the date of this Agreement the ownership interest of each of the Loan Parties in each of its Subsidiaries identified therein.

            Section 4.2  Authorization of Borrowing, etc.

            4.2.1. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes and the reimbursement of Fronting Banks of payments made under the Letters of Credit and the grant and continuation of the security interests in the Collateral pursuant to the Collateral Documents have been duly authorized by all necessary corporate action by each Loan Party.

            4.2.2. No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is respectively a party and the issuance, delivery and performance of the Notes, the consummation of the Common Stock Offering and the issuance of Common Stock and the other transactions comprising the Recapitalization and the reimbursement of Fronting Banks of payments made under Letters of Credit and the grant and continuation of the security interests in the Collateral pursuant to the Collateral Documents do not and will not (A) violate (1) any provision of law applicable to any Loan Party, (2) the Certificates of Incorporation or Bylaws of any Loan Party, or (3) any order, judgment or decree of any court or other agency of government binding on any Loan Party, (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (C) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than Liens in favor of the Lenders) or (D) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such violations, conflicts, breaches, Liens and defaults which would not have, and such approvals the absence of which would not have, a material adverse effect on the Company and its Subsidiaries, taken as a whole.

            4.2.3. Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and application of the proceeds of the Loans, the issuance, delivery and performance of the Notes, the reimbursement of Fronting Banks of payments made under Letters of Credit, the consummation of the Common Stock Offering, the issuance of Common Stock, and the grant and continuation of the security interests in the Collateral pursuant to the Collateral Documents do not and will not require any registration with, authorization, order, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except such registration, consent, approval or notice as has been made, obtained or given and is in full force and effect and except for the filings to perfect security interests granted pursuant to Collateral Documents, and other filings, authorizations, notices, orders, consents and approvals the absence of which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole or on the legality, validity or enforceability of any Loan Document.

            4.2.4. Binding Obligation. This Agreement is, and the other Loan Documents and the Notes, when executed and delivered will be, the legally valid and binding obligations of the Loan Parties party thereto, enforceable against the applicable Loan Parties in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            4.2.5. Valid Issuance of Common Stock. The Common Stock issued in the Common Stock Offering has been duly and validly issued, fully paid and nonassessable. Such Common Stock has been registered or qualified under applicable federal and state securities laws.

            Section 4.3 Financial Condition. The Company has delivered to the Lenders true and complete copies of the Company's financial statements for the fiscal year of the Company ending December 31, 1994. Except as set forth in the Information Package, all such financial statements and all financial statements set forth in the Prospectus fairly present the con-solidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for each of the periods covered thereby, subject to changes resulting from audit and normal year-end adjustments. Neither the Company nor any of its Subsidiaries has as of the Closing Date any material Contingent Obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment which is not reflected in the foregoing financial statements, or the notes thereto.

            Section 4.4 No Adverse Material Change; No Stock Payments. Except as has been disclosed in the Information Package, since December 31, 1994, there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to the business, operations, property, assets or conditions (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

            Section 4.5 Title to Properties; Liens. Each Loan Party and each Subsidiary thereof has good, sufficient and legal title to and beneficial ownership of all its respective properties and assets (other than the Collateral) reflected in the most recent consolidated balance sheet referred to in Section 4.3 or in the most recent financial statements delivered pursuant to Section 5.1 of this Agreement, except for assets acquired or disposed of in the ordinary course of business since the date of such consolidated balance sheet and except for sales and other dispositions permitted hereunder and except for such defects that in the aggregate do not materially adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. Except for the Liens created by the Collateral Documents and other Liens permitted by this Agreement, all such properties and assets are free and clear of Liens. The Company or another Loan Party has title to all the Collateral and title to each item of Collateral is subject to no Liens other than Liens which would be permitted pursuant to any Collateral Documents; provided that (A) no such Lien (other than Prior Liens) shall be superior to the Lien of such applicable Collateral Document and (B) except as otherwise provided in the form of Mortgage annexed hereto as Exhibit XIX-A(i), no warranty is made by the Company with respect to the Company's state of title to any Land within the Landfill Area (as defined in such form of Mortgage). The Company holds all material licenses, certificates of occupancy or operation and similar material certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by the Company. Each Mill is suitable for its intended purposes and is served by such utilities as are necessary for the proper and efficient operation thereof. Each of the Recognition Instruments in existence as of the Closing Date is in full force and effect and the Administrative Agent and (assuming the Collateral Trustee, Lenders and the Administrative Agent shall have executed and delivered the assumption instrument contemplated in Section 4.2.2 of each such Recognition Instrument) the Collateral Trustee is entitled, in respect of the Collateral Documents, to exercise all the rights and receive all the benefits contemplated in each such Recognition Instrument to be exercisable by or available to the "Collateral Trustee" thereunder.

            Section 4.6 Litigation; Adverse Facts. Except as has been disclosed in the Information Package, there is no action, suit, proceeding, governmental investigation of which the Company has knowledge or arbitration (whether or not purportedly on behalf of any Loan Party or any respective Subsidiary thereof) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting any Loan Party or any of its respective Subsidiaries or any property of any Loan Party or any Subsidiary thereof which would reasonably be expected to result in any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or that would impair the ability of any Loan Party to perform any of the Obligations.

            Section 4.7 Payment of Taxes. Except to the extent permitted by Section 5.3, all material tax returns and reports of each Loan Party and each Subsidiary thereof required to be filed by any of them have been filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid. The Company does not know of any proposed tax assessment against any such Person that would be material to the condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

            Section 4.8 Performance of Agreements. None of the Loan Parties or any Subsidiary of a Loan Party is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. Schedules C and F annexed hereto correctly identify all credit facilities of the Company and its Subsidiaries as of December 31, 1994 in excess of $1,000,000.

            Section 4.9 Governmental Regulation. None of the Loan Parties or any Subsidiary of a Loan Party (A) is subject to regulation under the Public Utility Holding Company Act of 1935 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed as contemplated hereby or by any other Loan Document or (B) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

            Section 4.10 Securities Activities. None of the Loan Parties or any Subsidiary of a Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            Section 4.11  Employee Benefit Plans.

            4.11.1. Each of the Loan Parties and each of its ERISA Affiliates is and each Pension Plan is in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans.

            4.11.2. Except for (A) the standard termination in accordance with Section 4041(b) of ERISA of the Lily-Tulip, Inc. Salary Retirement Plan and (B) the occurrence of the Reportable Event described in Regulation 29 C.F.R. Section 2615.23(a)(1)(ii) with respect to the Fort Howard Cup Corporation Bargaining Unit Pension Plan upon the transfer of all the issued and outstanding shares of capital stock of Sweetheart Cup Company, Inc., no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan and no Termination Event that is described in clause (E) of the definition of "Termination Event" has occurred.

            4.11.3. The sum of the amount of unfunded benefit liabilities under all Pension Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $35,000,000.

            4.11.4. No Loan Party or any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under Title IV of ERISA to any Multiemployer Plan individually or in the aggregate in excess of $25,000,000.

            4.11.5. No Loan Party or any of its ERISA Affiliates has incurred any accumulated funding deficiency (whether or not waived) with respect to any Pension Plan individually or in the aggregate in excess of $15,000,000.

            4.11.6. No Loan Party or any of its ERISA Affiliates has or reasonably expects to become subject to a lien in favor of any Pension Plan under Section 302(f) of ERISA individually or in the aggregate in excess of $15,000,000.

            As used in this Section 4.11, the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA, and the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code.

            Section 4.12 Certain Fees. Other than as disclosed in the Information Package by the Company, no broker's or finder's fee or commission will be payable with respect to the offer, issue and sale, of the Notes and the Company hereby indemnifies the Lenders against and agrees that it will hold the Lenders harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with any such offer, issue and sale or any of the other transactions contemplated hereby and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. Except as so disclosed, no other similar fees or commissions will be payable by any Loan Party or any of its Subsidiaries for any other services rendered to the Company or any of its Subsidiaries ancillary to the transactions contemplated hereby.

            Section 4.13 Disclosure. Except as disclosed in the Information Package, taken as a whole, the representations and warranties of the Loan Parties contained in this Agreement and any other document, certificate or written statement furnished to the Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement (including, without limitation, the Information Package but excluding the Projections (as to which the Company makes the representations and warranties set forth below)) do not contain any untrue statement of a material fact or omit to state a material fact (known to any such person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. Any reaffirmation of the foregoing sentence is subject to any change in the facts and conditions on which such representations and warranties are based, which changes are required, contemplated or permitted under this Agreement and subject to further disclosure contemplated by Section 5.1 and subparagraph (vi) of subsection 3.2.2; provided that in all cases, taken as a whole, representations and warranties of any Loan Party contained in this Agreement and any other document, certificate or written statement furnished to the Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement did not contain at the time made any untrue statement of a material fact or omit at the time made to state a material fact (known to any Loan Party in the case of any document not furnished by it) necessary in order to make the statement contained herein or therein not misleading. The Projections are based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected results. Except as disclosed in the Information Package, there is no fact known to any Loan Party (other than matters of a general economic nature) which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of any Loan Party and its respective Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            Section 4.14 Patents, Trademarks, etc. Each of the Loan Parties and its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing used in or necessary for the conduct of their respective businesses as currently conducted which are material to the condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole. To the Company's knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Loan Parties and their respective Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any Loan Party and its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole. The consummation of the transactions contemplated by this Agreement (including the transactions contemplated by the Intellectual Property Pledge Agreement) does not require any consent to be obtained with respect to such patents, trademarks, trade names, copyrights, technology, know-how or processes, or the license to use any of such patents, trademarks, trade names, copyrights, technology, know-how, processes or rights with respect thereto, which if not obtained will in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such patents, trademarks, trade names, copyrights, technology, know-how or processes by each Loan Party and its Subsidiaries to an extent which in the aggregate would have a material adverse effect on the condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole. To the best knowledge of the Company, the rights of each Loan Party and its Subsidiaries so to sell, franchise or license under such brand names then being used may be transferred in connection with any sale of assets or stock of the related business by any Loan Party or any of its Subsidiaries with only such exceptions as are not material to the Company and its Subsidiaries, taken as a whole.

            Section 4.15  Environmental Protection.

            4.15.1. Each of the Loan Parties and their respective Subsidi-aries has either (A) obtained all material permits, licenses and other authorizations which are required with respect to the operation of its business under any Environmental Law or (B) submitted a timely application in respect of such permits, licenses or other authorizations (the submission of which, by itself or in conjunction with other appropriate action by such Loan Party or its Subsidiaries, is sufficient under applicable law to allow such Loan Party or any of its Subsidiaries to continue its business or operations pending a determination with respect to such application) and received at least oral confirmation from the relevant government authority that such permits, licenses or other authorizations will be issued or reserved, as appropriate under current operating conditions.

            4.15.2. Each of the Loan Parties and their respective Subsidiaries is in material compliance with all terms and conditions of the required material permits, licenses and authorizations, and is also in material compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws.

            4.15.3. Except as disclosed in the Information Package, there is no material civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice of demand letter pending or, to the knowledge of the Company, threatened against any Loan Party or any of their respective Subsidiaries under the Environmental Laws.

            4.15.4. Except as disclosed in the Information Package, there are no material past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent material compliance with the Environmental Laws, or which may give rise to any material common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or similar state, local or foreign laws, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste which would have a material adverse effect on the business, operations, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

            Section 4.16 Security Interests. On and as of the Closing Date, each of the Collateral Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral, which Lien shall be a first priority Lien subject only to Prior Liens. No filings or recordings are required in order to perfect the Liens created under the Collateral Documents except for filings or recordings which on or before the date of execution and delivery of such Collateral Document will have been made; provided that with respect to any Real Property, no failure to record any Mortgage relating thereto shall be deemed a breach of this
Section if the Title Company has issued or committed to issue in respect of such Real Property an endorsement or endorsements complying with the provisions of subparagraph (iii) of subsection 3.1.4.

            Section 4.17 IDA and Certain Documents. Each of the Georgia Mill Lease, the Escrow Agreement and the Project Agreement is the valid and binding obligation of IDA, enforceable against IDA in accordance with its terms. Except as has been disclosed in writing to the Lenders, none of the Georgia Mill Lease, the Escrow Agreement or the Project Agreement has been modified, amended, supplemented or terminated. To the knowledge of the Company (after due inquiry), IDA is not in default under (and no condition exists which with notice or the lapse of time or both would constitute a default by IDA under) any of the Georgia Mill Lease, the Escrow Agreement or the Project Agreement. To the knowledge of the Company (after due inquiry), IDA's interest in each of the Georgia Mill Lease, the Escrow Agreement and the Project Agreement has not been assigned, pledged, mortgaged, hypothecated or otherwise encumbered or transferred to any party. Neither the execution and delivery by the Company of the Mortgages nor consummation of the transactions contemplated therein will conflict or be inconsistent with or result in any breach of any of the terms, covenants or provisions of or constitute a default under the Georgia Mill Lease, the Escrow Agreement or the Project Agreement. As of the time of the execution of the Escrow Agreement and the concurrent deposit of the limited warranty deed and bill of sale therein described from IDA to the Company with the Escrow Agent (as defined in the Escrow Agreement), all equitable interest in the Project (as defined in the Project Agreement) was irrevocably vested in the Company, and, as a result thereof, IDA's estate in the Project is limited to legal title.

            Section 4.18  Solvency.

            4.18.1. Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (A) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis, (B) the fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (C) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (D) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

            4.18.2. The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond the Company's or such Subsidiary's ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Company or such Subsidiary and the timing of the amounts of cash to be payable on or in respect of the Company's Indebtedness or the Indebtedness of such Subsidiary.


                                 ARTICLE V

                           AFFIRMATIVE COVENANTS


            The Company covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all of the Loans and Notes and the cancellation or expiration of all Letters of Credit issued hereunder and the reimbursement in full of all amounts drawn thereunder unless the Requisite Lenders shall otherwise agree in writing, the Company shall perform all covenants in this ARTICLE V:

            Section 5.1 Financial Statements and Other Reports. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to the
Lenders:

            (i) As soon as practicable and in any event within 30 days after the end of each month ending after the Closing Date in each of the Company's fiscal years, other than months which are the last month in a fiscal quarter, (A) the consolidated balance sheet of the Company and its consolidated Subsidiaries, as at the end of such month, and (B) the related consolidated statements of earnings and retained earnings and cash flow statements of the Company and its consolidated Subsidiaries for such month and for the period from the beginning of the then current fiscal year to the end of such month;

           (ii) As soon as practicable and in any event within 45 days after the end of each fiscal quarter ending during or after 1995, other than quarters which are the last quarter in a fiscal year,
      (A) the consolidated balance sheet of the Company and its consolidated Subsidiaries, as at the end of such period and (B) the related consolidated statements of earnings and retained earnings and cash flow statements of the Company and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all prepared in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations Under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, it being understood that the foregoing shall include (1) a statement of profit and loss to the gross margin, including specified cost components and (2) statements of capital expenditures setting forth in comparative form, the corresponding periods of the previous fiscal year, the corresponding figures from the consolidated plan for the then current fiscal year delivered pursuant to subparagraph (xii) of this Section 5.1, all in reasonable detail and certified by the chief financial officer of the Company that, in the case of such consolidated financial statements, they fairly present the financial condition of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and, insofar as relates to divisions, based on the Company's normal accounting procedures applied on a consistent basis;

          (iii) As soon as practicable and in any event within 90 days after the end of each fiscal year of the Company (commencing with fiscal year 1995) (A) (1) the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and (2) the related consolidated statements of earnings and retained earnings and cash flow statements of the Company and its consolidated Subsidiaries for such fiscal year, it being understood that the foregoing shall include (x) a statement of profit and loss to the gross margin, including specified cost components and (y) statements of capital expenditures setting forth in comparative form the corresponding figures for the previous year, the corresponding figures from the consolidated plan for the current fiscal year delivered pursuant to subparagraph (xii) of this Section 5.1, all in reasonable detail, and (B) in the case of such consolidated financial statements, accompanied by a report thereon of Arthur Andersen & Co. or such other independent certified public accountants of recognized national standing selected by the Company which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes as are concurred in by such accountants) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

           (iv) Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subparagraphs (ii) and
      (iii) of this Section 5.1, (A) an Officers' Certificate of the Company substantially in the form of Exhibit XXII annexed hereto stating that the signers have reviewed or caused to be reviewed under their supervision the terms of this Agreement, the Notes, the Letters of Credit and the other Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto and (B) a Compliance Certificate substantially in the form of Exhibit VI annexed hereto demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.9, 6.10 and 6.14 and
      a computation as of the last day of the applicable fiscal quarter of the Company of Ratio 1, Ratio 2 and the Applicable Category in respect of the period succeeding such quarter and the then unutilized amounts of the Discretionary Excess Cash Flow Balance and the Discretionary Equity Proceeds Balance and a computation of Excess Cash Flow in respect of the most recently ended fiscal year and, in addition, a written statement of the chief accounting officer or chief financial officer of the Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to the Company's compliance with Sections 6.6, 6.9 and 6.14;

            (v) Together with each delivery of consolidated financial statements of the Company and its consolidated Subsidiaries pursuant to subparagraph (iii) of this Section 5.1, a written statement by the independent public accountants giving the report thereon (A) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (B) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable to any Lender by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the ordinary course of their audit examination and (C) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to subparagraph (iv) of this Section 5.1 is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (B) of such subparagraph (iv) of this Section 5.1 for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

           (vi) Promptly upon receipt thereof, copies of all reports submitted to the Company or any Subsidiary thereof by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company or any Subsidiary thereof made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company or by any Subsidiary thereof to its respective security holders (other than the Company or any Subsidiary thereof), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any Subsidiary thereof with any securities exchange or with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any such Subsidiary to the public concerning material developments in the business of the Company or any Subsidiary thereof;

         (viii) Promptly upon any officer of the Company obtaining knowledge (A) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (B) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in
      Section 7.2, (C) of any condition or event which would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2 and 4 of such Form as in effect on the date hereof) if the Company were required to file such reports under the Exchange Act or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

           (ix) Promptly upon any officer of the Company obtaining knowledge of (A) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed by the Company to the Lenders, or (B) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, would materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, the Company shall promptly give notice thereof to the Lenders and provide such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders and CG&R to evaluate such matters;

            (x) Promptly upon any officer of the Company becoming aware of the occurrence of any (A) Termination Event, (B) "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or (C) filing by the Company or any of its ERISA Affiliates of an application for a waiver of an accumulated funding deficiency, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company or its ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto;

           (xi) With reasonable promptness copies of (A) all notices received by the Company or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan and
      (C) all notices received by the Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

          (xii) As soon as practicable and in any event by the sixtieth day of each fiscal year of the Company, a consolidated plan, prepared in accordance with the Company's normal accounting procedures applied on a consistent basis, for such fiscal year of the Company, including, without limitation, (A) a forecasted consolidated balance sheet and a consolidated statement of changes in financial position of the Company for such fiscal year, including a forecasted statement of profit and loss to the gross margin and forecasted statements of working capital and capital expenditures and (B) the amount of total forecasted capital expenditures and forecasted consolidated selling, general and administrative expenses for such fiscal year;

         (xiii) As soon as practicable and in any event by the last day of each fiscal year of the Company, a report in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

          (xiv) Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subparagraph (ii) of this Section 5.1, an Officers' Certificate of the Company substantially in the form of Exhibit XXIII annexed hereto stating that the signers made, or caused to be made under their supervision, a review of the terms of, and the records relating to, all of the Intercompany Indebtedness of the Company and its Subsidiaries and stating the amount of all outstanding Intercompany Indebtedness, including all Intercompany Indebtedness of all Subsidiaries to other Subsidiaries and the Company and all Intercompany Indebtedness of all Consolidated Subsidiaries to other Consolidated Subsidiaries and the Company as of the date of such financial statements; and

           (xv) With reasonable promptness, such other information and data (other than Sensitive Information), with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender.

Notwithstanding anything to the contrary set forth above, the Company's failure to comply with subparagraphs (viii) and (ix) of this Section 5.1 (other than clause (A) of subparagraph (viii) of this Section 5.1, except to the extent that materiality is relevant to the existence or non-existence of an Event of Default or a Potential Event of Default) based on a good-faith determination by an officer of the Company that such condition, event or development is not material shall not be the basis for an Event of Default.

            Section 5.2  Corporate Existence, etc.   The Company will at
all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; provided that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of its parent and would not have a material adverse effect on the ability of the Loan Parties to perform their obligations under the Loan Documents; and provided, further, that neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Company or such Subsidiary shall have determined that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be.

            Section 5.3  Payment of Taxes and
                           Claims; Tax Consolidation.

            5.3.1. The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon them or any of their properties or assets or in respect of any of their franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien upon any of their material properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            5.3.2. The Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any of their respective Subsidiaries or such other Person as may be reasonably acceptable to the Requisite Lenders).

            Section 5.4 Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all material licenses, permits and other material clearances necessary to use and occupy the material properties of the Company and its Subsidiaries. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. The Company will maintain such insurance as may be required to comply with any Mortgage and each Pledge Agreement, and shall otherwise comply with all provisions of the Collateral Documents relating to insurance. The Company will furnish to each Lender, upon reasonable request, information as to the insurance carried, and will not cancel any such insurance without the consent of the Requisite Lenders.

            Section 5.5 Inspection. The Company shall permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and, subject to
Section 9.17, to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that in light of (A) the highly proprietary nature of the following information, (B) its historically demonstrated and ongoing value and importance in the Company's operating performance and
(C) the substantial risk to the value of the Company's business if such information were not maintained on a strictly confidential basis, in no event shall the Company be required to disclose to any Person any information with regard to the Company's dry form technology or de-inking technology, any formulas, recipes, process flow diagrams, equipment specifications, equipment purchase costs or manufacturing and process costs related thereto (the "Sensitive Information").

            Section 5.6 No Further Negative Pledges. Except as provided in this Section 5.6, neither the Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.
The foregoing provisions of this Section 5.6 shall not be deemed violated by the following: (A) any Contractual Obligation restricting Liens on assets owned by a Foreign Subsidiary or on the shares of stock of any Foreign Subsidiary (other than any such shares that constitute Collateral and other than the shares of stock of Sterling International (U.K.) Limited and Sterling International Limited) or on the shares of stock of SIL Company (other than any such shares that constitute Collateral), (B) the provisions of (1) Section 3.08 of the indenture governing the 9 1/4% Unsecured Notes, as in effect on the Closing Date, (2) Section 3.08 of the indenture governing the 8 1/4% Unsecured Notes, as in effect on the Closing Date, or (3) any similar provision of any instrument comprising the Refinancing Senior Unsecured Debt that is no less favorable to the Company and the Lenders than the provisions of each such Section 3.08 referred to above, (C) the provisions of Section 3.08 of the indenture governing the 9% Senior Subordinated Notes, as in effect on the Closing Date, or the provisions of Section 3.08 of the indenture governing the 10% Subordinated Notes, as in effect on the Closing Date, (D) the provisions of any Capital Leases that restrict the imposition of Liens on the assets specifically demised pursuant thereto, (E) any agreement entered into by the Receivables Subsidiary in connection with a Receivables Transaction that prohibits or restricts the creation or assumption of any Liens upon the assets or properties of such Receivables Subsidiary, (F) the provisions of Section 5.6 of the Receivables Credit Agreement, as in effect on the date hereof, or (G) the provisions of any other instrument governing Indebtedness of the Company or any Domestic Subsidiary of the Company permitted under Section 6.1, which Indebtedness is secured by a Lien permitted under Section 6.2, to the extent such provisions operate to restrict the ability of the Company or any of its Subsidiaries to grant Liens on the specific assets securing such Indebtedness.

            Section 5.7 Compliance with Laws, etc. The Company and its Subsidiaries shall comply with the requirements of all applicable laws, including Environmental Laws, rules, regulations and orders of any Governmental Authority, noncompliance with which would materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

            Section 5.8 Interest Rate Agreements. On or prior to the 90th day following the Closing Date, the Company will enter into or obtain, and thereafter maintain in full force and effect, Interest Rate Agreements (other than Leveraged Swaps) as shall result in effectively fixing, for a period of not less than three years from the Closing Date, the interest rate per annum to the Company of Adjusted LIBOR Loans having a principal amount of not less than $500 million to an amount that does not exceed the sum, from time to time, of 10% per annum plus the LIBOR Spread.

            Section 5.9 Lender Meeting. The Company will participate in a meeting of Lenders once during each fiscal year to be held at a location and a time selected by the Company.

            Section 5.10  Security Interests.

            5.10.1. The Company shall and shall cause each of the other Loan Parties to perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement, continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including, without limitation, any filings in local real estate land record offices and the United States Patent and Trademark Office, or the United States Copyright Office, which are necessary or advisable, from time to time, in order to grant, continue and maintain in favor of the Collateral Trustee for the benefit of the Lenders a valid and perfected Lien on the Collateral, which Lien is a first priority Lien subject only to Prior Liens.

            5.10.2. The Company shall and shall cause each of the other Loan Parties to undertake to deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Collateral Trustee as the Collateral Trustee shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Lenders, including assets which are required to or do become Collateral after the Closing Date.

            Section 5.11  Future Guarantor Subsidiaries and
                            Additional Pledge Agreements; Certain
                            Future Acquisitions of Material Assets.

            5.11.1. Promptly upon any Person or Subsidiary (in each case, other than a Lower Tier Foreign Subsidiary that constitutes a Controlled Foreign Corporation) becoming a direct or indirect Material Subsidiary of the Company, such Person or Subsidiary shall execute a Guarantor Subsidiary Guarantee guaranteeing all of the obligations owing to Lenders hereunder, to the fullest extent permitted by applicable law, substantially in the form of Exhibit XIII annexed hereto and shall, if it has not previously done so, enter into a Receivable/Inventory Pledge Agreement, to the fullest extent permitted by applicable law, substantially in the form of
Exhibit XIV-B annexed hereto, with such changes therein (whether before or after the execution and delivery thereof) as are otherwise permitted by the Requisite Lenders. In addition, any Subsidiary of the Company (other than a Lower Tier Foreign Subsidiary that constitutes a Controlled Foreign Corporation) that meets the above criteria but cannot execute any such Pledge Agreement because of applicable law or whose Guarantor Subsidiary Guarantee or Pledge Agreement is limited because of applicable law, shall promptly upon any change of law reducing or removing such prohibition or limitation enter into a Guarantor Subsidiary Guarantee or such Pledge Agreement or shall promptly amend such instrument in a manner satisfactory to the Administrative Agent to reduce or remove such prohibition or limitation consistent with such law as so changed. In addition, the Company shall, if such Subsidiary is directly owned by the Company, or shall cause its relevant directly or indirectly owned Subsidiaries to, if such Subsidiary is not directly owned by the Company, complete and provide to the Administrative Agent a form of the Company Stock Pledge Agreement, substantially in the form of Exhibit XV annexed hereto with respect to such Subsidiary, which shall be effective to create, in favor of the Lenders and the Administrative Agent, a perfected, first priority Lien on all the capital stock or other equity interest in such Subsidiary.

            5.11.2. Grant of Security Interest in Material Assets. Promptly upon (A) the acquisition by the Company or any Domestic Subsidiary of the Company of any Material Assets (as defined in clause (A) of the definition of Material Asset) not acquired in connection with or as part of an Expansion Project or (B) the capital stock or other equity interests in any First Tier Foreign Subsidiary of the Company becoming Material Assets pursuant to the provisions of clause (B) of the definition of Material
Asset:

            (a) the Company and the Collateral Trustee will enter into such amendments or supplements to the Collateral Documents, or additional Collateral Documents, in each case in recordable form (if involving real estate) and in substantially the forms attached hereto as Exhibits XIV-A and XIV-B (to the extent the Material Assets consist of personal property) and Exhibits XIX-A(i) and (ii) through XIX-C(i) and (ii) (to the extent the Material Assets consist of real property) with, in each case, such changes thereto as are necessitated by local law or other applicable circumstances (the "Additional Collateral Documents") and as are necessary in order to grant to the Collateral Trustee for the benefit of the Lenders a valid first priority Lien and security interest in such Material Assets subject only to Permitted After Acquired Collateral Liens; and

            (b) the Company will also deliver to the Collateral Trustee the following:

                  (i) to the extent the Material Assets consist of real property, an ALTA Survey and a policy of title insurance insuring that the Lien of the Additional Collateral Documents constitutes a valid and perfected first priority Lien on such real property in an aggregate amount equal to the fair value of the real property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted After Acquired Collateral Liens and containing, or accompanied by, to the extent applicable, such endorsements and other assurances of the type included in or accompanying the title insurance policy required to be delivered to the Collateral Trustee pursuant to subsection 3.1.4;

                 (ii) to the extent the Material Assets consist of personal property, UCC financing statements and all such other filings, notices or other instruments as shall be deemed necessary (in the reasonable judgment of the Collateral Trustee) to perfect such Lien of the Additional Collateral Documents in respect of such Material Assets and, if such Material Assets shall be of a character such that possession thereof is required to perfect such Lien, such Material Assets shall have been delivered to the Collateral Trustee;

                (iii) evidence of payment or a closing statement indicating payment of all filing fees, recording charges, transfer taxes and other costs and expenses, including, without limitation, reasonable legal fees and disbursements of counsel for the Collateral Trustee (and any local counsel), that may be incurred to validly and effectively subject such Material Assets to the Lien of any applicable Additional Collateral Document and perfect such Lien; and

                 (iv) an opinion of counsel to the Company (which shall contain such limitations and exceptions as are customary for such opinions) to the effect that the Collateral Trustee has a valid and perfected Lien in respect of such Material Assets and that any applicable Additional Collateral Document is enforceable in accordance with its terms.

            5.11.3. Limitations on Pledging of Shares and other Assets of Certain Foreign Subsidiaries and Delivery of Certain Guarantees. (a) Notwithstanding the provisions of subsections

5.11.1 and 5.11.2 above, so long as Section 956 (or a successor provision) of the Internal Revenue Code shall remain in effect and shall operate with respect to the Company and its Domestic Subsidiaries to (1) cause restrictive covenants coupled with a pledge of shares possessing 66 2/3% or more of the voting power of all classes of capital stock or other equity interests entitled to vote of any First Tier Foreign Subsidiary that constitutes a Controlled Foreign Corporation (the stock or other equity interests of which would otherwise be required to be pledged to the Lenders pursuant to subsection 5.11.1 or 5.11.2) or (2) cause, in the case of a First Tier Foreign Subsidiary that is a Material Subsidiary, the granting by such First Tier Foreign Subsidiary of any security interest pursuant to a Receivable/Inventory Pledge Agreement or of any rights pursuant to a Guarantor Subsidiary Guarantee to trigger an inclusion in the income of the Company or a Domestic Subsidiary pursuant to Section 951 (or a successor provision) of the Internal Revenue Code, the Company and its Subsidiaries shall not be required to cause such First Tier Foreign Subsidiary to execute and deliver such Guarantor Subsidiary Guarantee or such Receivable/Inventory Pledge Agreement and the Company and its Domestic Subsidiaries shall only be required to pledge, or to cause to be pledged, to the Lenders pursuant to subsection 5.11.1 or 5.11.2 shares representing the lesser of (i) the percentage held by the Company and its Domestic Subsidiaries and (ii) 65% of the voting power of all shares entitled to vote of such First Tier Foreign Subsidiary.

            (b) Upon any change in law or other applicable circumstances the effect of which is to permit a pledge of shares in a Foreign Subsidiary in addition to those contemplated to be pledged pursuant to paragraph (a) of this subsection 5.11.3 or (if such Foreign Subsidiary shall be a Material Subsidiary) the execution and delivery by such a Foreign Subsidiary of a Guarantor Subsidiary Guarantee or the granting by such Foreign Subsidiary of a security interest pursuant to a Receivable/Inventory Pledge Agreement without triggering an inclusion in the income of the Company or any Domestic Subsidiary of the Company pursuant to Section 951 (or a successor provision) of the Internal Revenue Code, the Company shall, and shall cause all applicable Subsidiaries of the Company to, (A) execute and deliver all such instruments, share certificates, financing statements, amendments or other documents as shall be reasonably requested by the Collateral Trustee to pledge all such additional shares to the Lenders as contemplated in subsections 5.11.1 and
5.11.2 and, (B) if such Foreign Subsidiary shall be a Material Subsidiary, to cause such Foreign Subsidiary to execute and deliver to the

Administrative Agent a Guarantor Subsidiary Guarantee and/or a
Receivables/Inventory Pledge Agreement.

            5.11.4. At all times from and after the Closing Date, the Company shall cause each First Tier Foreign Subsidiary of the Company either (A) not to own any equity interests or other Investments in any Lower Tier Foreign Subsidiary or (B) not to engage in any business or activity other than the ownership of equity interests and/or other Investments in one or more Lower Tier Foreign Subsidiaries and not to incur any liabilities of any kind other than the granting of a guarantee and of a pledge of any such equity interests in Lower Tier Foreign Subsidiaries in favor of one or more financial institutions or other lending institutions to support or secure Indebtedness incurred by such Lower Tier Foreign Subsidiaries in compliance with the provisions of Section 6.1, each such guarantee and pledge to be without recourse to such First Tier Foreign Subsidiary, the Company or the Domestic Subsidiaries (except as permitted by Section 6.4). The provisions of the preceding sentence of this subsection 5.11.4 shall not apply to SIL Company or any direct or indirect Wholly Owned Subsidiary of SIL Company.

            5.11.5.  The provisions of subsections 5.11.1, 5.11.2 and
5.11.3 shall not be applicable to the capital stock or other equity securities in SIL Company, Fort Howard Holding or the capital stock or other equity securities in Sterling International Limited, Sterling International (U.K.) Limited or Sterling International Preference Limited (collectively, the "UK Holding Companies") and their direct and indirect Wholly Owned Subsidiaries and none of Fort Howard Holding, SIL Company, the UK Holding Companies and their direct and indirect Wholly Owned Subsidiaries shall be required to execute and deliver a Guarantor Subsidiary Guarantee or a Receivable/Inventory Pledge Agreement or, except as otherwise provided below with respect to equity securities of SIL Company, to otherwise pledge their assets or to guarantee the Obligations to the Lenders or the Administrative Agent hereunder. None of Fort Howard Holding, SIL Company or the UK Holding Companies shall enter into any new line of business or incur any new obligations in respect of its existing business after the date hereof (other than in the ordinary course of its existing business). The Company shall not create, or permit the creation of, any new Subsidiaries to own or hold any Investment, direct or indirect, in Fort Sterling. Notwithstanding the provisions of the first sentence of this subsection 5.11.5, the Company shall at all times cause to be maintained, pursuant to the Collateral Documents, in favor of the Collateral Trustee for the benefit of the Lenders, a first priority security interest in the equity securities of SIL Company representing 65% of the voting power of all equity securities entitled to vote of SIL Company.

            5.11.6. Notwithstanding the provisions of subsection 5.11.2, the Company shall not be required to cause to be granted in favor of the Collateral Trustee and the Lenders any Lien in respect of a Material Asset if such Material Asset is encumbered by a Preexisting Assumed Lien the granting instrument in respect of which prohibits the granting to the Collateral Trustee and the Lenders of any Lien in respect of such Material Asset; provided that, at the earlier of (A) such time as the Indebtedness secured by such Pre-existing Assumed Lien shall be retired and (B) the scheduled maturity date of such Indebtedness (exclusive of any extensions of maturity effected in connection with the acquisition of such Material Asset or thereafter), the Company shall promptly comply with the provisions of subsection 5.11.2 in respect thereof to the extent such compliance would not otherwise be in violation of subsection 5.11.3 or 5.11.5.

            5.11.7.  Notwithstanding the foregoing, the provisions of this
Section 5.11 shall not apply to any Receivables Subsidiary.

            Section 5.12  Expansion Projects.

            5.12.1. Mill Expansion Transactions. (a) Upon compliance with the provisions of this subsection 5.12.1, the Company may enter into a Permitted Expansion Financing with respect to the construction or installation of Existing Mill Expansion Equipment at a Mill (whether or not an Existing Mill) that has been encumbered by the Collateral Documents (each, an "Existing Mill Expansion Transaction"). Not later than 10 days after any Existing Mill Expansion Equipment is first placed into service by the Company, the Company shall deliver to the Administrative Agent an Officers' Certificate (i) identifying such Existing Mill Expansion Equipment, (ii) stating the date such Existing Mill Expansion Equipment was placed in service and (iii) stating whether the Company expects to enter into a Permitted Expansion Financing within 12 months after the date such Existing Mill Expansion Equipment was first placed in service. If the Company fails to deliver such Officer's Certificate to the Administrative Agent within the time period specified above or the Company states in such Officer's Certificate that it does not intend to enter into a Permitted Expansion Financing within 12 months of the date on which the applicable Existing Mill Expansion Equipment was first placed in service, such Existing Mill Expansion Equipment shall become subject to the Lien of the Collateral Documents and the Company shall promptly deliver to the Administrative Agent such instruments as the Administrative Agent or the Requisite Lenders may reasonably require to confirm that the Lien of the applicable Mortgage or other Collateral Document has attached thereto, including, without limitation, amendments to the applicable Mortgage or other Collateral Documents. If at any time within such 12-month period the Company determines to pursue an Unsecured Expansion Financing, the Company shall so notify the Administrative Agent in writing and the applicable Existing Mill Expansion Equipment shall become subject to the Lien of the Collateral Documents to the extent it is not already so subject and the Company shall deliver such instruments and take such other actions as are contemplated in the immediately preceding sentence. If the Company elects to enter into a Secured Expansion Financing or a Sale/Leaseback Financing in respect of such Existing Mill Expansion Equipment, the Company shall comply with the provisions of paragraphs (b) and (c) of subsection 5.12.1, as applicable.

            (b) If the Company elects to enter into a Permitted Expansion Financing which constitutes a Sale/Leaseback Financing, the Company may grant an Existing Mill Expansion Easement in respect of any Existing Mill Expansion Equipment and enter into an Existing Mill Expansion Lease with respect thereto upon the satisfaction of all the Existing Mill Expansion Conditions and delivery to the Administrative Agent of an Officers' Certificate confirming such satisfaction, which Officers' Certificate shall be accompanied by the Existing Mill Expansion Documents, each fully executed and acknowledged by the Company and all parties thereto other than the Administrative Agent and in form for execution by the Administrative Agent. The Administrative Agent shall execute, acknowledge (if applicable) and deliver to the Company a Recognition Instrument and any other Existing Mill Expansion Documents to which the Administrative Agent is, or is to be, a party following receipt thereof by the Administrative Agent and the satisfaction of the Existing Mill Expansion Conditions. The Administrative Agent's obligation to deliver any Existing Mill Expansion Documents and the Company's rights to enter into such Sale/Leaseback Financing shall be subject to the following conditions (collectively, the "Existing Mill Expansion Conditions"):

            (i) no Event of Default or Potential Event of Default shall have occurred and be continuing as at the date of delivery of such Existing Mill Expansion Documents;

           (ii) following the delivery of the applicable Recognition Instrument, the affected Mill (exclusive of the property subject to any Existing Mill Expansion Easement) shall have sufficient utility services and sufficient access to public roads, rail spurs, harbors, canals, terminals and other transportation structures for the continued use of such Mill for the production of tissue and paper products in substantially the manner carried on by the Company prior to such delivery;

          (iii) the Existing Mill Expansion Documents shall not create any Lien on property other than Existing Mill Expansion Equipment and the Land described in any related Existing Mill Expansion Easement;

           (iv) following commencement of construction relating to any Existing Mill Expansion Equipment and after completion thereof, the affected Mill shall comply in all material respects with applicable Environmental Laws and laws, rules, regulations and ordinances relating to zoning, land use and building and workplace safety;

            (v) following the delivery of a Recognition Instrument and the completion of construction or installation of any Existing Mill Expansion Equipment, the value of the affected Mill (exclusive of the value of the Existing Mill Expansion Equipment) shall not be less than the value of such Mill prior to such delivery and construction or installation;

           (vi) the applicable Existing Mill Expansion Lease shall provide to the Administrative Agent in substance all the material rights contemplated by Schedule H annexed to this Agreement (it being understood that in the event that the Recognition Instrument is substantially in the form of (A) that certain Nondisturbance, Cure Rights and Purchase Option Agreement, dated as of October 20, 1989, in respect of any Existing Mill Expansion Transaction relating to Land and Improvements located in Effingham County, Georgia (with such changes as shall be reasonably satisfactory to the Administrative Agent), or (B) that certain Cure Rights and Purchase Option Agreement dated as of October 20, 1989, in respect of any Existing Mill Expansion Transaction relating to Land and Improvements located in Brown County, Wisconsin (with such changes as shall be reasonably satisfactory to the Administrative Agent), the provisions of this subparagraph (vi) shall be deemed satisfied);

          (vii) to the extent that the Title Company shall be authorized by law to do so, the Title Company shall have committed to issue an endorsement to the title insurance policy in favor of the Administrative Agent relating to the affected Mill confirming that the Lien of the applicable Mortgage has attached to the tenant's interest under the applicable Existing Mill Expansion Lease and that the priority of such Lien with respect to such interest is subject to no Liens other than Prior Liens;

         (viii) unless such Existing Mill Expansion Equipment is located within existing Improvements, the Company shall have delivered to the Administrative Agent an ALTA Survey showing the location of the Existing Mill Expansion Equipment and/or, if applicable, the perimeter of the land affected (or to be affected) by the Existing Mill Expansion Easement relating to such Existing Mill Expansion Equipment; and

           (ix) such Sale/Leaseback Financing shall comply with the provisions of Sections 6.10 and 6.14.

            (c) If the Company elects to finance an Existing Mill Expansion Transaction with any Secured Expansion Financing, the Company's rights to enter into such transaction shall be subject to the following conditions (collectively, the "Alternative Existing Mill Expansion Conditions"):

            (i) the conditions set forth under subparagraphs (i), (iv) and (viii) of paragraph (b) of this subsection 5.12.1 shall be satisfied;

           (ii)  the conditions set forth under subparagraphs (iii) and
      (v) of paragraph (b) of this subsection 5.12.1 shall be satisfied except that for purposes of satisfaction of such conditions, the term "Expansion Intercreditor Agreement" shall be substituted for the term "Recognition Instrument" as used therein;

          (iii) the lender in respect of such Permitted Expansion Financing shall have executed and delivered to the Administrative Agent an intercreditor agreement in substantially the form of
      Exhibit XXIV hereto (each, an "Expansion Intercreditor Agreement");
      and

           (iv) the asset or assets subject to the Lien of such lender in connection with such financing shall be of such a nature that it or they at all times will be capable of being removed from the Mill at which such asset or assets is or are located without causing any material damage to or any diminution (other than a de minimis diminution) in value of any property comprising such Mill and without interfering with or impairing, in any material manner or for any material period, the operations of the Company at such Mill or causing such Mill or any portion thereof to fail to comply with any Environmental Law or any other law, rule, regulation or policy of any Governmental Authority.

            (d) In connection with the construction or installation of any Existing Mill Expansion Equipment or the execution of any Existing Mill Expansion Documents, the Company shall (A) execute, deliver and record, and obtain from any Expansion Lessor, if applicable, such instruments as the Administrative Agent or the Requisite Lenders may reasonably require, including, without limitation, amendments to the Collateral Documents and this Agreement and (B) deliver to the Administrative Agent such evidence of the satisfaction of the Existing Mill Expansion Conditions or Alternative Existing Mill Expansion Conditions as the Administrative Agent or the Requisite Lenders may reasonably require. Any and all construction and construction activities performed in connection with any Existing Mill Expansion Equipment shall be performed in compliance with the provisions of any applicable Mortgage and shall conform in all material respects with the provisions of applicable laws, rules, regulations and policies of all Governmental Authorities having jurisdiction and no Existing Mill Expansion Equipment may be operated or occupied unless, if applicable, a proper certificate of occupancy (or local equivalent) and, if applicable, all other required permits, licenses and clearances from all Governmental Authorities having jurisdiction shall have first been obtained and be in effect.

             5.12.2. Greenfield Expansion Projects. (a) Upon compliance with the provisions of this subsection 5.12.2, the Company may enter into a Permitted Expansion Financing with respect to a Greenfield Expansion Project. Not later than 10 days after any Mill constituting Greenfield Expansion Assets is first placed into service by the Company, the Company shall deliver to the Administrative Agent an Officer's Certificate (i) identifying such Greenfield Expansion Assets, (ii) stating the date such Greenfield Expansion Assets were first placed in service and (iii) stating whether the Company expects to enter into a Permitted Expansion Financing with respect to such Greenfield Expansion Assets within 12 months of the date on which such Greenfield Expansion Assets were first placed in service. If the Company fails to deliver such Officer's

Certificate within the time period specified above or the Company states in such Officer's Certificate that it does not intend to enter into such a Permitted Expansion Financing within 12 months of the date on which such Greenfield Expansion Assets were first placed in service, the Company shall promptly grant to the Administrative Agent for the benefit of the Lenders a first priority Lien (subject only to Permitted Encumbrances) on all assets and property acquired by the Company in connection with such Greenfield Expansion Assets by executing amendments or supplements to the Collateral Documents or by executing Additional Collateral Documents of the character contemplated to be delivered pursuant to paragraph (a) of subsection 5.11.2 in connection with the acquisition by the Company of Material Assets. If at any time within such 12-month period the Company determines to pursue an Unsecured Expansion Financing, the Company shall so notify the Administrative Agent in writing and the applicable Greenfield Expansion Assets shall become subject to the Lien of the Collateral Documents and the Company shall deliver such instruments and take such other actions as are contemplated in the immediately preceding sentence. In addition to such amendments or Additional Collateral Documents, the Company shall deliver to the Administrative Agent each of the documents and instruments enumerated in subsection 5.11.2(b) with respect to the acquisition of Material Assets except that for purposes of this requirement the term "Greenfield Expansion Assets" shall be substituted for the term "Material Asset" as used therein. The Company's rights to enter into any Permitted Expansion Financing in respect of Greenfield Expansion Assets shall be subject to the following conditions (collectively, the "Greenfield Expansion Financing Conditions"):

            (i) no Event of Default or Potential Event of Default shall have occurred and be continuing as of the date the Company proposes to enter into such Permitted Expansion Financing;

           (ii) no Lien shall be created in connection with such Permitted Expansion Financing on any asset other than the Greenfield Expansion Assets acquired or constructed in connection with such Greenfield Expansion Project and the land or leasehold estate related thereto; and

          (iii) if such Permitted Expansion Financing is a Sale/Leaseback Financing, such Sale/Leaseback Financing shall comply with the provisions of Sections 6.10 and 6.14.

            (b) Any and all construction and construction activities performed in connection with any Greenfield

Expansion Project shall conform in all material respects to the provisions of applicable law and no Greenfield Expansion Assets may be operated or occupied unless, if applicable, a proper certificate of occupancy or local equivalent) and, if applicable, all other required permits, licenses and clearance from governmental authorities shall have first been obtained.

            Section 5.13 Certain Dispositions of Collateral. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any interest in any Real Property or any equipment or other tangible Collateral subject to a Mortgage or transfer or contribute any such Collateral to a Foreign Subsidiary pursuant to clause (xi) of Section 6.3 (each, a "Release Transaction") except in compliance with this Section 5.13, Section 6.7 or the Collateral Documents. Upon such compliance, the Company shall be entitled to receive from the Administrative Agent an instrument (each, a "Release") releasing the Lien of any applicable Collateral Document with respect to such Collateral. The Company shall exercise its rights under this Section 5.13 by delivery to the Administrative Agent of a notice (each, a "Release Notice"), which shall refer to this subsection, describe with particularity the items of property proposed to be covered by the Release and be accompanied by a counterpart of the Release fully executed and acknowledged by all parties thereto other than the Administrative Agent and in form for execution by the Administrative Agent, and an Officers' Certificate certifying as to the satisfaction of the Release Conditions. The Administrative Agent shall execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 days after receipt by the Administrative Agent of a Release Notice and the satisfaction of the Release Conditions. The Administrative Agent's obligation to deliver any Release and the Company's rights to transfer any Collateral to a Foreign Subsidiary pursuant to the provisions of subparagraph (xi) of Section 6.3 or to enter into any sale, lease, assignment, transfer or other disposition of any Collateral pursuant to the provisions of this Section shall be subject to the following conditions (collectively, "Release Conditions"):

            (i) no Event of Default or Potential Event of Default shall have occurred and be continuing as of the proposed effective date of such Release;

           (ii) if such Release relates to only a portion of a discrete parcel of Real Property or a portion of any property comprising a Mill, following such sale, transfer or other disposition and release of the Lien of any applicable Mortgage with respect thereto, the affected Real Property shall have sufficient utility services and sufficient access to public roads, rail spurs, harbors, canals, terminals and other transportation structures for the continued use of such Real Property for its use in substantially the manner carried on by the Company prior to such Release;

          (iii) if such Release relates to only a portion of a discrete parcel of Real Property or a portion of any property comprising a Mill, following such sale, transfer or other dispositions the affected Real Property or Mill shall comply in all material respects with applicable Environmental Laws and laws, rules, regulations and ordinances relating to zoning, land use and building and workplace safety;

           (iv) if such Release relates to only a portion of a discrete parcel of Real Property or a portion of any property comprising a Mill, following such sale, transfer or other disposition, the value of the affected Real Property or Mill (exclusive of the value of the released Collateral) shall not be less than the value of such Real Property or Mill prior to such Release and the transfer of such Collateral shall not impair the utility or legality of the affected Mill in any respect;

            (v) if such Release relates to only a portion of a discrete parcel of Real Property or a portion of any property comprising a Mill, the Title Company shall have committed to issue an endorsement to the title insurance policy in favor of the Administrative Agent for the benefit of the Lenders relating to the affected Real Property confirming that after such release the Lien of the applicable Mortgage continues unimpaired as a first priority Lien upon the remaining Mortgaged Property subject only to Prior Liens; and

           (vi) if such Release relates to a Real Property, the Company shall have delivered to the Administrative Agent for the benefit of the Lenders an ALTA Survey showing the property proposed to be released.

In connection with any Release Transaction, the Company shall (A) execute, deliver, record and obtain such instruments as the Administrative Agent or the Requisite Lenders may reasonably require, including, without limitation, amendments to the Collateral Documents and this Agreement and
(B) deliver to the Administrative Agent such evidence of the satisfaction of the

Release Conditions as the Administrative Agent or the Requisite Lenders may reasonably require. The Company shall reimburse the Administrative Agent and Lenders upon demand for all costs or expenses incurred by each thereof in connection with any action contemplated by this Section 5.13. The provisions of this Section shall not be construed to prohibit the Company from leasing non-essential, non-manufacturing facilities located on any Real Property subject to a Mortgage so long as the rights granted to any lessee under such lease do not materially interfere with the operations of the Company at such Real Property as presently conducted and so long as the granting of such lease would not constitute a breach of any provision of such Mortgage.

            Section 5.14  Georgia Mill Lease and Mortgage.

            5.14.1. Upon any expiration, termination or surrender (whether pursuant to actions taken by the Administrative Agent under the provisions of Article 2 of the Georgia Mill Mortgage or otherwise) of the Georgia Mill Lease, the Company shall take all actions and execute and file all instruments necessary to cause to be approved by all authorities having jurisdiction and recorded as soon as reasonably possible following any such expiration, termination or surrender a plat of subdivision (in form reasonably acceptable to Requisite Lenders) relating to the Land affected by the Georgia Mill Mortgage, which plat shall reflect as a single subdivided parcel ("Mill Lot") the Land underlying all Improvements constituting the Effingham County Mill and all additional Land required to meet local zoning and setback rules and laws and Environmental Laws as they relate to such Improvements and the severance from the Mill Lot of all other portions of the Land subject to the Georgia Mill Mortgage (collectively, "Severed Parcel"), including, without limitation, those portions used for sludge disposal and landfill purposes. Upon such approval and recordation, the Company shall (A) execute, deliver and record (and pay all expenses and taxes imposed in connection therewith and the reasonable attorneys' fees of the Administrative Agent's attorneys) a Mortgage ("Additional Georgia Mortgage") in the form of Exhibit XIX-C(ii) on the Severed Parcel and (B) deliver to the Administrative Agent on behalf of the Lenders a title insurance commitment or policy, in form and substance reasonably satisfactory to Requisite Lenders, in respect of the Additional Georgia Mortgage and such other assurances (including, without limitation, counsel opinions) as shall be reasonably requested by the Administrative Agent to confirm that the Additional Georgia Mortgage creates in favor of the Administrative Agent on behalf of the Lenders a valid and enforceable Lien on the Severed Parcel with a priority that is equal to the priority of the Georgia Mill Mortgage on the Severed Parcel. Upon compliance by the Company with its obligations set forth in the immediately preceding sentence, the Administrative Agent shall execute and record at the Company's expense (including, without limitation, payment by the Company of all applicable taxes and recording fees and the reasonable attorneys' fees of the Administrative Agent's attorneys) a partial release of the Lien of the Georgia Mill Mortgage from all Land comprising the Severed Parcel.

            5.14.2. Notwithstanding the provisions of subsection 5.14.1, following any such expiration, termination or surrender of the Georgia Mill Lease and upon compliance by the Company with the provisions of Section
5.13 of this Agreement, the Administrative Agent shall deliver to the Company, without consideration or prepayment of any kind (other than the Administrative Agent's expenses incurred in connection therewith, including, without limitation, attorneys' fees), a partial release from the Lien of the Additional Georgia Mortgage of any parcel of Land encumbered thereby which (A) does not comprise any portion of the landfill or sludge operation serving or anticipated to serve the Effingham County Mill and
(B) is not necessary for the proper and efficient operation of the Effingham County Mill or the landfill property related thereto or the compliance with zoning and setback rules and laws and Environmental Laws as they relate to any Improvements comprising such Effingham County Mill or to such landfill.

            5.14.3. Upon failure by the Company to perform any obligation set forth in this Section 5.14, the Administrative Agent may perform such obligation on behalf of the Company, and the Administrative Agent shall be deemed to be the attorney-in-fact of the Company for such purpose.

            5.14.4. The Company shall only be required to comply with the provisions of this Section 5.14 as and to the extent it is permitted to do so under the laws of the State of Georgia.

            Section 5.15 Transfer of Permits and Licenses. In addition to, and not in limitation of any right granted to the Administrative Agent under any Mortgage or obligation of the Company thereunder, the Company shall, and shall cause its Subsidiaries to, upon the foreclosure of any Mill that benefits from a permit or license required for the operation thereof, use its and their reasonable best efforts to cause the transfer of such permit or license to the entity then operating or which is to operate such foreclosed Mill.

            Section 5.16 Recapitalization. The Company shall take all reasonable actions to cause to be consummated as soon as practicable following the Closing Date the redemption and retirement of the Existing Subordinated Debt and the other transactions and payments required to complete the Recapitalization.

            Section 5.17  Green Bay Sludge Boiler.

            5.17.1. Upon the commencement of construction of the Green Bay Sludge Boiler on land not then encumbered by a Mill Mortgage ("Sludge Boiler Land"), the Company shall take all actions and execute and file all instruments reasonably requested by the Administrative Agent to cause to be granted to the Lenders a mortgage lien on the Sludge Boiler Land having a priority and being on terms that are substantially similar to those applicable to the Mill Mortgage which encumbers the Company's Green Bay Wisconsin Mill. If any such mortgage is granted by the Company, the Company shall deliver to the Administrative Agent on behalf of the Lenders a title insurance commitment or policy, in form and substance reasonably satisfactory to the Administrative Agent, in respect of such mortgage and such other assurances (including, without limitation, counsel opinions) as shall be reasonably requested by the Administrative Agent to confirm that such mortgage creates in favor of the Administrative Agent on behalf of the Lenders a valid and enforceable Lien on the Sludge Boiler Land having a priority as set forth above.

            5.17.2. Upon failure by the Company to perform any obligation set forth in this Section 5.17, the Administrative Agent may perform such obligation on behalf of the Company, and the Administrative Agent shall be deemed to be the attorney-in-fact of the Company for such purpose.


                                ARTICLE VI

                            NEGATIVE COVENANTS


            The Company covenants and agrees that, so long as any of the Commitments shall be in effect and until payment in full of all of the Loans and the Notes and the cancellation or expiration of all Letters of Credit issued hereunder and the reimbursement in full of all amounts drawn thereunder, unless the Requisite Lenders shall otherwise give prior written consent, the Company will perform all covenants in this ARTICLE VI.

            Section 6.1 Indebtedness. The Company and its Subsidiaries shall not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) The Company and its Subsidiaries may become and remain liable with respect to the Obligations;

           (ii) The Company may become and remain liable with respect to the Indebtedness evidenced by the Refinancing Senior Unsecured Debt; provided that the principal amount of such Indebtedness shall not exceed, in the case of a refinancing of the 9-1/4% Unsecured Notes, the 8-1/4% Unsecured Notes or any Refinancing Senior Unsecured Debt, the then outstanding principal amount thereof; and provided, further, that such Indebtedness (A) provides for interest at rates which do not exceed the market rates for similar types of Indebtedness prevailing at the time such Indebtedness is incurred, (B) has a final scheduled maturity date that is subsequent to the date on which the final Scheduled Term Loans Principal Payment in respect of Tranche B Loans is due hereunder, (C) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Tranche B Term Loans on the date such Indebtedness is incurred, (D) contains no representation and warranty, covenant or event of default that (1) is in addition to the representations and warranties, covenants and events of default that are currently set forth in the instruments (as in effect on the Closing Date) evidencing or governing the 9-1/4% Unsecured Notes or the 8-1/4% Unsecured Notes, as the case may be, or (2) is more burdensome (to the Company) than the most burdensome (to the Company) corresponding representation and warranty, covenant or event of default set forth in the instruments (as in effect on the Closing Date) evidencing or governing the 9-l/4% Unsecured Notes or the 8-l/4% Unsecured Notes, as the case may be and
      (E) if the Refinancing Senior Unsecured Debt is Subordinated Indebtedness, contains subordination provisions no less favorable to the Lenders than the least favorable subordination provisions (to the Lenders) in the Existing Subordinated Debt;

          (iii) The Company and its Subsidiaries may remain and may become and remain liable with respect to Intercompany

      Indebtedness (including, without limitation, Intercompany Indebtedness to a Receivables Subsidiary); provided that (A) all such Intercompany Indebtedness (other than Intercompany Indebtedness to a Receivables Subsidiary) shall be evidenced by promissory notes, which may be master promissory notes governing all advances made by the maker of such note to the payee of such note and (B) any Intercompany Indebtedness owed by the Company to any Subsidiary shall be subordinated pursuant to the terms of the promissory note or notes evidencing such Intercompany Indebtedness in right of payment, from and after such time as the Loans shall have become due and payable (whether at date of maturity, by acceleration or otherwise), to the payment in full of the Obligations; and provided, further, that the aggregate amount of Intercompany Indebtedness of all Foreign Subsidiaries owing to the Company and the Subsidiaries of the Company (other than any Foreign Subsidiaries) shall not exceed the amounts permitted pursuant to the provisions of Section 6.3 (other than Intercompany Indebtedness owing as a result of or incurred to finance payment of Royalty or Management Fees that are payable by Foreign Subsidiaries to the Company and the Subsidiaries of the Company);

           (iv) The Company and its Subsidiaries may remain liable with respect to Existing Indebtedness which is described on Schedule C annexed hereto and may become and remain liable in respect of the Refinancing Foreign Debt;

            (v) The Company and its Subsidiaries (other than any Foreign Subsidiary) may become and remain liable (A) with respect to Indebtedness in respect of Capital Leases if such Capital Leases would be permitted by Section 6.9 and (B) with respect to other Indebtedness secured by Liens permitted by Section 6.2;

           (vi) The Company and its Subsidiaries (other than any Foreign Subsidiary) may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any obligations actually arising pursuant thereto, with respect to the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (vii) The Company and its Subsidiaries (other than any Foreign Subsidiary) may become and remain liable with respect to Indebtedness incurred in connection with Sale/Leaseback Transactions permitted by
      Section 6.10 (other than any such Sale/Leaseback Transaction that is subject to the provisions of Section 5.12) so long as, if such Sale/Leaseback involves an Asset Sale, the Net Cash Proceeds of Sale received by the Company and its Subsidiaries in connection therewith are used as provided in such subsection;

         (viii) The Company may become and remain liable with respect to Indebtedness of the Company incurred pursuant to the Management Agreements;

           (ix) Any Foreign Subsidiary of the Company may become and remain liable with respect to Indebtedness for money borrowed to the extent that the Dollar equivalent of the aggregate Indebtedness of such Foreign Subsidiary outstanding pursuant to this subparagraph (ix) does not exceed, at any time, an amount equal to 150% of the aggregate amount of (A)(i) each investment made by the Company (whether in the form of equity contributions, Intercompany Indebtedness, contribution of a Contingent Obligation or otherwise) and the amount of each equity investment of all other investors in such Foreign Subsidiary since the Closing Date (all such investments being valued as at the time of investment) and (ii) the Fair Value (as of the Closing Date) of all equity Investments in such Foreign Subsidiary made by all such other investors prior to the Closing Date reduced by (B) the excess, if any, of (1) the aggregate Fair Value of all assets (determined, in each case, as at the time of transfer thereof) transferred by such Foreign Subsidiary (whether by dividend, loan, contribution or otherwise (other than obligations of any Subsidiary of the Company)) since the Closing Date (other than interest on Intercompany Indebtedness in amounts and at rates not in excess of those payable in transactions between unaffiliated parties and payments of, or payments of principal of indebtedness related to, Royalty or Management Fees) to any investor in such Foreign Subsidiary over (2) the net income of such Foreign Subsidiary since the later of the Closing Date and the first date of such Investment by the Company or any Subsidiary of the Company; provided that, except as otherwise permitted in Section 6.4, neither the Company nor any of its Domestic Subsidiaries shall have personal liability for repayment of such Indebtedness;

            (x) The Company may become and remain liable with respect to Indebtedness for money borrowed constituting Permitted Expansion Construction Financing to the extent that the aggregate Indebtedness outstanding pursuant to this subparagraph (x) does not exceed, at any time, the difference between the Adjusted Revolving Loan Commitments (determined without regard to any deduction of the Revolving Loan Deduction Amount) and the then outstanding amount of Revolving Loans and Letters of Credit Usage;

           (xi) The Sellers and one or more Receivables Subsidiaries may become and remain liable for Indebtedness (in addition to permitted Intercompany Indebtedness) in an aggregate amount not exceeding at any one time
      $100,000,000 in connection with a Receivables Program; provided that such Indebtedness shall not (A) include any obligations other than obligations directly related to the Receivables Program or (B) be, as to principal and interest only (i.e., excluding liabilities for claims arising from (1) breach of customary representations and warranties, (2) customary indemnities and covenants, (3) dilution obligations and (4) breach of any customary servicing obligations), enforceable against the Company or any Subsidiary of the Company or any of its or their assets (other than assets of the applicable Receivables Subsidiary);

          (xii) The Company may become and remain liable with respect to Indebtedness constituting Permitted Expansion Financings;

         (xiii) The Company may become and remain liable for Indebtedness in an aggregate amount not exceeding $60,000,000 under the 1995 A/R Bridge; and

          (xiv) In addition to the Indebtedness permitted by subparagraphs (i) through (xiii) of this Section 6.1, the Company and its Subsidiaries may become and remain liable with respect to Indebtedness not exceeding $25,000,000 in the aggregate at any time outstanding.

            Section 6.2 Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer or permit to exist any Lien (A) upon or with respect to any property of the Company or any of its Subsidiaries that is or should (pursuant to the terms hereof) be subject to the Lien of any Collateral Document or (B) upon any shares of stock of Fort Howard Holding, Sterling International (U.K.) Limited and Sterling International Limited, except, in the case of clause (A), for Liens which would be permitted pursuant to any applicable Collateral Documents and, in the case of clause (B), Permitted Encumbrances; provided that, in the case of clause (A), no such Lien (other than Prior Liens) shall be superior to the Lien of such applicable Collateral Document. With respect to all assets of the Company and its Subsidiaries other than (1) shares of stock of SIL Company and (2) assets described in clauses (A) and (B) above, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to such property or asset, whether now owned or hereafter acquired, or any income or profits therefrom, except:

            (i)  Permitted Encumbrances;

           (ii)  Liens described on Schedule D annexed hereto;

          (iii) Liens affecting assets, comprised of Existing Mill Expansion Equipment or Greenfield Expansion Assets, securing reimbursement obligations of the Company and its Subsidiaries with respect to letters of credit permitted by subparagraph (vii) of
      Section 6.4, in each case which Liens do not encumber Collateral pledged pursuant to any Collateral Document and which are granted pursuant to documents relating to such letters of credit;

           (iv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business (other than any Lien imposed by ERISA) and which are either within the general parameters customary in the industry (as concurred in by the Administrative Agent) or are otherwise approved by the Requisite Lenders securing obligations under Commodities Agreements entered into by the Company or any of its Subsidiaries;

            (v) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries incurred in the ordinary course of business or as a result of this Agreement or the incurrence, guaranteeing or granting of security interests in respect of Obligations incurred pursuant to this Agreement or the other Loan Documents;

           (vi)  Liens securing Indebtedness permitted under subparagraph
      (v) (clause A) or (vii) of Section 6.1, incurred in connection with Capital Leases or Sale/Leaseback Transactions permitted by Section
      6.9 or 6.10 so long as such Liens do not extend to assets other than the assets subject to such Capital Lease or Sale/Leaseback Transaction and do not secure any

      Indebtedness other than Indebtedness directly incurred to finance such Capital Lease or Sale/Leaseback Transaction;

          (vii) Liens securing Indebtedness of (or of the Wholly Owned Subsidiaries of) a Foreign Subsidiary of the Company permitted under
      Section 6.1 so long as such Liens do not extend to assets other than assets owned by such Foreign Subsidiary or its Wholly Owned Subsidiaries and do not secure any Indebtedness other than Indebtedness of (or of the Wholly Owned Subsidiaries of) such Foreign Subsidiary; provided that no such Liens (other than Liens constituting Preexisting Assumed Liens) may encumber any common stock or other equity interest in any First Tier Foreign Subsidiary;

         (viii) Liens granted on Program Receivables pursuant to a Receivables Program, including, without limitation, proceeds thereof in any form and bank accounts in which any such proceeds are deposited; provided that, except as specifically provided otherwise in this clause (viii), no such Lien may extend to any assets of the Company or any Subsidiary of the Company that is not a Receivables Subsidiary;

           (ix) Liens (which may be pari passu with the Liens securing the Obligations) granted in favor of a Lender to secure the obligations of the Company pursuant to any Qualified Interest Rate Agreement or Qualified Currency Agreement;

            (x) Liens securing Indebtedness constituting Permitted Expansion Construction Financing and incurred in accordance with the provisions of subparagraph (x) of Section 6.1; provided that no such Lien may extend to any assets of the Company other than the assets contemplated in the definition of Permitted Expansion Construction Financing;

           (xi) Liens affecting assets, comprised of Existing Mill Expansion Equipment or Greenfield Expansion Assets, securing Indebtedness constituting Permitted Expansion Financings (other than any such Indebtedness constituting Unsecured Expansion Financings);

          (xii)  Liens granted by the Company on A/R Eligible Receivables;
      and

         (xiii) In addition to Liens permitted by subparagraphs (i) through (xii) above, the Company and its Subsidiaries may at any time have Liens securing the payment of Indebtedness with respect to property or assets with an aggregate Fair Value of not more than $25,000,000 (as measured from the Closing Date).

Nothing in this Section 6.2 shall prohibit (A) the sale, assignment, transfer, conveyance or other disposition of any Margin Stock owned by the Company or any of its Subsidiaries at its fair value or (B) the creation, incurrence, assumption or existence of any Lien on or with respect to any Margin Stock.

            Section 6.3 Investments; Joint Ventures. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make or own any Investment in any Person or enter into any Joint Venture, except:

            (i) The Company and its Subsidiaries may make and own Investments in Cash and Cash Equivalents;

           (ii) The Company may acquire and own Common Stock to the extent permitted under Section 6.5;

          (iii) The Company and its Subsidiaries may continue to own Investments in existence on the date hereof, and which are specifically described in Schedule E annexed hereto;

           (iv) The Company and its Subsidiaries may make intercompany loans to the Company or any Domestic Subsidiary of the Company to the extent permitted under Section 6.1;

            (v) The Company and its Subsidiaries may continue to own Investments in respect of Joint Ventures in existence on the date hereof, and which are specifically described in Schedule E annexed hereto;

           (vi) The Company and its Subsidiaries may make and own Investments in Joint Ventures operating in the United States after the date hereof; provided that the aggregate amount of such Investments made after the date hereof shall not exceed $25,000,000;

          (vii) The Company and its Subsidiaries may acquire and retain ownership of Investments as part of the consideration received by them from Asset Sales not prohibited by Section 6.7; provided that
      (A) no such Investment may be held or transferred to a Foreign Subsidiary of the Company unless (i) the asset which was the subject of such Asset Sale was owned by a Foreign

      Subsidiary of the Company or (ii) such transfer is not prohibited pursuant to the provisions of clause (x) of this Section 6.3, (B) no more than 25% of the consideration received by the Company and its Subsidiaries in respect of any Asset Sale for which the total consideration to be so received is in excess of $5,000,000 shall be represented by evidences of Indebtedness, (C) each promissory note evidencing such Indebtedness will be secured by a perfected security interest, subject to no prior Lien securing such Indebtedness, in all of the assets sold or otherwise disposed of in such Asset Sale in favor of the seller thereof and (D) the aggregate Fair Value of all such Investments shall not at any time exceed $30,000,000; and provided, further, that for purposes of compliance with this subparagraph (vii) of Section 6.3, Asset Sales involving the simultaneous receipt of notes and sale of such notes to a third party shall be excluded if such sale is permitted by Section 6.11;

         (viii) The Company or any Subsidiary of the Company may make and own Investments received in connection with the bankruptcy or reorganization of any of its suppliers and customers and in settlement of delinquent obligations of, and other disputes with, its customers and suppliers arising in the ordinary course of business;

           (ix) The Company or any Subsidiary of the Company may make and own Investments arising in connection with Commodities Agreements entered into in the ordinary course of its business;

            (x) The Company and its Domestic Subsidiaries may make and own Investments in Foreign Subsidiaries; provided that the aggregate amount of the Fair Values of all assets (including, but not limited to, Cash, Cash Equivalents, capital and other assets) transferred by the Company and its Domestic Subsidiaries (such Fair Value to be measured in each case as of the actual date of transfer) to, and the maximum amount of all Contingent Obligations incurred for the benefit of, one or more Foreign Subsidiaries by way of capital contribution, loan, guarantee or otherwise shall not exceed at any time (A) the aggregate Fair Value of all assets (including, but not limited to, Cash, Cash Equivalents, capital and other assets) transferred after the Closing Date by all Foreign Subsidiaries in the aggregate to the Company and its Domestic Subsidiaries (such Fair Value to be measured in each case as of the actual date of transfer) by way of capital contribution, loan, dividend, distribution or otherwise (other than obligations of any Subsidiary of the Company) and all net reductions in Investments constituting Contingent Obligations (effected as a result of the retirement after the Closing Date by the applicable Foreign Subsidiary of Indebtedness guaranteed by the Company or any Domestic Subsidiary of the Company), plus (B) (i) during the period commencing on the Closing Date and ending on June 30, 1996, $40,000,000, and (ii) during all periods after June 30, 1996, $40,000,000 until such time as the Company shall have achieved an Interest Coverage Ratio of 1.9 or more, after which time such amount shall be increased to $100,000,000, plus (C) the aggregate of all amounts of the unutilized Discretionary Excess Equity Proceeds Balance and the unutilized Discretionary Excess Cash Flow Balance which the Company has from time to time elected to apply to the making of Investments pursuant to this subparagraph (x) (provided that the total of all amounts of the unutilized Discretionary Equity Proceeds Balance which the Company may elect to apply pursuant to this clause (C) shall not exceed, at any time, an amount equal to 50% of the sum of the Closing Date Excess Equity Proceeds Amount and the aggregate amount, as of such time, of all net cash proceeds received by the Company or any of its Subsidiaries after the Closing Date from all Equity Offerings after the Closing Date (exclusive of any shares sold pursuant to an overallotment option in respect of the Common Stock Offering) plus (D) the aggregate amount of Royalty and Management Fees on a consolidated basis previously paid after the Closing Date by Foreign Subsidiaries to the Company and its Subsidiaries; and provided, further, that nothing set forth in this subparagraph (x) shall be construed to permit the transfer to any Foreign Subsidiary of any asset which constitutes Collateral;

           (xi) The Company and its Domestic Subsidiaries may make and own Investments in any Foreign Subsidiary consisting of the transfer of tangible assets to such Foreign Subsidiary; provided that (A) the aggregate book value of all such tangible assets so transferred after the Closing Date pursuant to this subparagraph (xi) (determined, in each case, as of the date of transfer) after the Closing Date shall not exceed $10,000,000, (B) the aggregate Fair Value (as so determined) of all such tangible assets so transferred after the Closing Date pursuant to this subparagraph (xi) shall not exceed $25,000,000, and (C) if any such assets shall constitute, at the time of such transfer, Collateral, the Company shall have complied with the provisions of Section 5.13 concerning releases of Collateral;

          (xii) The Company and its Subsidiaries may make and own Investments in equity securities (other than equity securities of the Company or any of its Subsidiaries) listed on the New York Stock Exchange ("NYSE"); provided that the aggregate value, as determined by the closing price on the NYSE for such equity securities on the Business Day prior to making the Investment, of such equity securities shall not at any time exceed $2,000,000;

         (xiii) The Company or any Subsidiary may continue to own Investments in, and may make and own Investments in, Consolidated Capital Expenditures permitted to be made or owned by the Company or such Subsidiary under Section 6.14 and may make Investments as a direct consequence of the discharge of Contingent Obligations permitted under Section 6.4;

          (xiv) The Company may make Investments constituting recourse and non-recourse loans to management and other employees of the Company to purchase Common Stock and to pay taxes in respect of such purchases as permitted by the Management Agreements in an aggregate principal amount not to exceed $10,000,000 (plus accrued and unpaid interest thereon) at any time outstanding;

           (xv) The Company and its Subsidiaries may make and own Investments in Receivables Subsidiaries in accordance with the provisions of Section 6.11; and

          (xvi)  In addition to Investments permitted by
      subparagraphs (i) through (xv) of this Section 6.3, the Company and its Subsidiaries may after the Closing Date make and own Investments (other than Investments in Foreign Subsidiaries or other Persons, properties or operations that are not organized or located in the United States of America (exclusive of its territories and possessions)) (A) with an aggregate Fair Value (determined, in each case, at the time such Investment is made) of not more than $25,000,000 outstanding at any time, and (B) (without limiting the rights of the Company under clause (A) hereof) in an aggregate amount (determined, in each case, at the time such Investment is made) outstanding at any time not exceeding the aggregate of all amounts of the unutilized Discretionary Excess Equity Proceeds Balance and the unutilized Discretionary Excess Cash Flow Balance which the Company has from time to time elected to apply to the making of Investments pursuant to this subparagraph (xvi); provided that, except as set forth in subparagraph (xii) of this Section 6.3, neither the Company nor any of its Subsidiaries may make or own Investments in any Margin Stock other than Common Stock.

            Section 6.4 Contingent Obligations. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

            (i) Guarantees resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

           (ii)  Obligations under the Guarantor Subsidiary Guarantees;

          (iii) Guarantees of Interest Rate Agreements and Currency Agreements entered into by the Company which are permitted by subparagraphs (v) and (vi) of this Section 6.4;

           (iv)  The Company and any other Seller and one or more
      Receivables Subsidiaries may become and remain liable for Contingent Obligations (other than, in the case of the Company and its Subsidiaries that are not Receivables Subsidiaries, Contingent Obligations for payment of the principal or interest as such in respect of Indebtedness of a Receivables Subsidiary) directly related to or comprising a portion of any Receivables Transaction;

            (v) Interest Rate Agreements and Currency Agreements (other than Leveraged Swaps) entered into by the Company and any Lender;

           (vi) Commodities Agreements and Currency Agreements (other than Leveraged Swaps) entered into by the Company or any Subsidiary of the Company and any financial institution in the ordinary course of business or in connection with Asset Sales;

          (vii) Contingent reimbursement obligations not exceeding $10,000,000 in the aggregate outstanding at one time under letters of credit (including any such letters of credit in existence as of the date hereof) other than Letters of Credit under this Agreement;

         (viii) Contingent Obligations in existence on the date hereof described in Schedule G and extensions and renewals thereof so long as the amount of any such Contingent Obligations so extended or renewed is not increased thereby from the amount thereof at the time extended or renewed;

           (ix) Contingent Obligations in respect of any obligation (other than any obligation with respect to Indebtedness) of (A) the Company or one of its Domestic Subsidiaries and (B) Foreign Subsidiaries to the extent, in the case of clause (A) and (B), such Contingent Obligation is an Investment permitted under Section 6.3;

            (x) Contingent Obligations represented by performance bonds and similar obligations relating to the sale of the Company's or its Subsidiaries' products incurred in the ordinary course of business (exclusive of obligations for payment of borrowed money) not to exceed $10,000,000 at any time;

           (xi) Contingent Obligations represented by surety bonds and similar obligations incurred in the ordinary course of business (exclusive of obligations for payment of borrowed money) not to exceed $15,000,000 at any time;

          (xii)  Contingent Obligations pursuant to the Management
      Agreements;

         (xiii) Contingent Obligations in respect of Indebtedness of (A) the Company or a Domestic Subsidiary of the Company and (B) Foreign Subsidiaries to the extent such Contingent Obligations are Investments permitted under Section 6.3; and

          (xiv) In addition to the Contingent Obligations permitted by subparagraphs (i) through (xiii) of this Section 6.4, the Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations except Contingent Obligations which constitute Investments in Foreign Subsidiaries pursuant to Section 6.3 or which are for the benefit of any Foreign Subsidiary of the Company; provided that the maximum aggregate liability of the Company and its Subsidiaries in respect of all Contingent Obligations incurred pursuant to this subparagraph (xiv) shall not at any time exceed $25,000,000.

            Section 6.5 Restricted Junior Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that (A) during each of the first two twelve-month periods starting on the Closing Date, the Company may declare and pay cash dividends to holders of its Common Stock in an amount up to $3,000,000 for each such period, (B) during any twelve-month period commencing on or after the second anniversary of the Closing Date, the Company may declare and pay cash dividends to holders of its Common Stock in an annual amount not to exceed 6% of the sum of (1) $300,000,000 less the amount of all Transaction Costs reasonably determined by the Company to be attributable to the first $300,000,000 of gross proceeds of the Common Stock Offering and (2) the aggregate net cash proceeds of all issuances of Common Stock of the Company occurring after the Closing Date (excluding the Common Stock Offering and any Common Stock sold pursuant to an overallotment option in connection with the Common Stock Offering); provided that no dividend in excess of $3,000,000 that is proposed to be declared or paid pursuant to this clause
(B) may be declared or paid unless at the date of declaration and the date of payment thereof the unutilized portion of the Revolving Loan Commitment shall equal or exceed $100,000,000, (C) the Company may, commencing on March 31, 1996 and on each March 31 thereafter, declare and pay cash dividends to holders of its Common Stock in an amount not to exceed the then unutilized portion of the Discretionary Excess Cash Flow Balance,
(D) the Company may (1) repurchase or redeem the Senior Unsecured Notes, in each case on the terms provided in the indentures governing the Senior Unsecured Notes (each as in effect on the date hereof), with the proceeds of Refinancing Senior Unsecured Indebtedness incurred in compliance with the provisions of Section 6.1, (2) repurchase or redeem its Common Stock pursuant to the Management Agreements and the Stockholders Agreements (each as in effect on the date hereof or, in the case of the Broad-Based Plan, the date of adoption thereof) to the extent that the aggregate amount of such repurchases and redemptions does not exceed $35,000,000 in the aggregate (as measured from the Closing Date) and (3) make purchases of Common Stock owned by MS Group for immediate resale to Persons other than the Company or a Subsidiary of the Company, (E) the Company may issue Indebtedness permitted under subparagraph (viii) of Section 6.1, (F) the Company may make Investments under subparagraph (xiv) of Section 6.3,
(G) the Company may make, from time to time, Restricted Junior Payments of the character contemplated in clauses (A) and (D)(1) above and, following the retirement of all the Senior Unsecured Notes, the Company may repurchase or redeem Subordinated Indebtedness in an aggregate amount not exceeding, at any time, the aggregate of all amounts of the unutilized Discretionary Excess Equity Proceeds Balance which the Company has from time to time elected to apply to the making of Restricted Junior Payments pursuant to this clause (G); provided that if and for so long as the Company shall have achieved the Investment Grade Ratings in respect of the senior unsecured debt obligations of the Company, the Company shall not be required, as a condition to any exercise of its rights under this clause
(G) with respect to redemptions and repurchases of Subordinated Indebtedness, to first refinance, repurchase or retire all Senior Unsecured Notes and all Refinancing Senior Unsecured Notes, (H) the Company may, from time to time, make Restricted Junior Payments of the character contemplated in clauses (A) and (D)(1) above, and the Company may repurchase or redeem Subordinated Indebtedness in an aggregate amount not exceeding at any time, the aggregate of all amounts of the unutilized Discretionary Excess Cash Flow Balance which the Company has from time to time elected to apply to the making of Restricted Junior Payments pursuant to this clause (H) and
(I) the Company may redeem the 12 5/8% Subordinated Debentures and the 14 1/8% Discount Debentures as contemplated by the Recapitalization. Notwithstanding the foregoing, the Company may not declare or pay any dividends or redeem or repurchase any Securities or issue any Indebtedness or make any Investments referred to above (1) except to the extent permitted by applicable law or (2) if, at the time of such declaration or payment or redemption, repurchase, issuance or investment and immediately after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing.

            Section 6.6  Financial Covenants.

            6.6.1. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than (A) for the first and second full fiscal quarters (taken as one accounting period) beginning after the Closing Date, 1.25, (B) for the first, second, and third full fiscal quarters (taken as one accounting period) beginning after the Closing Date, 1.25, and (C) for any period of four consecutive full fiscal quarters (in each case taken as one accounting period) beginning after the Closing Date and ended during a period set forth below, the ratio set forth opposite such period:

            Period                                    Ratio

            12/31/95 - 12/30/96                       1.40x
            12/31/96 - 12/30/97                       1.50x
            12/31/97 - 12/30/98                       1.60x
            12/31/98 - 12/30/99                       1.75x
            12/31/99 - 12/30/00                       1.85x
            12/31/00 and thereafter                   2.00x

            6.6.2. Maximum Leverage Ratio. The Company will not permit the Leverage Ratio as of the end of any fiscal quarter set forth during any period below to be more than the ratio set forth opposite such period:

            Period                                    Ratio

            09/30/95 - 12/30/95                       4.25x
            12/31/95 - 03/30/96                       4.00x
            03/31/96 - 06/29/96                       3.90x
            06/30/96 - 09/29/96                       3.80x
            09/30/96 - 12/30/96                       3.70x
            12/31/96 - 03/30/97                       3.45x
            03/31/97 - 06/29/97                       3.30x
            06/30/97 - 09/29/97                       3.20x
            09/30/97 - 12/30/97                       3.10x
            12/31/97 - 12/30/98                       3.00x
            12/31/98 - 12/30/99                       2.75x
            12/31/99 - 12/30/00                       2.50x
            12/31/00 and thereafter                   2.00x

            Section 6.7  Restriction on Fundamental Changes.  Subject to
Section 5.2, neither the Company nor any of its Subsidiaries will enter into any transaction of merger or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

            6.7.1. The Company and the other Sellers, on the one hand, and any Receivables Subsidiary, on the other hand, may enter into and perform one or more Receivables Transactions;

            6.7.2. Any Subsidiary of the Company (other than a Receivables Subsidiary) may be merged or consolidated with or into the Company or any Wholly Owned Subsidiary of the Company (other than a Foreign Subsidiary or a Receivables Subsidiary), or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any Wholly Owned Subsidiary of the Company (other than a Foreign Subsidiary or a Receivables Subsidiary); provided that (A) any Foreign Subsidiary of the Company (other than a Foreign Subsidiary that is a Material Subsidiary) may be merged or consolidated with or into any other Foreign Subsidiary, or be liquidated, wound up or dissolved, or (B) all or substantially all of the business, property or assets of any Foreign Subsidiary (other than a Foreign Subsidiary that is a Material Subsidiary) may be conveyed, sold, leased, or transferred or otherwise disposed of, in one transaction or a series of transactions to another Foreign Subsidiary (other than to a Foreign Subsidiary that is also a Material Subsidiary) or (C) any of the foregoing transactions may occur between two Foreign Subsidiaries that are Material Subsidiaries; and provided, further, that, in the case of such a merger or consolidation of a Subsidiary and the Company, the Company shall be the continuing or surviving corporation, or, in the case of a merger or consolidation of a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation, or, in the case of a merger or consolidation of two Wholly Owned Subsidiaries, either of such Subsidiaries shall be the surviving or continuing corporation; and provided, further, that, in the case of such a merger or consolidation or disposition of a majority of the stock of a Guarantor Subsidiary or of substantially all of the business, property or assets of a Guarantor Subsidiary (A) the continuing, surviving or transferee corporation shall expressly assume the obligations of such Guarantor Subsidiary under the relevant Guarantor Subsidiary Guarantee and (B) in the case of a merger or consolidation, the net worth of the continuing or surviving corporation (calculated without giving effect to any increase in the amount of Intercompany Indebtedness for which the continuing or surviving corporation is liable as compared to the amount of Intercompany Indebtedness for which such Guarantor Subsidiary was liable immediately prior to such merger or consolidation) shall not be less than the net worth of such Guarantor Subsidiary immediately prior to such merger or consolidation; and provided, further, that, subject to the terms of the applicable Collateral Document, in the case of such a merger or consolidation or disposition of a majority of the stock of a Subsidiary or of all or substantially all of the business, property or assets of such a Subsidiary of the

Company, the stock of which is pledged to secure the Obligations, the stock of the continuing, surviving or transferee corporation shall, at the time of consummation of such merger, consolidation or transfer, be pledged to secure the Obligations;

            6.7.3. The Company or any of its Subsidiaries may convey, sell, transfer or otherwise dispose of any Margin Stock, whether now owned or hereafter acquired; provided that such disposition is for Fair Value;

            6.7.4. The Company and its Subsidiaries may sell or dispose of in the ordinary course of business (A) property which is obsolete or no longer useful in any of its businesses or is of de minimis value (as determined, in the case of any such property the Fair Value of which is in excess of $10,000,000, in good faith by the Board of Directors of the Company or any Subsidiary selling such property, as the case may be),
(B) Cash and Cash Equivalents, (C) other Investments described in subparagraphs (viii), (ix) and (xii) of Section 6.3; provided that any such sale or other disposition is made for at least the Fair Value of such assets and (D) Receivables subject to the requirements of Section 6.11;

            6.7.5. Subject to Sections 5.2 and 6.7 so long as no Event of Default has occurred and is continuing or shall be caused thereby, the Company and its Subsidiaries may sell or otherwise dispose of any of their respective assets outside the ordinary course of business; provided that
(A) any such sale or other disposition is made for at least the Fair Value of such assets, (B) any sale or other disposition of more than $250,000,000 in Fair Value of stock or other assets in any one transaction or a related series of transactions shall be subject to the prior written consent of Requisite Lenders unless such sale or other disposition is of Margin Stock,
(C) in the case of a Sale/Leaseback Transaction or a Secured Expansion Financing, such sale or other disposition of tangible Collateral shall be subject to the requirements of Sections 5.12 and 5.13, respectively, and
(D) in the case of any Receivables shall be subject to the requirements of
Section 6.11;

            6.7.6. The Company and its Subsidiaries may sell, resell or otherwise dispose of real or personal property held for sale or resale in the ordinary course of business; and

            6.7.7. The Company and its Subsidiaries may make Investments otherwise permitted pursuant to Section 6.3 and

Capital Expenditures otherwise permitted pursuant to Section 6.14.

            Section 6.8 ERISA. The Company will not, and will not permit any of its ERISA Affiliates to:

            6.8.1. engage in any transaction in connection with which the Company or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Internal Revenue Code in either case in an aggregate amount in excess of $1,000,000;

            6.8.2. fail to make full payment when due of all amounts which, under the provisions of any Pension Plan, or under ERISA or the Internal Revenue Code, the Company or any of its ERISA Affiliates is required to pay as contributions thereto; or permit to exist any accumulated funding deficiencies for which a waiver from the Internal Revenue Service has not been obtained with respect to all Pension Plans in an aggregate amount greater than $5,000,000;

            6.8.3. permit the sum of the amount of unfunded benefit liabilities under all Pension Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) to exceed
$25,000,000; or

            6.8.4. fail to make any payments in an amount individually or in the aggregate greater than $1,000,000 to any Multiemployer Plan that the Company or any of its ERISA Affiliates may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

            As used in this Section 6.8, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code, and the term "amount of unfunded benefit liabilities" has the meaning specified in Section 4001(a)(18) of ERISA.

            Section 6.9 Restriction on Leases. The Company will not, and will not permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations as or of the lessee under any lease (other than intercompany leases between and among the Company and its Domestic Subsidiaries (other than a Receivables Subsidiary)), whether an Operating Lease or a Capital Lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current fiscal year of the Company shall not exceed the applicable amount set forth below:

     Fiscal Year                           Amount

         1995                                  $ 50,000,000
         1996                                  $ 55,000,000
         1997                                  $ 60,000,000
         1998                                  $ 65,000,000
         1999                                  $ 70,000,000
         2000                                  $ 75,000,000
         2001                                  $ 80,000,000
         2002                                  $ 85,000,000

Notwithstanding the foregoing, if the Company or any of its Subsidiaries shall have sold any Subsidiary or any line of business to any Person (other than the Company or any Subsidiary), each of the above amounts with respect to any period from or after the date of such sale shall be reduced by an amount equal to the reasonable good faith estimates by the Company (using such methods as the Administrative Agent may reasonably approve) of Consolidated Rental Payments of such Subsidiary or such line of business for such periods.

            Section 6.10 Sales and Leasebacks. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired in a Sale/Leaseback Transaction; provided that the Company or any of its Subsidiaries may enter into Sale/Leaseback Transactions otherwise prohibited under this Section 6.10 if (A) the assets to be subject to such Sale/Leaseback Transaction are acquired, constructed or placed in service after the Closing Date, (B) the provisions of Section 6.9 would not be breached thereby, (C) in the case of assets located at any Mill subject to a Mill Mortgage, the Company has complied with the applicable provisions of
Section 5.12 of this Agreement, and (D) if such Sale/Leaseback involves an Asset Sale the Net Cash Proceeds of Sale of such Sale/Leaseback Transaction are applied as required by Section 2.7.2(a).

            Section 6.11  Sale or Discount of Receivables;
                            Receivables Transactions.

            6.11.1. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with or without recourse, or discount or otherwise sell for less than the face value thereof, notes or accounts receivable except notes issued in favor of the Company or any of its Subsidiaries in connection with sales or other dispositions of assets (other than inventory) so long as the Company or such Subsidiary, as the case may be, receives the Fair Value of such notes and such notes are sold without recourse.

            6.11.2. Notwithstanding the foregoing, the Company and its Subsidiaries shall be entitled to enter into and perform (and sell and transfer notes or accounts receivables in accordance with) (i) the 1995 A/R Bridge and (ii) Receivables Transactions pursuant to a Receivables Program to be established and administered substantially in accordance with, and to have the characteristics set forth in, the Receivables Term Sheet and to make contributions to any Receivables Subsidiary from time to time; provided that, for purposes of this Agreement only one Receivables Program may be in effect at any time.

            6.11.3. So long as any Receivables Program shall remain in effect, the Company shall cause the Administrative Agent and the Lenders to have a valid and perfected first Lien on the equity securities of each Receivables Subsidiary (except to the extent otherwise provided in the proviso to the definition of Receivables Subsidiary).

            Section 6.12 Transactions with Shareholders and Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Company or with any Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (A) any transaction between the Company and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries, (B) customary fees paid to members of the Board of Directors of the Company and its Subsidiaries,
(C) the payment of fees to MS group or its Affiliates from time to time for financial, consulting and underwriting services, such fees not to exceed the then usual and customary fees of MS Group or its Affiliates for similar services, (D) transactions contemplated by the Management Agreements and the Stockholders Agreement, (E) transactions permitted by Section 6.5 and
(F) any transaction necessary to
consummate a Receivables Transaction pursuant to the Receivables Term
Sheet.

            Section 6.13 Disposal of Subsidiary Stock. Except as permitted by Section 5.6, 5.11, 6.2 or 6.7 and as provided in the Collateral Documents and except with respect to Margin Stock, the Company will not:

            6.13.1. directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or

            6.13.2. permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities or convertible debt securities of (or warrants, rights or options to acquire shares or other equity securities or convertible debt securities of) such Subsidiary, except to the Company, another Wholly Owned Subsidiary of the Company or to qualify directors if required by applicable law, except for equity interests in any Subsidiary of a Receivables Subsidiary as contemplated by the Receivables Program.

            Nothing in this Section 6.13 shall prohibit the sale, assignment, transfer, conveyance or other disposition of any Margin Stock owned by the Company or any of its Subsidiaries or the creation, incurrence, assumption or existence of any Lien on or with respect to any Margin Stock.

            Section 6.14  Limitation on Capital Expenditures.

            6.14.1. The Company will not, and will not permit any of its Subsidiaries to, incur Capital Expenditures, except as specifically permitted in the following subsections of this Section 6.14.

            6.14.2. Any one or more of the Foreign Subsidiaries of the Company may incur Capital Expenditures in such amounts and for such purposes as shall be determined by the Company or any such Foreign Subsidiary in its discretion; provided, however, that the Company and its Subsidiaries shall comply and have complied in all respects with the provisions of subsections (x) and (xi) of Section 6.3 in respect thereof to the extent applicable to such Capital Expenditures.

            6.14.3. During each fiscal year of the Company ending on or after December 31, 1995, the Company and its Domestic Subsidiaries may incur on or after January 1, 1995, in respect of (A) the Green Bay Sludge Boiler, (B) the Savannah Boiler and (C) other matters not constituting Expansion Projects, Consolidated Domestic Capital Expenditures in an aggregate amount not in excess of $75,000,000 (the "Base Annual Capex Amount").

            6.14.4. Without limiting the rights of the Company and its Domestic Subsidiaries to incur Consolidated Domestic Capital Expenditures in accordance with subsection 6.14.3 above, the Company and its Domestic Subsidiaries may incur Consolidated Domestic Capital Expenditures in respect of Expansion Projects (other than the Green Bay Sludge Boiler and the Savannah Boiler) on the following terms and subject to each of the following conditions:

            (i) the aggregate amount (the "Domestic Capex Maximum") of Consolidated Domestic Capital Expenditures in the aggregate which may be incurred in respect of all such Expansion Projects shall not at any time exceed the sum of (a) $250,000,000 plus (b) the total amount of net cash proceeds received by the Company or any of its Subsidiaries after the Closing Date and prior to such time in respect of Permitted Expansion Financings (other than any Permitted Expansion Financings relating solely to the Green Bay Sludge Boiler or the Savannah Boiler);

           (ii) except for Capital Expenditures incurred in connection with the Initial Major Expansion Project or the Green Bay Dry Form Machine, neither the Company nor any of its Domestic Subsidiaries shall be permitted to incur, or become bound by any Contractual Obligation to incur, Consolidated Domestic Capital Expenditures in respect of any single such Expansion Project (the first of such Expansion Projects, the "Second Expansion Project") in excess of $30,000,000, unless the Company shall have, in respect of any period of four full consecutive fiscal quarters of the Company commencing after the Closing Date and ending with the quarter immediately preceding the quarter in which such amount in excess of $30,000,000 is first committed to be spent by the Company, achieved an Interest Coverage Ratio of 1.9 or greater, (it being understood that, if such Interest Coverage Ratio shall have been so achieved, the Company shall not be required to maintain such Interest Coverage Ratio as a condition to incurring further expenditures in respect of the Second Expansion Project); and

          (iii) except for Capital Expenditures incurred in connection with the Initial Major Expansion Project or the Second Expansion Project (to the extent permitted under clause (ii) above), neither the Company nor any of its Domestic Subsidiaries shall be permitted to incur, or become bound by any Contractual Obligation to incur, Consolidated Domestic Capital Expenditures in respect of any single Expansion Project in excess of $30,000,000 unless the Company shall have, in respect of any period of four consecutive fiscal quarters of the Company commencing on or after the Closing Date and ending after the quarter immediately preceding the quarter in which such amount in excess of $30,000,000 is first spent or committed to be spent by the Company in respect of such Expansion Project, achieved an Interest Coverage Ratio of 2.15 or greater (it being understood that, if such Interest Coverage Ratio shall have been so achieved, the Company shall not be required to maintain such Interest Coverage Ratio as a condition to incurring further expenditures in respect of such Expansion Project).

            6.14.5. The Company may elect by written notice to the Lenders to apply to the making of Consolidated Domestic Capital Expenditures, in addition to the Base Annual Capex Amount and the Domestic Capex Maximum permitted under subsection 6.14.3 and 6.14.4, as applicable, (A) portions of the then unutilized Discretionary Excess Equity Proceeds Balance and the then unutilized Discretionary Excess Cash Flow Balance and (B) 100% of the unused amount (the "Capex Carryover Amount") of Consolidated Domestic Capital Expenditures, if any, in respect of prior fiscal years (beginning with fiscal year 1995) permitted under subsection 6.14.3.

            6.14.6. For purposes of this Section 6.14 only, "Capital Expenditures" shall exclude expenditures of insurance proceeds received upon destruction of property to the extent such proceeds are used to effect restoration, replacement or repair of such property.

            Section 6.15 Conduct of Business. The Company will not, and will not permit any of its Subsidiaries (other than any Receivables Subsidiary) to, engage in any business other than (A) the business it and its Subsidiaries are engaged in on the date hereof as described in the Prospectus and similar or related businesses, (B) such other businesses as are engaged in by it and its Subsidiaries on the date hereof as shall not be of a nature which are material to it and its Subsidiaries and (C) such other lines of business as may be consented to by the Requisite Lenders (such consent not to be unreasonably withheld). The Company will not permit the Receivables Subsidiaries to engage in any business other than as contemplated by the Receivables Program.

            Section 6.16  Amendments or Waivers of Certain
                            Documents; Prepayments of Indebtedness.

            6.16.1. Neither the Company nor any of its Subsidiaries will agree to any (A) amendment to provisions of the Management Agreements imposing any additional obligation on the Company with respect to the acquisition by the Company or any of its Subsidiaries of any capital stock of the Company to the extent the aggregate amount of all such additional obligations would cause the Company to exceed the limitation on repurchases or redemptions of its Common Stock set forth in subclause (D)(2) of Section
6.5 (it being understood that any and all such additional obligations will be taken into account in determining whether such limitation has been exceeded), or (B) amendment to provisions of the Stockholders' Agreement which is materially adverse to the interests of the Lenders.

            6.16.2.  Neither the Company nor any of its Subsidiaries will
(A) amend or otherwise change the terms of the Subordinated Notes or the indentures relating thereto, the Existing Subordinated Debt or the indentures relating thereto, the Senior Unsecured Notes or the indentures related thereto, any Refinancing Senior Unsecured Debt, any Permitted Expansion Financing, any Expansion Lease, the documents evidencing the 1995 A/R Bridge, the 1988 Revenue Bonds or the 1988 Revenue Bond Indenture, if the effect of such amendment or change is to increase the interest rate on such Indebtedness or the rental amounts due thereunder, as the case may be, change the dates upon which payments of rent, principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Indebtedness or Expansion Lease, grant any security interest in favor of such Indebtedness, change the redemption provisions thereof, change the subordination provisions thereof, cause such Indebtedness or Expansion Lease to be guaranteed by any Subsidiary of the Company or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confer additional rights on the holder of such Indebtedness or Expansion Lease which would be adverse to the Company or the Lenders or (B) except as otherwise expressly permitted in this Agreement, defease, or make any payments the effect of which is to defease, any such Indebtedness in whole or in part (whether pursuant to the defeasance provisions of such Indebtedness or otherwise).

            6.16.3. Except for the making of Restricted Junior Payments expressly permitted under Section 6.5, the Company will not make any payment or prepayment of principal of, or interest on, or premium (if any) on, any of the Subordinated Notes except, in each case, for (A) regularly scheduled payments of principal, if any, and interest in accordance with the terms of the instruments evidencing or governing such Indebtedness and
(B) payment of principal on the scheduled final maturity date of such Indebtedness in accordance with the terms of the governing instruments with respect thereto and (C) any mandatory payment or prepayment required to be made as a result of acceleration pursuant to the terms of the instruments governing such Indebtedness as in effect on the date hereof.

            6.16.4. Neither the Company nor any of its Subsidiaries will make any payment or prepayment of principal of, or interest on, or premium (if any) on, the Senior Unsecured Notes or the Refinancing Senior Unsecured Debt, except, in each case, for (A) a refinancing of the Senior Unsecured Notes with the proceeds of Refinancing Senior Unsecured Debt permitted under Section 6.5, (B) regularly scheduled payments of interest in accordance with the terms of the applicable Senior Unsecured Notes Indenture or the instruments governing the Refinancing Senior Unsecured Debt, as the case may be, (C) payment of principal on the scheduled final maturity date of the Senior Unsecured Notes or the Refinancing Senior Unsecured Debt, in each case, in accordance with the terms of the applicable loan agreement, indenture or other governing instruments and
(D) any mandatory payment or prepayment required to be made as a result of acceleration pursuant to the terms of the applicable Senior Unsecured Notes Indenture or the instruments governing the Refinancing Senior Unsecured Debt, as the case may be, in each case as in effect on the date hereof.

            6.16.5. Neither the Company nor any of its Subsidiaries will voluntarily terminate any Expansion Lease or otherwise optionally make, either directly or indirectly, any payment to acquire or otherwise reacquire any assets leased by the Company under any Expansion Lease or any interest therein (including, without limitation, any beneficial interest therein) or any Indebtedness secured thereby, or make any optional prepayment of any rental obligation under any Expansion Lease to any other party to any Expansion Lease.

            6.16.6. Neither the Company nor any of its Subsidiaries will make any payment or prepayment of principal of, or interest on, or premium (if any) on, any Indebtedness constituting Permitted Expansion Financing except for (A) regularly scheduled payments of principal, if any, and interest in accordance with the terms of the instruments governing such Indebtedness, (B) payment of principal on the scheduled final maturity date of such Indebtedness in accordance with the terms of the instruments governing such Indebtedness and (C) any mandatory payment or prepayment required to be made as a result of acceleration pursuant to the terms of the instruments governing such Indebtedness.

            6.16.7.  Neither the Company nor any of its Subsidiaries will
(A) make any payment or prepayment of principal of, or interest on, any Indebtedness incurred in connection with a Receivables Transaction except for (1) regularly scheduled payments of interest thereon and payment of all principal thereof at the maturity thereof or (2) mandatory or optional prepayments (including prepayments related to a decline in the balance of Program Receivables) or prepayments required to be made as a result of acceleration or mandatory prepayment events which are in the nature of acceleration; provided that no such mandatory or optional prepayment (other than prepayments required to be made as a result of acceleration or events in the nature of acceleration) may be made unless (i) there is no reduction in the commitment amount or other availability under the Receivables Program for the Company to obtain funds secured directly or indirectly by Program Receivables and (ii) the Company intends to reborrow or refund with new Indebtedness the amount so prepaid, or (B) make or permit any amendment to the documentation governing any Receivables Transaction which would cause such documentation (after giving effect thereto) not to comply with the requirements herein set forth with respect to Receivables Subsidiaries and Receivables Transactions.

            6.16.8. Neither the Company nor any of its Subsidiaries will make any payment or prepayment of principal of, or interest on, or premium (if any) on the 1995 A/R Bridge, except, in each case, for (A) a payment of principal at the final maturity or the refinancing of the 1995 A/R Bridge with the net cash proceeds of the sale of A/R Eligible Receivables, (B) a payment of principal at the final maturity or the refinancing of the 1995 A/R Bridge to be funded, at the option of the Company, with the proceeds of Revolving Loans; provided that the amount of such Revolving Loans shall not exceed the lesser of $15,000,000 and the difference between the then outstanding principal amount of the 1995 A/R Bridge and the net cash proceeds of a Receivables Transaction utilized to refinance the 1995 A/R Bridge; (C) regularly scheduled payments of interest in accordance with the terms of the 1995 A/R Bridge and (D) any mandatory payment or prepayment required to be made as a result of acceleration or otherwise pursuant to the terms of the 1995 A/R Bridge as in effect on the date hereof.

            Section 6.17 Payment of Cash Interest on Subordinated Debt. Except with the consent of the Requisite Lenders, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any interest in cash on Subordinated Debt where the Company has the option to pay such interest in securities or to accrue the interest payable with respect to such Subordinated Debt.


                                ARTICLE VII

                             EVENTS OF DEFAULT


            If any of the following conditions or events ("Events of Default") shall occur and be continuing:

            Section 7.1 Failure To Make Payments When Due. Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise or failure to pay for 5 days after the day when due any interest on any Loan or any other amount due under this Agreement; or

            Section 7.2 Default in Other Agreements. Failure of the Company or any of its Subsidiaries to pay when due (A) any principal or interest on any Indebtedness (other than Indebtedness referred to in Section 7.1 or Indebtedness of any Receivables Subsidiary) in an individual principal amount of $15,000,000 or more or items of Indebtedness with an aggregate principal amount of $30,000,000 or more or (B) any Contingent Obligation in an individual amount of $15,000,000 or more or Contingent Obligations with an aggregate amount of $30,000,000 or more, in each case at the stated maturity thereof or beyond the end of any period after which the obligee thereunder is permitted to accelerate payment thereunder, or breach or default of the Company or any of its Subsidiaries (other than any Receivables Subsidiary) with respect to any other material term of any loan agreement, mortgage, indenture or other agreement relating to any Indebtedness in an individual principal amount of $15,000,000 or more or items of Indebtedness with an aggregate principal amount of $30,000,000 or more or any Contingent Obligation in an individual amount of $15,000,000 or more or Contingent Obligations with an aggregate amount of $30,000,000 or more; if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); or

            Section 7.3 Breach of Certain Covenants. Failure of the Company to perform or comply with any term or condition contained in
Section 2.8, 5.2, 5.6 or 5.15, ARTICLE VI or Section 9.6 of this Agreement;
or

            Section 7.4 Breach of Warranty. Any representation or warranty made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

            Section 7.5 Other Defaults Under Agreement or Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or other Loan Documents other than those referred to above in Sections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after receipt of notice from the Administrative Agent or any Lender of such default; or

            Section 7.6  Involuntary Bankruptcy;
                           Appointment of Receiver, etc.

            7.6.1. A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, or any of its Subsidiaries which, as of the date of entry of such decree or order, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

            7.6.2. An involuntary case is commenced against the Company or any of its Subsidiaries which, as of the date of such commencement, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of such Subsidiaries, or over all or a substantial part of the property of the Company or any of such Subsidiaries, shall have been entered; or an interim receiver, trustee or other custodian of the Company or any of such Subsidiaries for all or a substantial part of the property of the Company or any of such Subsidiaries is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or any of such Subsidiaries, and the continuance of any such events in this subsection 7.6.2 for 60 days unless dismissed, bonded or discharged; or

            Section 7.7 Voluntary Bankruptcy; Appointment of Receiver, etc. The Company or any of its Subsidiaries which, as of the date of entry of such decree or order, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) shall have a decree or an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of such Subsidiaries of any general assignment for the benefit of creditors; or the inability or failure of the Company or any of such Subsidiaries generally to pay its debts as such debts become due; or the Board of Directors of the Company or any of such Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

            Section 7.8 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (A) in any individual case an amount in excess of $10,000,000 or (B) in the aggregate at any time an amount in excess of $20,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries which, as of the date of such entry or filing, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

            Section 7.9 Dissolution. Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries which, as of the date of such entry, would constitute a Material Subsidiary (whether or not, as of such date, such Subsidiary is or has been deemed to be, or not to be, a Material Subsidiary under any other applicable provision of this Agreement) decreeing the dissolution or split up of the Company or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

            Section 7.10  Unfunded ERISA Liabilities.

            7.10.1. Any Pension Plan maintained by the Company or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA; or

            7.10.2. A trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or

            7.10.3. The Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or

            7.10.4. The Company or any of its respective ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan; or

            7.10.5. The Termination Event that is described in clause (E) of the definition of "Termination Event" shall have occurred and be continuing;

if as of the date thereof or any subsequent date, the sum of each of the Company's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under ERISA or the Internal Revenue Code and to be calculated after giving effect to the tax consequences thereof) resulting from all such events listed in subsections 7.10.1 through 7.10.5 above exceeds $25,000,000; or

            Section 7.11 Withdrawal Liability Under Multiemployer Plan. The Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring annual payments in an amount individually or in the aggregate exceeding $1,500,000 in any one year; unless (A) prior to the time any payment of such withdrawal liability is due in accordance with Section 4219(c)(2) of ERISA, the plan sponsor agrees in writing that the correct amount of the annual payment is less than $1,500,000, or (B) prior to the time any payment of such withdrawal liability is due in accordance with Section 4219(c)(2) of ERISA, a court of competent jurisdiction has enjoined and continues to enjoin the collection of such payment, or (C) Section 4219 of ERISA has been amended to provide that notification that such withdrawing employer has incurred a withdrawal liability would not, in the ordinary course or with the lapse of time, require the payment; provided that, in the event of such an amendment, an Event of Default shall be deemed to occur when any payment of such withdrawal liability becomes due or would, in the ordinary course or with the lapse of time, become due; or

            Section 7.12 Invalidity of Guarantees. Any Guarantor Subsidiary Guarantee for any reason, other than the satisfaction in full of all Obligations and termination of this Agreement, ceases to be in full force and effect or is declared to be null and void, or any Guarantor Subsidiary denies or disaffirms any of its obligations under the Guarantor Subsidiary Guarantee to which it is party or gives notice to such effect; or

            Section 7.13 Failure of Security. Any Pledge Agreement, Mortgage or any other Collateral Document shall, at any time, cease to be in full force and effect or shall be declared null and void, or the legality, validity or enforceability thereof shall be contested by any Loan Party or the Administrative Agent, as agent for the Lenders, shall not have or shall cease to have valid and perfected (to the extent required by the Collateral Documents) Lien in the Collateral with a fair market value or book value (whichever is greater) of more than $20,000,000 in the aggregate of the priority contemplated by the applicable Collateral Document in each case for any reason other than the failure of the Administrative Agent to take any action within its control, or any Loan Party shall fail to perform or observe in any material respect any Collateral Document; or

            Section 7.14 Change in Control. If there shall occur any Change in Control;

            THEN (A) upon the occurrence of and during the continuance of any Event of Default described in the foregoing Section 7.6 or 7.7 (other than the last clause of Section 7.7), each of (1) the unpaid principal amount of and accrued interest on the Loans, (2) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts of other documents required to draw under such Letter of Credit) and
(3) all other amounts comprising the Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company and the obligation of each Lender to make any Loan and the obligation of any Fronting Bank to issue any Letter of Credit hereunder shall thereupon terminate, and (B) upon the occurrence of and during the continuance of any other Event of Default, the Requisite Lenders may, by written notice to the Company, declare all of the Loans and an amount equal to the amounts described in subclause (2) and subclause (3) above to be, and the same shall forthwith become, due and payable, together with accrued interest thereon and the obligation of each Lender to make any Loan and the obligation of any Fronting Bank to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders to purchase from any Fronting Bank participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.2.5. Whether or not any Loans or other Obligations shall have been accelerated or become due as set forth above, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender may exercise any remedy available under the Loan Documents or applicable law in respect thereof (including, without limitation, foreclosure of the Liens in respect of the Collateral). If at any time within 60 days after acceleration of the maturity of any Loan, the Company shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes, and payments of amounts referred to in subclause (2) above, in each case due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.6, then the Requisite Lenders by written notice to the Company may rescind and annul the acceleration and its consequences, but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.


                               ARTICLE VIII

                         THE ADMINISTRATIVE AGENT


            Section 8.1 Appointment. Bankers is hereby appointed the Administrative Agent hereunder by each Lender, and each Lender hereby authorizes the Administrative Agent to act hereunder and under the other instruments and agreements referred to herein as its agent hereunder and thereunder. Bankers is hereby authorized, as the Administrative Agent to execute consents to service of process and such other documents on behalf of Lenders, as may be required by law or as may be necessary or desirable. Bankers agrees to act as such upon the express conditions contained in this
ARTICLE VIII and in the Collateral Documents.  The provisions of this
ARTICLE VIII, except as provided in subsections 8.6.2 and 8.6.3 and
Section 8.7 where the consent of the Company is required, are solely for the benefit of the Administrative Agent, and the Company shall not have any rights as a third party beneficiary of any of the provisions hereof except for those contained in subsections 8.6.2 and 8.6.3 and Section 8.7 where the consent of the Company is required. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

            Section 8.2  Powers; General Immunity.

            8.2.1. Duties Specified. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and the Collateral Documents and it may perform such duties by or through its agents or employees. The duties of the Administrative Agent shall be mechanical and administrative in nature; and the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

            8.2.2. No Responsibility for Certain Matters. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, the Collateral Documents or the Notes issued hereunder, or for the issuance of Letters of Credit and such Lender's purchase of participations therein, if any, or for the perfection or priority of any Lien created or purported to be created by any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to Lenders or by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Event of Default or Potential Event of Default.

            8.2.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under the Collateral Documents) unless caused by its or their gross negligence or willful misconduct. If the Administrative Agent shall request instructions from the Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or the other instruments and agreements referred to herein, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Requisite Lenders. Without prejudice to the generality of the foregoing, (A) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company), accountants, experts and other professional advisors selected by it and (B) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of the Requisite Lenders. The Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Requisite Lenders.

            8.2.4. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans or any Letter of Credit, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Subsidiary or Affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company or any such Subsidiary or Affiliate for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            Section 8.3 Representations and Warranties; No Responsibility for Appraisal of Creditworthiness. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the Loans and other disbursements on the Closing Date and thereafter and the issuance of Letters of Credit hereunder and has made and shall continue to make its own appraisal of the creditworthiness of each of them. The Administrative Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Lenders or to provide any

Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans and other disbursements on the Closing Date and thereafter or the issuance of any Letter of Credit or any time or times thereafter, and the Administrative Agent shall have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

            Section 8.4 Right to Indemnity. Each Lender severally agrees to indemnify the Administrative Agent, on its demand and as incurred proportionately to its respective Indemnity Amount (as defined below), to the extent the Administrative Agent shall not have been reimbursed by the Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that result from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. For purposes of this Section 8.4, "Indemnity Amount" means in respect of any Lender the sum of all Loans held by such Lender plus such Lender's share of the Letters of Credit Usage plus such Lender's unutilized Commitments then in effect.

            Section 8.5 Registered Holder of Note Treated as Owner. The Administrative Agent may deem and treat the registered holder of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been registered with the Administrative Agent. Any request, authority or consent of any person or entity who at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

            Section 8.6  Resignation by Administrative Agent.

            8.6.1. The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Company and the Lenders.
Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to subsections 8.6.2 and 8.6.3 below or as otherwise provided below.

            8.6.2. Upon any such notice of resignation, the Requisite Lenders shall appoint a successor Administrative Agent acceptable to the Company in its reasonable discretion and which shall be an incorporated bank or trust company.

            8.6.3. If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the resigning Administrative Agent with the consent of the Company, shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

            8.6.4. If no successor Administrative Agent has been appointed pursuant to subsection 8.6.2 or 8.6.3 by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, the Administrative Agent's resignation shall become effective and Requisite Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

            Section 8.7 Guarantor Subsidiary Guarantee and Collateral Documents. Each Lender hereby authorizes the Administrative Agent to act as Collateral Trustee on behalf of and for the benefit of such Lender. Each Lender hereby authorizes (A) the Collateral Trustee to enter into the Collateral Documents and to take all action contemplated by the Collateral Documents and (B) the Administrative Agent to enter into the Guarantor Subsidiary Guarantee; provided that the Collateral Trustee shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of the Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to seek or to enforce the Guarantor Subsidiary Guarantee or to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by the

Administrative Agent for the benefit of the Lenders upon the terms of the Guarantor Subsidiary Guarantee and by the Collateral Trustee upon the terms of the Collateral Documents.

            Section 8.8 Successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations as the Administrative Agent under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.


                                ARTICLE IX

                               MISCELLANEOUS


            Section 9.1  Successors and Assigns; Participations.

            9.1.1. This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent and all future registered holders of the Notes and their respective successors and registered assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            9.1.2. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in its Revolving Loan Commitment and Revolving Loans, Term Loan Commitments, Tranche A Term Loans, Tranche B Term Loans, any Letter of Credit or participation therein or any other right of such Lender hereunder or thereunder; provided that no sale of participating interests in any Letter of Credit or participations therein may be made separately from the sale of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the registered holder of any such Note and such interest in such Letter of Credit for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement, the Notes or the Letters of Credit are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note or Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note or Letter of Credit; provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Sections 9.4 and 9.5 hereof. The Company also agrees that each Participant shall be entitled to the benefits, subject to any limitations set forth therein, of Sections 2.2, 2.9 and 2.10 hereof with respect to its participation in the Adjusted LIBOR Loans and ABR Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater payment under any of such Sections than the relevant Lender would have been entitled to receive with respect to the relevant Loans, unless such participation is made with the Company's prior written consent. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall refer to this Agreement and shall not restrict such Lender's right to agree to any amendment, supplement or modification to this Agreement or any of the Loan Documents except (A) to extend the final maturity of any Loan or Note, or any installment thereof, or of any Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Credit Maturity
Date), in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or of a mandatory reduction in Total Loan Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if such Participant's participation is not increased as a result thereof), or (B) to consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement.
Each Lender agrees to use commercially reasonable efforts to include and require in each participation agreement delivered by it pursuant to this subsection 9.1.2 to a Participant that is not a commercial bank a specific acknowledgement by such Participant (and by each other Person that may obtain, directly or indirectly from such Participant, an interest in any one or more Commitments and Loans) of the representations, warranties, covenants and agreements deemed to be made by such Participant pursuant to the provisions of Section 9.23; provided that no Lender shall have any liability hereunder in respect of any act or omission of, or state of facts or circumstances relating to, any Person to whom the holder of any such participating interest may grant or sell sub-participating interests.

            9.1.3. (a) Any Lender may (A) without the consent of any Person, at any time, assign to any Lender or any Affiliate thereof and
(B) with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) to one or more additional banks or financial institutions (all such Affiliates, Lenders and additional banks or financial institutions being, "Purchasing Lenders"), all or any part of its Credit Exposure pursuant to a Registered Transfer Supplement, substantially in the form of Exhibit XVIII annexed hereto (any such Registered Transfer Supplement, a "Registered Transfer Supplement"), executed by such Purchasing Lender, such transferor Lender and the Administrative Agent and in compliance with subsection 9.1.5; provided that
(1) each such assignment pursuant to clause (B) above shall be limited to an amount equal to the lesser of (x) such Lender's Credit Exposure Amount then in effect and (y) a minimum amount of $5,000,000 and integral multiples of $1,000,000 above such amount, (2) such transferor Lender and Purchasing Lender deliver to the Administrative Agent the tax documentation required by paragraph (e) of subsection 2.9.7, if applicable, (3) in the case of assignments of Revolving Loan Commitments or Revolving Loans, such transferor Lender obtains, additionally, the consent of each Lender then constituting a Fronting Bank, (4) no such consent of the Company will be required if a Potential Event of Default or an Event of Default shall have occurred and be continuing and (5) the Company shall be entitled to withhold its consent to any such proposed assignment for any reason or no reason if (x) immediately after giving effect thereto, the Purchasing Lender would be an Affected Lender or the Company or other Loan Parties would be required to make payments pursuant to or on behalf of such Purchasing Lender pursuant to subsection 2.9.7 and (y) the transferor Lender was not an Affected Lender as to which the

Company has declined or failed to exercise its rights pursuant to Section
2.11 and was not, at the time of such assignment, entitled to receive any payments pursuant to paragraph (a), (b) or (c) of subsection 2.9.7.
Subject to compliance with the foregoing sentence, upon (A) such execution of such Registered Transfer Supplement, (B) delivery of an executed copy thereof to the Company, (C) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, (D) the receipt of a processing and recording fee of $2,500 by the Administrative Agent and
(E) recordation of assignment in the Register pursuant to subsection 9.1.5, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights (including, without limitation, the benefits of Section 2.10) and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with the Tranche A Funding Percentage, Tranche B Funding Percentage, Revolving Loan Commitment, Adjusted Revolving Loan Percentage, Credit Exposure Amount, A Credit Exposure Amount and B Credit Exposure Amount set forth in such Registered Transfer Supplement, and no further consent or action by the Company, the Lenders or the Administrative Agent shall be required. Such Registered Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Tranche A Funding Percentages, Tranche B Funding Percentages, Revolving Loan Commitments, Adjusted Revolving Loan Percentages, Credit Exposure Amounts, A Credit Exposure Amounts and B Credit Exposure Amounts arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Commitments, the Notes and the Letters of Credit. Upon the consummation of any transfer to a Purchasing Lender pursuant to this subsection 9.1.3, the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements as required under subsection 9.1.5 so that a replacement Note is issued to such transferor Lender and a new Note or, as appropriate, a replacement Note, issued to such Purchasing Lender, in each case in principal amounts reflecting their Tranche A Funding Percentages, Tranche B Funding Percentages, Revolving Loan Commitments, Adjusted Revolving Loan Percentages, Credit Exposure Amounts, A Credit Exposure Amounts and B Credit Exposure Amounts or, as appropriate, their outstanding Loans, as adjusted pursuant to such Registered Transfer Supplement.

            (b)  In addition to the assignments permitted under paragraph
(a) of subsection 9.1.3 above, any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of the Company, the Administrative Agent, any Fronting Bank or Bankers; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party or entitle such Federal Reserve Bank to require such Lender to take or omit to take any action hereunder.

            9.1.4. The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and any Subsidiary of the Company which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement; provided that if such information is confidential information as contemplated by Section 9.17 hereof, such Lender may so disclose such information only if such Transferee or prospective Transferee previously agrees to be bound by the terms of Section 9.17.

            9.1.5. (a) The Company and other Loan Parties hereby designate the Administrative Agent to serve as the Company's agent, solely for purposes of this subsection 9.1.5, to maintain a register (the "Register") on which the Administrative Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to retain a copy of each Registered Transfer Supplement delivered to the Administrative Agent pursuant to this subsection. Failure to make any such recordation, or any error in such recordation shall not affect the Company's oblligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the other Loan Parties, the Administrative Agent, the Fronting Banks and the Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this subsection 9.1.5, otherwise complies with subsection 9.1.3, and prior to such recordation all amounts owing to the transferor Lender with respect to such Commitments, Loans and Notes shall remain owing to the transferor Lender. The registration of assignment or other transfer of all or part of any Commitments, Loans and Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by Agent of a properly executed and delivered Registered Transfer Supplement substantially in the form of Exhibit XVIII annexed hereto. Coincident with the delivery of such Registered Transfer Supplement to the Administrative Agent for acceptance and registration of assignment or sale of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities or whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this subsection 9.1.5 (other than losses, claims, damages and liabilities arising from acts or omissions that represent gross negligence or willful misconduct on the part of the Administrative Agent). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Company and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent.

            (b)  The Company may not replace any Lender pursuant to
Section 2.11 or Section 9.22, unless, with respect to any Notes held by such Lender, the requirements of subsection 9.1.5(a) have been satisfied.

            Section 9.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (A) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company and the other Loan Parties (including, without limitation, any opinions requested by Requisite Lenders as provided in ARTICLE III hereof as to any legal matters arising hereunder), (B) the reasonable fees, expenses and disbursements of CG&R in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans hereunder, and any amendments and waivers hereto or thereto, (C) all the actual costs and expenses of creating, perfecting, continuing and maintaining Liens in favor of Lenders pursuant to any Loan

Document, including filing and recording fees and expenses (other than Muskogee/Oklahoma Mortgage Recording Taxes, which shall be paid by Bankers, for the account of the Lenders), title insurance, fees and expenses of counsel for providing such opinions as Requisite Lenders may reasonably request as provided therein and reasonable fees and expenses of CG&R, and
(D) after the occurrence of an Event of Default, all costs and expenses (including, without limitation, reasonable attorneys fees, including allocated costs of internal counsel) incurred by the Lenders and/or the Administrative Agent in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes or any of the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, including, without limitation, in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

            Section 9.3 Indemnity. In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Administrative Agent, and each Person who is or was a Lender and any holder of any of the Notes, and the officers, directors, employees, agents, and affiliates of such Person and such holders (collectively called the "Indemnitees"), upon their demand and as incurred, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, the Lenders' agreement to make the Loans or other disbursements on the Closing Date or thereafter or issue the Letters of Credit or the use or intended use of the proceeds of any of the Loans or disbursements hereunder or use or intended use of the Letters of Credit (the "indemnified liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities that result from the gross negligence or willful misconduct of that Indemnitee or from claims, litigation, investigations or proceedings made or initiated by, as the case may be, one Indemnitee against any other Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them except to the extent set forth in the proviso to the next preceding sentence.

            Section 9.4 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender is hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, without limitation, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Lender or that subsequent holder under this Agreement and the Notes and the Letters of Credit, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (A) such Lender shall have made any demand hereunder or (B) such Lender shall have declared the principal or the interest on the Loans and Notes, any obligation of the Company with respect to the Letters of Credit and other amounts due hereunder to be due and payable as permitted by ARTICLE VII and although said obligations and liabilities, or any of them, may be contingent or unmatured.

            Section 9.5  Ratable Sharing.

            9.5.1. Each Lender and each subsequent holder by acceptance of a Note agree among themselves that (A) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Notes and amounts payable in respect of Letters of Credit and commitment commissions with respect to the Commitments, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Lenders proportionately to their respective interests in the Notes, the Tranche A Term Loans, the Revolving Loans or the Tranche B Term Loans, as the same may appear, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Notes, (B) if any of them shall exercise any right of counterclaim, set-off, banker's lien or similar right with respect to amounts owed by the Company hereunder or under the Notes relating to any facility hereunder or in respect of the Letters of Credit, such Lender or holder, as the case may be, shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with all amounts outstanding at such time owed by the Company in respect of such facility, and (C) if any of them shall thereby through the exercise of any right of counterclaim, set-off, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by the Lender relating to any facility hereunder, the amount of any Letter of Credit or any participation therein or any amount payable hereunder, as the case may be, which is greater than the proportion received by any other holder of the Notes relating to the same facility in respect to such aggregate amount of principal and interest due with respect to such Notes held by it, the amount of any Letter of Credit or any participation therein or any amount payable hereunder, such Lender or such holder of such Notes receiving such proportionately greater payments shall (1) notify each other applicable Lender and the Administrative Agent of such receipt and (2) enter into arrangements as directed by the Administrative Agent relating to the Notes relating to such facility held by the other holders and to Letters of Credit issued by other Lenders so that all such recoveries of principal and interest with respect to such Notes and reimbursement of amounts drawn under or payable with respect to Letters of Credit, if applicable, shall be proportionate to their respective interests in such facility or the Letters of Credit, as the case may be; provided that, if all or part of such proportionately greater payment received by such holder is thereafter recovered from such holder, all such arrangements shall be rescinded and the purchase prices paid in respect of such arrangements shall be returned to that holder to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of an interest in any such Note or Letter of Credit, as the case may be, purchased pursuant to such arrangements and any other subsequent holder of an interest in any Note otherwise acquired may to the extent permitted by applicable law, exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to such holder as fully as if that holder were a holder of such a Note in the amount of the interest held by such holder. Any amounts required to be shared or used to purchase an interest pursuant to this subsection 9.5.1 (in each case, in connection with Revolving

Loans, Swing Line Loans and Letters of Credit) shall be applied first, to all Lenders (other than Defaulting Lenders), ratably in respect of all such amounts then due and payable to each such lender and second, to the Defaulting Lenders, ratably for any amount due and payable to such Lenders.

            9.5.2. Notwithstanding anything to the contrary contained herein, the provisions of the preceding subsection 9.5.1 shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

            Section 9.6 Amendments and Waivers. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Requisite Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (A) extend the Tranche A Term Maturity Date, the Tranche B Term Maturity Date or the Revolving Credit Maturity Date (it being understood that any waiver of the application of any prepayment of or collateralization for or the method of application of any prepayment to the amortization of the Loans or other Obligations shall not constitute any such extension), or reduce the rate or extend the time of payment of interest, commissions or fees (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Potential Event of Default or Event of Default or of a mandatory reduction in the Total Commitments or a waiver of the type contemplated in the second next preceding parenthetical shall not constitute a change in the terms of any Commitment of any Lender), (B) release or permit the release of all or substantially all of the Collateral or release any Guarantor Subsidiary from its Guarantor Subsidiary Guarantee (in each case except as expressly provided in the Loan Documents),
(C) amend, modify or waive any provision of this Section, (D) reduce the percentage specified in, or otherwise modify, the definition of Requisite Lenders, Credit Exposure Amount, A Credit Exposure Amount, B Credit Exposure Amount, Tranche A Funding Percentage, Tranche B Funding Percentage or Adjusted Revolving Loan Percentage, (E) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or (F) amend, modify or waive the provisions of the proviso to paragraph (a) of subsection 2.2.1; and provided, further, that no such change, waiver, discharge or termination shall amend, modify or waive any of the terms contained in subsection 2.1.5 or Section 2.7 or the definition of Scheduled Term Loans Principal Payment (x) without the consent of the Required A Lenders (to the extent that, in any such case, such amendment, modification or waiver would reduce, or change the time of payment of, any amounts received by Lenders owning Tranche A Term Loans) or
(y) without the consent of the Required B Lenders (to the extent that, in any case, such amendment, modification or waiver would reduce, or change the time of payment of, any amount received by Lenders owning Tranche B Term Loans); and provided, further, that no such change, waiver, discharge or termination shall, without the prior written consent of (x) the Required B Lenders, effect (i) any increase in the total outstanding amount of the Tranch B Term Loans or the maximum aggregate amount of the Tranche B Commitments of all Lenders or (ii) any subordination in right of payment with respect to the principal or interest or other Obligations in respect of the Tranche B Term Loans or any subordination in the rights of Lenders holding Tranche B Term Loans to receive proceeds of Collateral pursuant to the Collateral Trust Agreement on a ratable basis with all other Secured Parties (as defined in the Collateral Trust Agreement) and (y) the Required A Lenders, effect any subordination in right of payment with respect to any Obligations (other than principal and interest and other Obligations in respect of the Tranche B Term Loans) or any subordination in the rights of Lenders holding Obligations (other than principal and interest and other Obligations in respect of the Tranche B Term Loans) to receive proceeds of Collateral pursuant to the Collateral Trust Agreement on a ratable basis with all other Secured Parties. Any amendment, modification, termination or waiver of any of the provisions contained in ARTICLE III shall be effective only if evidenced by a writing signed by or on behalf of the Administrative Agent and the Requisite Lenders. No amendment, modification, termination or waiver of any provision of ARTICLE VIII hereof shall be effective without the written concurrence of the Administrative Agent. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.6 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by the Company, on the Company.

            Section 9.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise outside the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

            Section 9.8 Change in Accounting Principles; Fiscal Year or Tax Laws. If (A) any change in the accounting principles under GAAP used in preparation of the financial statements referred to in Section 4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in ARTICLES I, V and VI hereof, or (B) there is a material change in federal tax laws which materially affects the Company's ability to comply with the financial covenants, standards or terms found in
ARTICLE I, V or VI hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; provided that, unless and until an agreement is reached following such negotiations, such provisions shall remain unchanged and in full force and effect.

            Section 9.9 Notices. Unless otherwise provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given (A) when delivered in person or a legible copy is received by telecopy or telex or
(B) four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to the Administrative Agent shall not be effective until received by the Administrative Agent. For the purposes hereof, the address of each of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.9) shall be set forth under such party's name on the signature pages hereto.

            Section 9.10 Survival of Warranties and Certain Agreements. Notwithstanding anything in this Agreement or implied by law to the contrary and without limiting any survival provision set forth in any Collateral Document, the agreements of the Company set forth in subsections 2.2.8, 2.2.9, 2.8.4, 2.9.2, 2.9.5, 2.9.7 and 2.9.9 and Sections 9.2 and 9.3
and the agreements of Lenders set forth in subsections 2.9.7, 2.9.8, 2.9.11, 8.2.3 and 9.1.2 (last sentence only) and Sections 8.4, 9.4 and 9.5 shall survive the payment of the Loans and the Notes, the cancellation or expiration of the Letters of Credit and the reimbursement of any amount drawn thereunder and the termination of this Agreement.

            Section 9.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of any Note in the exercise of any power, right or privilege under any Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under any Loan Document are cumulative to and not exclusive of, any rights or remedies otherwise available.

            Section 9.12 Severability. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not, to the extent permitted by law, in any way be affected or impaired thereby.

            Section 9.13 Obligations Several; Independent Nature of the Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. Notwithstanding the foregoing, each Lender agrees that no Lender shall have any right individually to realize upon the security granted by the

Collateral Documents, it being understood and agreed that such rights and remedies may only be exercised by the Administrative Agent for the benefit of the Lenders.

            Section 9.14 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            Section 9.15 Applicable Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

            Section 9.16 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT, ANY NOTE OR ANY LETTER OF CREDIT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY ACCEPTS (TO THE MAXIMUM EXTENT PERMITTED BY LAW) FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT TO RIGHT OF APPEAL. THE COMPANY DESIGNATES AND APPOINTS THE PRENTICE HALL CORPORATION SYSTEM, INC., 500 CENTRAL AVENUE, ALBANY, NEW YORK 12206 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER

PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING
PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

            Section 9.17 Confidentiality. Subject to Section 9.1, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial practices and in any event, subject to Section 9.1, may make disclosure reasonably required by any bona fide prospective or current transferee or Participant in connection with any Note or participation therein or in any Obligation or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information so that either or both of them may seek an appropriate protective order; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Company or any of its Subsidiaries.

            Section 9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Administrative Agent and all applicable conditions to such effectiveness have been satisfied.

            Section 9.19 Determinations Pursuant to Collateral Documents. In each circumstance where, under any provision of a Collateral Document, the Collateral Trustee shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action under such Collateral Document, the Collateral Trustee shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of or at the direction of the Requisite Lenders; provided that no consent of any party shall be required with respect to any consent, determination or other matter that is, in the reasonable judgment of the Collateral Trustee, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Requisite Lenders is required, the Collateral Trustee shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Trustee's proposed course of action with respect thereto. In the event the Collateral Trustee shall not have received a response from any Lender within ten Business Days after the giving of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Trustee. Each Lender hereby authorizes the Collateral Trustee to execute and deliver one or more intercreditor agreements of the character contemplated in the Receivables Term Sheet.

            Section 9.20 Certain Obligations of Company. Nothing in this Agreement shall be construed to limit any obligation of the Company set forth in any Collateral Document.

            Section 9.21 Waiver of Jury Trial. Each of the Company and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or related to any of the Loan Documents or the actions of the Administrative Agent, any Arranger and any Lender in the negotiation, administration, performance or enforcement hereof and thereof.

            Section 9.22  Defaulting Lenders.

            9.22.1. If any Lender becomes a Defaulting Lender, the Company shall have the right to replace such Lender (the "Replaced Lender"), in accordance with the requirements of Section 9.1, if no Event of Default or Potential Event of Default will exist after giving effect to such replacement, with one or more other Lenders or Purchasing Lenders, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), reasonably acceptable to the Administrative Agent; provided that (A) at the time of any replacement pursuant to this Section 9.22, the Replacement Lender shall execute and deliver one or more Registered Transfer Supplements pursuant to Section 9.1 (and with the fee payable pursuant to said Section 9.1 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the

Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lenders and, in connection therewith, shall pay to
(1) the Replaced Lender in respect thereof an amount equal to the sum of
(x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (y) an amount equal to all unreimbursed drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (z) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to
Section 2.6 and subsection 2.2.6, (2) the Fronting Bank an amount equal to such Replaced Lender's Adjusted Revolving Loan Percentage of any then unreimbursed drawings under Letters of Credit to the extent such amount was not theretofore funded by such Replaced Lender and (3) Bankers an amount equal to such Replaced Lender's Adjusted Revolving Loan Percentage of any Swing Line Loans as to which Bankers has exercised the option set forth in subsection 2.12.5 to the extent such amount was not theretofore funded by such Replaced Lender, and (B) all obligations of the Company owing to the Replaced Lender (other than those specifically described in clause (A) above in respect of which the transfer purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

            9.22.2. Upon the execution of the respective Registered Transfer Supplements, the payment of amounts referred to in clauses (A) and
(B) of subsection 9.22.1 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Company, (A) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender, and (B) the Adjusted Revolving Loan Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Lender with one or more Non-Defaulting Lenders).

            9.22.3. Nothing herein shall relieve any Defaulting Lender of its liability to the Company for all damages suffered by the Company as a result of the Lender Default of such Defaulting Lender.

            Section 9.23  Lenders' ERISA Matters.

            9.23.1. Lenders' Representations and Warranties. Except as otherwise provided in subsection 9.23.2, each Lender and each Transferee, solely with respect to itself, severally represents and warrants that one or more of the following is true with respect to all of the funds used to make or purchase any interest in any Loan (or one or more of the following is true with respect to each portion of the funds used to make or purchase such interest in such Loan if such funds are from more than one source):

                (i) no part of the funds to be used by it constitutes under the Internal Revenue Code or ERISA the assets of any Plan; or

               (ii) (A) the funds to be used by it constitute, under the Internal Revenue Code or ERISA, the assets of an insurance company pooled separate account, as such term is used in Prohibited Transaction Class Exemption 90-1 issued by the U.S. Department of Labor, or a "collective investment fund," as defined in Section IV of Prohibited Transaction Class Exemption 91-38 issued by the U.S. Department of Labor, in which a Plan has an interest, and (B) such Loan or interest therein is, and the subsequent holding of the Note or any agreement related thereto shall at all times thereafter be, entitled to full relief under Prohibited Transaction Class Exemption 90-1 or 91-38, as applicable; or

              (iii) (A) the funds to be used by it for any Loan or interest therein which constitute, under the Internal Revenue Code or ERISA, the assets of any Plan are invested in an investment fund which is managed by a "Qualified Professional Asset Manager" as such term is defined in Prohibited Transaction Class Exemption 84-14 issued by the U.S. Department of Labor, and (B) such Loan or interest therein is and the subsequent holding of the Note or any agreement related thereto shall at all times thereafter be, exempt under Prohibited Transaction Class Exemption 84-14 to the fullest extent provided therein; or

               (iv) the assets to be used by it constitute the assets of an investment company registered under the Investment Company Act of 1940.

            9.23.2. General Account Assets. A Lender or Transferee which is an insurance company subject to state regulation that is making or purchasing an interest in a Loan with General Account Assets represents with respect to the portion of its assets constituting General Account Assets, in lieu of making a representation under subsection 9.23.1 with respect thereto, that one of the following is true:

                (i) no part of the General Account Assets used to make or purchase such interest in a Loan will be from assets allocated to a segment of its general account in which one or more Plans has any interest, other than an interest which will not result in the Note relating thereto being deemed to be the assets of any such Plan; or

               (ii) such Lender or Transferee is an "insurance company" and such General Account Assets are assets of an "insurance company general account" as defined in Section V of Proposed Class Exemption for Certain Transactions Involving Insurance Company General Accounts issued by the U.S. Department of Labor, 59 Federal Register 43134, August 22, 1994 (Application No. D-9662) ("Proposed Prohibited Transaction Exemption D-9662") and such Loan or interest therein is, and shall at all times thereafter satisfy the requirements to be and shall be exempt under the Proposed Prohibited Transaction Exemption D-9662 to the fullest extent provided therein (assuming for this purpose that the Proposed Prohibited Transaction Exemption D-9662 was granted as a final prohibited transaction exemption by the U.S. Department of Labor on the date and in the form it was proposed).

            9.23.3. Representations of Transferees. Each Person that becomes a Transferee hereunder shall be deemed to make, effective upon the acceptance of any assignment of an interest hereunder or the entering into of any participation agreement contemplated in subsection 9.1.2, the representations and warranties set forth in subsection 9.23.1 or, with respect to General Account Assets used to acquire its interest or participation, subsection 9.23.2. Such deemed representation shall be effective against, and binding on, such Transferee to the same extent as if such Transferee had executed an original counterpart of this Agreement.

            9.23.4. Additional ERISA Representations. Each Lender that now or hereafter makes or maintains any Loan with any assets of any Plan
(i) represents and warrants that it has evaluated for itself the merits of making or maintaining such Loan; has not solicited and has not received from the Company, MS Group or any of their Affiliates, any evaluation or other investment advice on any basis in respect of the advisability of making or maintaining such Loan; and is not relying and has not relied on the Company, MS Group or any of their Affiliates for any investment advice with respect to making or maintaining such Loan in any manner that would cause the Company, MS Group or any of their Affiliates to become a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of the Internal Revenue Code) in connection with making or maintaining such Loan and (ii) acknowledges and confirms that none of the Company, MS Group or any of their Affiliates is acting as a "fiduciary" (within the meaning of ERISA, the Internal Revenue Code or any other applicable law or any rulings or regulations thereunder) for such Lender in connection with making or maintaining such Loan.

            WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                           BORROWER:

                                           FORT HOWARD CORPORATION

                                           By:  /s/ R. Michael Lempke
                                           Print Name:  R. Michael Lempke
                                           Title:  Vice President and
                                                   Treasurer

                                           Notice Address:

                                           Fort Howard Corporation
                                           1919 South Broadway
                                           Green Bay, Wisconsin  54304
                                           Attention:
                                           Telephone:
                                           Telecopier:


                                           BANKERS TRUST COMPANY,
                                           Individually, and as Arranger
                                           and Administrative Agent

                                           By:  /s/ Mary Kay Coyle
                                           Print Name:  Mary Kay Coyle
                                           Title:  Vice President

                                           Notice Address:

                                           Bankers Trust Company
                                           One Bankers Trust Plaza
                                           130 Liberty Street
                                           New York, New York  10006
                                           Attention:  Mary Kay Coyle
                                           Telephone:  (212) 250-9094
                                           Telecopier:  (212) 250-7218


                                           BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION,
                                           Individually, and as Arranger

                                           By:  /s/ Barry R. Dunn
                                           Print Name:  Barry R. Dunn
                                           Title:  Vice President

                                           Notice Address:

                                           Bank of America National Trust
                                             and Savings Association
                                           231 South LaSalle Street
                                           Chicago, Illinois  60697
                                           Attention:  Barry Dunn
                                           Telephone:  (312) 828-3023
                                           Telecopier:  (312) 828-3864


                                           CHEMICAL BANK,
                                           Individually, and as Arranger

                                           By:  /s/ C. C. Wardell
                                           Print Name:  C. C. Wardell
                                           Title:  Managing Director


                                           CHRISTIANA BANK OG KREDITKASSE,
                                           Lender

                                           By:  /s/ Carl P. Svendsen
                                           Print Name:  Carl P. Svendsen
                                           Title:  First Vice President


                                      COMPAGNIE FINANCIERE DE CIC ET DE
                                      L'UNION EUROPEENNE,
                                      Lender

                                      By:  /s/ Brian O'Leary, Sean Mounier
                                      Print Name:  Brian O'Leary, Sean Mounier
                                      Title:  Vice President, First Vice
                                              President


                                           CREDIT SUISSE,
                                           Lender

                                           By:  /s/ Charles R. Shaw
                                           Print Name:  Charles R. Shaw
                                           Title:  Member of Senior Management

                                           By:  /s/ Lynn Allegaert
                                           Print Name:  Lynn Allegaert
                                           Title:  Member of Senior Management


                                           CRESCENT/MACH 1 PARTNERS, L.P.
                                           By its attorney-in fact

                                           CRESCENT CAPITAL CORPORATION

                                           By:  /s/ J. Driscoll
                                           Print Name:  J. Driscoll
                                           Title:  Vice President


                                           THE DAI-ICHI KANGYO BANK,
                                           LTD., Chicago Branch,
                                           Lender

                                           By:  /s/ Masami Tsuboi
                                           Print Name:  Masami Tsuboi
                                           Title:  Vice President


                                           DRESDNER BANK AG,
                                           Chicago & Grand Cayman Branches,
                                           Lender

                                           By:  /s/ John H. Schaus
                                           Print Name:  John H. Schaus
                                           Title:  First Vice President

                                           By:  /s/ E. Ronald Holder
                                           Print Name:  E. Ronald Holder
                                           Title:  Senior Vice President


                                           THE FIRST NATIONAL BANK OF
                                           CHICAGO,
                                           Lender

                                           By:  /s/ Jerry Kane
                                           Print Name:  Jerry Kane
                                           Title:  Senior Vice President


                                           FIRSTRUST BANK,
                                           Lender

                                           By:  /s/ Edward D'Ancona
                                           Print Name:  Edward D'Ancona
                                           Title:  Vice President


                                           THE HOKKAIDO TAKUSHOKU BANK, LTD.,
                                           Lender

                                           By:  /s/ Kathleen M. Sweeney
                                           Print Name:  Kathleen M. Sweeney
                                           Title:  Senior Vice President and
                                                   Manager


                                           THE LONG TERM CREDIT BANK OF
                                           JAPAN, LTD.,
                                           Lender

                                           By:  Richard E. Stahl
                                           Print Name:  Richard E. Stahl
                                           Title:  Senior Vice President and
                                                   Joint General Manager


                                           MERRILL LYNCH SENIOR FLOATING
                                           RATE FUND, INC.

                                           By:  /s/ R. Douglas Henderson
                                           Print Name:  R. Douglas Henderson
                                           Title:  Authorized Signatory


                                           SENIOR HIGH INCOME PORTFOLIO,
                                           INC.

                                           By:  /s/ R. Douglas Henderson
                                           Print Name:  R. Douglas Henderson
                                           Title:  Authorized Signatory


                                           SENIOR HIGH INCOME PORTFOLIO
                                           II, INC.

                                           By:  /s/ R. Douglas Henderson
                                           Print Name:  R. Douglas Henderson
                                           Title:  Authorized Signatory


                                           SENIOR STRATEGIC INCOME FUND,
                                           INC.

                                           By:  /s/ R. Douglas Henderson
                                           Print Name:  R. Douglas Henderson
                                           Title:  Authorized Signatory


                                           THE MITSUBISHI BANK, LTD.
                                           Lender

                                           By:  /s/ Hiroaki Fuchida
                                           Print Name:  Hiroaki Fuchida
                                           Title:  Vice President, Manager


                                           MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK,
                                           Lender

                                           By:  /s/ David Common
                                           Print Name:  David Common
                                           Title:  Vice President


                                           NATIONSBANK, N.A. (CAROLINAS),
                                           Lender

                                           By:  /s/ Michael O. Lincoln
                                           Print Name:  Michael O. Lincoln
                                           Title:  Senior Vice President


                                           THE NIPPON CREDIT BANK, LTD.,
                                           Lender

                                           By:  /s/ Yasuhide Yahiro
                                           Print Name:  Yasuhide Yahiro
                                           Title:  Assistant Vice President


                                           ORIX USA CORPORATION
                                           Lender

                                           By:  /s/ Masaaki Tashiro
                                           Print Name:  Masaaki Tashiro
                                           Title:  Deputy President


                                           PILGRIM PRIME RATE TRUST,
                                           Lender

                                           By:  /s/ Michael D. Hatley
                                           Print Name:  Michael D. Hatley
                                           Title:  Assistant Portfolio Manager


                                           PRIME INCOME TRUST,
                                           Lender

                                           By:  /s/ Rajesh K. Gupta
                                           Print Name:  Rajesh K. Gupta
                                           Title:  Senior Vice President


                                           SENIOR DEBT PORTFOLIO,

                                           By:  Boston Management and
                                                Research, as Investment
                                                Advisor

                                           By:  /s/ Barbara Campbell
                                           Print Name:  Barbara Campbell
                                           Title:  Assistant Treasurer


                                           SOCIETE GENERALE,
                                           Lender

                                           By:  /s/ Seth F. Asofsky
                                           Print Name:  Seth F. Asofsky
                                           Title:  Vice President


                                           TORONTO-DOMINION BANK,
                                           Lender

                                           By:  /s/ Kimberly Burleson
                                           Print Name:  Kimberly Burleson
                                           Title:  Mgr. or Admin.


                                           UNION BANK OF FINLAND, LTD.,
                                           Grand Cayman Branch
                                           Lender

                                           By:  /s/ Pentti Mansukoski
                                           Print Name:  Pentti Mansukoski
                                           Title:  Senior Vice President

                                           By:  /s/ Eric I. Mann
                                           Print Name:  Eric I. Mann
                                           Title:  Vice President


                                           VAN KAMPEN MERRITT PRIME RATE
                                           INCOME TRUST,
                                           Lender

                                           By:  /s/ Jeffrey W. Maillet
                                           Print Name:  Jeffrey W. Maillet
                                           Title:  Vice President and
                                                   Portfolio Manager


                                           WELLS FARGO BANK,
                                           Lender

                                           By:  /s/ Kathleen J. Harrison
                                           Print Name:  Kathleen J. Harrison
                                           Title:  Vice President